      As filed with the Securities and Exchange Commission on May 31, 1996

                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-4
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                            ----------------------

                           COMPASS BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

   Delaware                          6711                        63-0593897
(State or other               (Primary Standard               (I.R.S. Employer
 jurisdiction of                  Industrial                Identification No.)
incorporation or              Classification Code
 organization)                      Number)

                             15 South 20th Street
                          Birmingham, Alabama  35223
                                (205) 933-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ----------------------

                           Jerry W. Powell, Esquire
                                General Counsel
                           Compass Bancshares, Inc.
                             15 South 20th Street
                          Birmingham, Alabama  35233
                                (205) 933-3960
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            ----------------------

       Approximate date of commencement of proposed sale to the public:
   As soon as practicable following the effective date of this Registration
                                   Statement

                             ---------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
Title of each class           Amount to    Proposed     Proposed     Amount of
of securities                    be        maximum      maximum     registration
to be registered             registered    offering    aggregate        fee
                                 (1)      price per     offering
                                            share      price (3)
- --------------------------------------------------------------------------------
Common Stock, $2.00 par         550,000      (2)      $10,944,704      $3,775
 value
================================================================================

(1) Based upon the maximum number of shares anticipated to be issued pursuant to an Agreement and Plan of Merger dated December 14, 1995 between the Registrant and Royall Financial Corporation. The actual number of shares to be issued will vary depending on the closing sales prices of Compass Bancshares, Inc. common stock over a specified period.

(2)  Not applicable.

(3) Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the book value as of March 31, 1996 of the securities to be received by the Registrant in exchange for the securities registered hereby.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------

                            COMPASS BANCSHARES, INC.

                      ------------------------------------

                             CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K
                       and Item 1 of Part I of Form S-4)


     S-4 Item Number and Heading                 Location of Proxy Statement/Prospectus Heading
- --------------------------------------------------------------------------------------------------
A.  Information About the Transaction
    ---------------------------------
    1.   Forepart of                          Forepart of Registration Statement; Outside
         Registration Statement               Front Cover Page of Prospectus
         and Outside Front Cover
         Page of Prospectus

    2.   Inside Front and Outside             Table of Contents; Available Information;
         Back Cover Pages of                  Incorporation of Certain Documents by
         Prospectus                           Reference; Introduction


    3.   Risk Factors, Ratio                  Introduction; Summary; Risk Factors; Selected
         of Earnings to Fixed                 Financial Data; Market Prices; The Merger;
         Charges and Other                    Supervision and Regulation; Index to Financial
         Information                          Statements of Royall

    4.   Terms of the                         Forepart of Registration Statement;
         Transaction                          Introduction; Summary; The Merger; Description
                                              Compass Common and Preferred Stock; Comparison
                                              of Rights of Shareholders of Royall and
                                              Compass; Information About Compass; Appendix I
                                              and Appendix II

    5.   Pro Forma Financial                  Selected Financial Data
         Information

    6.   Material Contacts                    Summary; Recommendation of Board of
         with the Company Being               Directors; The Merger; Information About
         Acquired                             Royall

    7.   Additional                           Not Applicable
         Information Required
         for Reoffering by
         Persons and Parties
         Deemed to be
         Underwriters

    8.   Interests of Named                   Relationships with Independent Accountants;
         Experts and Counsel                  Experts; Legal Opinions

    9.   Disclosure of                        Indemnification
         Commission Position on
         Indemnification for
         Securities Act
         Liabilities

B.  Information About the Registrant
    --------------------------------
    10.  Information With                     Available Information; Incorporation of
         Respect to S-3                       Certain Documents by Reference; Summary;
         Registrants                          Recent Developments; Selected Financial Data;
                                              Market Prices; Information About Compass


    11.  Incorporation of                     Incorporation of Certain Documents by
         Certain Information by               Reference; Information About Compass
         Reference

    12.  Information With                     Not Applicable
         Respect to S-2 or S-3
         Registrants

    13.  Incorporation of                     Not Applicable
         Certain Information by
         Reference

    14.  Information With                     Not Applicable
         Respect to Registrants
         Other Than S-2 or S-3
         Registrants

C.  Information About the Company Being Acquired
    --------------------------------------------
    15.  Information With                     Not Applicable
         Respect to S-3
         Companies

    16.  Information With                     Not Applicable
         Respect to S-2 or S-3
         Companies

    17.  Information With                     Introduction; Summary; The Merger; Selected
         Respect to Companies                 Financial Data; Market Prices; Information
         Other Than S-2 or S-3                About Royall; Comparison of Rights of
         Companies                            Stockholders of Royall and Compass; Index to
                                              Financial Statements of Royall

D.  Voting and Management Information
    ---------------------------------
    18.  Information if                       The Proxy Card; Incorporation of Certain
         Proxies, Consents or                 Documents by Reference; Introduction; Summary;
         Authorizations Are to                The Merger; Information About Compass;
         be Solicited                         Information About Royall; Relationships with
                                              Independent Accountants; Experts; Appendix II

    19.  Information if                       Not Applicable
         Proxies, Consents or
         Authorizations Are Not
         to be Solicited, or in
         an Exchange Offer

ROYALL FINANCIAL CORPORATION                            COMPASS BANCSHARES, INC.


                          PROXY STATEMENT/PROSPECTUS

        Compass Bancshares, Inc., a Delaware corporation ("Compass"), has filed this Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Compass $2.00 par value common stock ("Compass Common Stock") to be issued in the proposed merger (the "Merger") of Compass Equitable Texas, Inc. ("Compass Texas"), a Texas corporation and wholly-owned subsidiary of Compass, with and into Royall Financial Corporation, a Texas corporation ("Royall").

        This Proxy/Statement Prospectus constitutes the proxy statement of Royall relating to the solicitation of proxies for use at the special meeting of shareholders of Royall (the "Meeting") scheduled to be held on _________ ___________, 1996 at ____ __.M. Palestine time, at ______________________ in
Palestine, Texas, and any adjournments thereof. At the Meeting, the shareholders of Royall will consider and vote upon a proposal to approve, ratify, confirm and adopt the Agreement and Plan of Merger dated as of December 14, 1995, by and between Compass and Royall (the "Merger Agreement"), as amended, providing for, among other things, the merger of Compass Texas with and into Royall and, in connection therewith, the receipt by Royall shareholders of Compass Common Stock.

        The Merger Agreement provides for the holders of Royall common stock, par value $100 per share ("Royall Common Stock"), at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration ("Merger Consideration") of 550,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Royall Common Stock shall receive for each share of Royall Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 550,000 shares of Compass Common Stock to be issued to the holders of Royall Common Stock divided by (ii) the number of shares of Royall Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration"). In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading following the mailing of this Proxy Statement/Prospectus (the "Share Determination Market Value") is less than $29.00 per share, Royall may either
(i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock. In the event Royall exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to the quotient of $15,950,000 divided by the Share Determination Market Value. Any decision by the Board of Directors of Royall regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Royall shareholders receiving Merger Consideration with an aggregate market value of less than $15,950,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Royall elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Royall shareholders would not receive any Merger Consideration but would retain their Royall Common Stock.

        On May ___, 1996, there were 3,999-11/12ths shares of Royall Common Stock issued and outstanding.

        Assuming that (i) there will be 3,999-11/12ths shares of Royall Common Stock issued and outstanding immediately prior to the Effective Time, and (ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 550,000 shares of Compass Common Stock to the Royall shareholders and each shareholder of Royall (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 137.50 shares of Compass Common Stock for each share of Royall Common Stock held.

        Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

        Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

        See "Summary--The Merger"; "Summary--Dissenters' Rights"; "The Merger-
- -General"; "The Merger--Dissenters' Rights"; Appendix I; and Appendix II.

        Consummation of the Merger is subject to the receipt of required governmental approvals, the approval of the holders of two-thirds of the outstanding Royall Common Stock and certain other conditions, all as more fully described in this Proxy Statement/Prospectus. See "Summary--Shareholder Votes Required; Conditions to Consummation and Regulatory Approvals; Termination"; "The Merger--Other Terms and Conditions"; and Appendix I.

        This Proxy Statement/Prospectus also constitutes the prospectus of Compass with respect to the shares of Compass Common Stock to be issued to the holders of Royall Common Stock in the Merger; however, it does not cover resales of shares of Compass Common Stock upon consummation of the proposed reorganization, and no person is authorized to use this Proxy Statement/Prospectus in connection with any such resale. See "Resale of Compass Stock".

       This Proxy Statement/Prospectus is first being mailed or delivered to Royall shareholders on or about _________, 1996.

        Compass Common Stock is publicly traded in the over-the-counter market and quoted on the NASDAQ National Market System. On May __, 1996, the last reported sale price per share of Compass Common Stock was $___. No active public trading market exists for the Royall Common Stock.

   THE SECURITIES OF COMPASS BANCSHARES, INC. OFFERED IN CONNECTION WITH THE
       MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
          EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        All information concerning Compass and Compass Texas has been furnished by Compass, and all information regarding Royall has been furnished by Royall.

             ROYALL SHAREHOLDERS ARE URGED TO REVIEW AND CAREFULLY
               CONSIDER THE RISKS DESCRIBED UNDER "RISK FACTORS".

The date of this Proxy Statement/Prospectus is ___________, 1996.

                          PROXY STATEMENT/PROSPECTUS
                               Table of Contents

AVAILABLE INFORMATION........................................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY
         REFERENCE...........................................................  1

INTRODUCTION.................................................................  3
        Parties to the Merger................................................  5
        The Merger...........................................................  6
        Reasons for the Merger; Recommendation of
                Boards of Directors..........................................  7
        The Meeting..........................................................  8
        Record Date..........................................................  8
        Shareholder Votes Required...........................................  8
        Dissenters' Rights...................................................  9
        Conditions to Consummation and
                Regulatory Approvals; Termination............................  9
        Federal Income Tax Consequences......................................  9
        Accounting Treatment................................................. 10

RISK FACTORS................................................................. 11

SELECTED FINANCIAL DATA...................................................... 13

MARKET PRICES................................................................ 15

THE MERGER................................................................... 16
        General.............................................................. 16
        Background and Reasons for the Merger................................ 17
        Opinion of Financial Advisor......................................... 18
        Operations After the Merger.......................................... 22
        Other Terms and Conditions........................................... 22
        Additional Agreements................................................ 24
        Business Pending Effective Time...................................... 25
        Amendment; Termination............................................... 25

Exchange of Shares........................................................... 26
        Dissenters' Rights................................................... 26
        Federal Income Tax Consequences...................................... 28
        Government Approvals................................................. 29
        Accounting Treatment................................................. 29

SUPERVISION AND REGULATION................................................... 30
        General.............................................................. 30
        Compass, Compass of Texas and
                Compass Bancorporation....................................... 30
        The Subsidiary Banks................................................. 32
        Other................................................................ 33

DESCRIPTION OF COMPASS COMMON AND PREFERRED
        STOCK................................................................ 34
        Compass Common Stock................................................. 34
        Dividends............................................................ 34
        Preemptive Rights.................................................... 35
        Voting Rights........................................................ 35
        Liquidation.......................................................... 35
        Compass Preferred Stock.............................................. 35

COMPARISON OF RIGHTS OF
        SHAREHOLDERS OF ROYALL AND COMPASS................................... 36
        Charter and By-Law Provisions
                Affecting Compass Stock...................................... 36

        Certain Differences Between the Corporation
          Laws of Texas and Delaware and Corresponding
          Charter and Bylaw Provisions....................................... 36
        Mergers.............................................................. 36
        Appraisal Rights..................................................... 37
        Special Meetings..................................................... 37
        Actions Without a Meeting............................................ 38
        Election of Directors................................................ 38
        Voting on Other Matters.............................................. 38
        Preemptive Rights.................................................... 39
        Dividends............................................................ 39
        Liquidation Rights................................................... 39
        Limitation of Liability and
        Indemnification...................................................... 40
        Removal of Directors................................................. 40
        Inspection of Books and Records...................................... 41
        Antitakeover Provisions.............................................. 41

RESALE OF COMPASS STOCK...................................................... 41

INFORMATION ABOUT COMPASS.................................................... 42
        Incorporation of Certain Documents by
                Reference.................................................... 42
        Interests of Certain Persons......................................... 42

INFORMATION ABOUT ROYALL..................................................... 42
        Services, Employees and Properties................................... 42
        Competition.......................................................... 42
        Legal Proceedings.................................................... 43
        Market Price and Dividends........................................... 43
        Beneficial Ownership of Royall Common Stock by
                Royall Management and Principal Shareholders................. 43

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF
        OPERATIONS OF ROYALL
        BANKSHARES, INC...................................................... 46
        Results of Operations................................................ 46
        General.............................................................. 46
        Net Interest Income.................................................. 46
        Provision for Loan Losses............................................ 50
        Non-interest Income.................................................. 50
        Operating Expenses................................................... 50
        Federal Income Taxes................................................. 51
        Capital Resources, Liquidity and Financial
                Condition.................................................... 51
        Capital Resources.................................................... 51
        Liquidity............................................................ 52
        Interest Rate Sensitivity............................................ 53
        Investment Securities................................................ 55
        Deposits............................................................. 56
        Loans................................................................ 57
        Allowance for Loan Losses and Risk
                Elements..................................................... 57
        Nonaccrual, Past Due and Restructured Loans.......................... 59
        Return on Equity and Assets.......................................... 60

RELATIONSHIPS WITH INDEPENDENT
ACCOUNTANTS.................................................................. 60

EXPERTS...................................................................... 60

LEGAL OPINIONS............................................................... 61

INDEMNIFICATION.............................................................. 61

OTHER MATTERS................................................................ 61

                             AVAILABLE INFORMATION

        Compass has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act for the registration of the Compass Common Stock proposed to be issued and exchanged in the Merger. This Proxy Statement/Prospectus was filed as a part of the Registration Statement.

        This Proxy Statement/Prospectus does not contain all of the information forth in the Registration Statement, as certain parts are permitted to be omitted by the rules and regulations of the Commission. For further information pertaining to Compass, the Compass Common Stock, and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof, which may be inspected at, and copies of which may be obtained by mail from, the Public Reference Branch of the Commission referred to below.

        Compass is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the public reference facilities in the New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048, and the Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549.

        This Proxy Statement/Prospectus incorporates documents by reference which are not included herein or delivered herewith. These documents concerning Compass (other than certain exhibits to such documents) are available to each beneficial owner of Royall Common Stock, without charge and upon request, from the Controller of Compass at 15 South 20th Street, Birmingham, Alabama 35233 (telephone no. (205) 558-5740). In order to ensure timely delivery of the documents, any such request should be made by _______, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Compass with the Commission are incorporated herein by reference:

    (i) Compass' Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-6032);

    (ii) Compass' Proxy Statement dated March 6, 1996, relating to its annual meeting of shareholders held on April 9, 1996 (File No. 0-6032);

    (iii) Compass' Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 0-6032);

    (iv) The description of Compass Common Stock contained in its Proxy Statement dated April 16, 1982, relating to its Annual Meeting held May 17, 1982 (File No. 0-6032).

        All documents filed by Compass pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting are incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

        No person has been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Compass, Compass Texas, Royall or their respective affiliates. This Proxy Statement/Prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, any securities other than the Compass Common Stock offered hereby, nor does it constitute an offer to exchange or sell or a solicitation of an offer to exchange or purchase such securities in any state or other jurisdiction to any person to whom such an offer or solicitation would be unlawful.

        Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Compass, Compass Texas, Royall or their respective affiliates since the date of this Proxy Statement/Prospectus.

                          PROXY STATEMENT/PROSPECTUS

                                 INTRODUCTION

        This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Royall Financial Corporation, a Texas corporation ("Royall"), for use at the special meeting of Royall shareholders to be held at the time and place set forth in the foregoing notice and at any adjournments thereof (the "Meeting"). This Proxy Statement/Prospectus is also a prospectus for the shares of Compass Bancshares, Inc. ("Compass") $2.00 par value common stock ("Compass Common Stock") to be issued in connection with the merger (the "Merger") of Compass Equitable Texas, Inc. ("Compass Texas"), a Delaware corporation and wholly-owned subsidiary of Compass formed for the purpose of effecting the Merger, with and into Royall.

    The following proposals will be considered and voted upon at the Meeting:

    (1) To approve, ratify, confirm and adopt an Agreement and Plan of Merger, dated as of December 14, 1995, by and between Compass and Royall, as amended (the "Merger Agreement"), pursuant to which Compass Texas will be merged with and into Royall; and

    (2) To consider and transact such other business as may properly come before the Meeting.

        The Board of Directors of Royall has fixed May __, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof (the "Record Date"). As of such date, Royall had (i) 1,000,000 shares of common stock, $100 par value per share ("Royall Common Stock"), authorized, of which 3,999-11/12ths shares were issued and outstanding. As of the Record Date, the Royall Common Stock was held of record by 47 persons or entities. Each share of Royall Common Stock entitles the holder of record on the Record Date to one vote as to the Merger and one vote as to any other proposal to be voted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Royall Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Royall Common Stock, is required for approval of the Merger. ROYALL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER. See "Summary--Record Date"; "Summary--Shareholder Votes Required"; "The Merger--General"; "The Merger--Other Terms and Conditions"; and Appendix I.

        The directors and executive officers of Royall and the Bank control, with the power to vote, an aggregate of 2,434.91 shares of Royall Common Stock, comprising approximately 60.87% of the total shares of Royall Common Stock issued and outstanding as of the Record Date. Officers, directors and certain shareholders of Royall owning 2,932.07 shares of Royall Common Stock, comprising approximately 73.3% of the total shares of Royall Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to a Voting Agreement and Irrevocable Proxy (the "Proxy"), to vote their shares in favor of the Merger. As a result, because such officers, directors and shareholders have the power to vote over two-thirds of the shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Royall shareholders, subject to the termination rights contained in the Merger Agreement. See "Summary--Reasons for the Merger; Recommendation of Board of Directors"; "Summary--Shareholder Votes Required"; "The Merger--General"; "The Merger--Additional Agreements"; and "Information About Royall--Management and Principal Shareholders".

        Proxies in the form enclosed are solicited by Royall's Board of Directors. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the shareholder's instructions. If no instructions are given on the proxy, the proxy will be voted in favor of the Merger. Failure to submit a proxy or to vote at the Meeting will have the same effect as a vote against the Merger. At present, Royall's Board of Directors knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy will vote or refrain from voting in accordance with the recommendation of Royall's Board of Directors pursuant to the discretionary authority conferred by the proxy. See "Other Matters"; "The Merger--Dissenters' Rights"; and Appendix II.

        A proxy may be revoked at any time prior to its exercise by filing, at Royall's principal office, a duly executed proxy bearing a later date or a written notice revoking such proxy. Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person by written ballot on any matter presented for a vote at such Meeting, whether or not such shareholder has given a proxy previously, and such action will constitute a revocation of any prior proxy.

        Proxies will be solicited initially by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of Royall, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Royall Common Stock held of record by such persons, and Royall may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur in that connection. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

        Brokerage firms, banks, nominees, fiduciaries and other custodians are requested to forward these proxy materials to the beneficial owners of Royall Common Stock held of record by them, and Royall will reimburse them, upon request, for their reasonable expenses incurred in connection with such mailing or other communications with such beneficial owners.

        Compass' principal executive offices are located at 15 South 20th Street, Birmingham, Alabama 35233, and its telephone number is (205) 933-3000. Royall's principal executive offices are located at 2121 South Loop 256, Palestine, Texas 75802, and its telephone number is (903) 729-6944.

- --------------------------------------------------------------------------------

                                  SUMMARY

        The following is a brief summary of certain information relating to the Merger contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to describe all material information relating to the Merger and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated by reference. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus and the related documents.

Parties to the Merger

        Compass is a Delaware corporation which was organized in 1970. It is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Substantially all of Compass' revenues are derived from its subsidiaries, which are primarily banks located in Alabama, Texas and Florida.

        Compass owns Compass Bank ("Compass Bank"), a state bank headquartered in Birmingham, Alabama, Central Bank of the South, a state bank headquartered in Anniston, Alabama and Compass Bank, a Florida state member bank headquartered in Jacksonville, Florida. These wholly-owned commercial and savings bank subsidiaries conduct a general, full-service commercial and consumer banking business through 88 banking offices located in 46 communities in Alabama and 24 banking offices in Florida. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities.

        Compass Banks of Texas, Inc., a Delaware corporation ("Compass of Texas"), is a wholly-owned subsidiary of Compass. Compass of Texas and its wholly-owned subsidiary, Compass Bancorporation of Texas, Inc., a Delaware corporation ("Compass Bancorporation"), are bank holding companies registered with the Federal Reserve under the BHC Act. Compass Bancorporation owns Compass Bank-Houston in Houston, Texas ("Compass Bank-Houston"), Compass Bank-Dallas in Dallas, Texas ("Compass Bank-Dallas"), Compass Bank-San Antonio in San Antonio, Texas ("Compass Bank-San Antonio"), River Oaks Trust Company, a trust company located in Houston, Texas ("River Oaks Trust Company"), Compass Texas Management, Inc., a Texas corporation ("Compass Management"), and Peoples Bancshares, Inc., and its wholly owned subsidiary Compass Bank-Central Texas, located in Belton, Texas. Compass Bank-Houston has filed an application with the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner of Texas (the "Commissioner") to merge with Compass Bank-Dallas and Compass Bank-San Antonio. It is contemplated that the merger will be consummated prior to June 30, 1996. Compass Management provides management services to affiliated banks. These wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business through 41 banking offices in Houston, Texas, 26 banking offices in Dallas, Texas and 10 banking offices in San Antonio, Texas.

        During 1995, Compass acquired Southwest Bankers, Inc., and its bank subsidiary, The Bank of San Antonio, located in San Antonio, Texas. In 1996, Compass has acquired Flower Mound Bancshares, Inc. and its bank subsidiary, Security Bank, located in Flower Mound, Texas; Equitable BankShares, Inc. and its bank subsidiary, Equitable Bank, located in Dallas, Texas; Post Oak Bank located in Houston, Texas; and Peoples Bancshares, Inc. and its bank subsidiary, The Peoples National Bank, located in Belton, Texas. Announced acquisitions which are pending include the Merger; Texas American Bank located in San Antonio, Texas; ProBank located in The Woodlands, Texas; the San

- --------------------------------------------------------------------------------

Antonio branches of Coastal Banc ssb; and CFB Bancorp, Inc. and its subsidiary Community First Bank of Jacksonville, Florida.

        Compass Texas is a Delaware corporation and a wholly-owned subsidiary of Compass and was formed for the purpose of effecting the Merger and the acquisition of Equitable BankShares, Inc.


          On March 31, 1996, Compass and its subsidiaries had consolidated assets of $10.2 billion, consolidated deposits of $7.9 billion, and total shareholders' equity of $722 million. Of Compass' $10.2 billion of consolidated assets, approximately $6.0 billion are held in Alabama, $3.6 billion are held in Texas, and $605 million are held in Florida. See "Available Information"; "Incorporation of Certain Documents by Reference"; "Selected Financial Data"; and "Information About Compass".

          Royall is a Texas corporation which was organized in 1979. It is a bank holding company registered with the Federal Reserve under the BHC Act. The Royall National Bank of Palestine (the "Bank"), a wholly-owned subsidiary of Royall, is a national banking association organized under the laws of the United States in 1904. The Bank has its principal office in Palestine, Texas at 519 North Sycamore and has another branch in Palestine at 2121 South Loop 256, and a branch in Lufkin, Texas at 1610 South First Street.

          On March 31, 1996, Royall had consolidated total assets of $108 million, consolidated total deposits of $93 million, and total shareholders' equity of $11 million. See "Selected Financial Data"; "Information About Royall"; "Management's Discussion and Analysis of Financial Condition and Results of Operations of Royall"; and Financial Statements of Royall.

The Merger

          The Merger Agreement provides for the holders of Royall Common stock, par value $100 per share ("Royall Common Stock"), at the effective time of the Merger (the "Effective Time"), other than dissenting shareholders, to receive aggregate merger consideration ("Merger Consideration") of 550,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Royall Common Stock shall receive for each share of Royall Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 550,000 shares of Compass Common Stock to be issued to the holders of Royall Common Stock divided by (ii) the number of shares of Royall Common Stock outstanding immediately prior to the Effective Time (the "Per Share Merger Consideration"). In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading following the mailing of this Proxy Statement/Prospectus (the "Share Determination Market Value") is less than $29.00 per share, Royall may either
(i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock. In the event Royall exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to the quotient of $15,950,000 divided by the Share Determination Market Value. Any decision by the Board of Directors of Royall regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Royall shareholders receiving Merger Consideration with an aggregate market value of less than $15,950,000, (ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Royall elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Royall shareholders would not receive any Merger Consideration but would retain their Royall Common Stock.

          On May ___, 1996, there were 3,999-11/12ths shares of Royall Common Stock issued and outstanding.

          Assuming that (i) there will be 3,999-11/12ths shares of Royall Common Stock issued and outstanding immediately prior to the Effective Time, and
(ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 550,000 shares of Compass Common Stock to the Royall shareholders and each shareholder of Royall (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 137.50 shares of Compass Common Stock for each share of Royall Common Stock held.

          Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

          Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the average closing sale price for Compass Common Stock as reported by the NASDAQ National Market System for the 30 trading days immediately preceding the Effective Time.

          Royall will be the surviving entity in the Merger; however, the officers and directors of Compass Texas will be the officers and directors of Royall after the Merger. Compass intends that Royall's personnel will remain following the Merger. See "The Merger--General"; and "Information About Royall".

          The Merger Agreement also provides that the number of shares of Compass Common Stock to be received by Royall shareholders in the Merger will be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. See "Introduction"; "Summary--Dissenters' Rights"; "The Merger-- General"; "The Merger--Dissenters' Rights"; Appendix I; and Appendix II.

          The Merger Agreement was the result of arm's-length negotiations between representatives of Royall and Compass. Royall's Board of Directors believes the terms of the Merger are fair and, in this regard, obtained an opinion from Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") with respect to the fairness, from a financial point of view, of the Merger to the Royall shareholders. The fairness opinion is attached to this Proxy Statement/Prospectus as Appendix III. See "Summary--Reasons for the Merger; Recommendation of Board of Directors"; "The Merger--Background and Reasons for the Merger"; and Appendix III.

Reasons for the Merger; Recommendation of Boards of Directors

          Consummation of the Merger offers the holders of Royall Common Stock the opportunity to acquire an equity interest in a larger, more diversified financial institution, which is interested in expanding its operations in Texas, but which is not dependent solely upon the economic conditions of the Palestine and Lufkin areas of East Texas. Compass Common Stock is publicly traded and has a history of paying dividends. Royall's Board of Directors anticipates that the Merger will expand the banking products and services offered to Royall's customers and community and will enable Royall's facilities to compete more effectively among banks and non-bank financial institutions. As part of a much larger holding company system, Royall's facilities will be provided with specialized staff resources in accounting, auditing, investment, trust management, loan review, marketing, data processing and electronic funds transfer services.

          The Merger Agreement was the result of arm's-length negotiations between representatives of Royall and Compass. Subject to the shareholders of Royall receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $15,950,000, Royall's Board of Directors believes the Merger to be in the best interests of Royall's shareholders. ROYALL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ROYALL SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof subject to approval of the Royall shareholders and the satisfaction of certain other conditions. See "Introduction"; See "Summary--Parties to the Merger"; "Summary--The Merger"; "The Merger--Background and Reasons for the Merger"; "The Merger--Other Terms and Conditions"; "Description of Compass Common and Preferred Stock"; "Comparison of Rights of Shareholders of Royall and Compass"; "Information About Compass"; and "Information About Royall".

          Sheshunoff has delivered an opinion to the Board of Directors of Royall to the effect that, based upon and subject to the qualifications described in such opinion, the terms of the Merger, including the consideration to be received by the holders of Royall Common Stock, are fair and equitable from a financial point of view. For additional information concerning the matters considered by Sheshunoff in reaching its opinion, the limitations on its review, and the fees received or to be received by it, see "The Merger - Fairness Opinion" and Appendix I.

The Meeting

          The Meeting will be held on ______, ________, 1996 at ____ __.M.,
Palestine time, at _________________________________________, in Palestine,
Texas for the purposes of (i) approving, ratifying, confirming and adopting the Merger Agreement; and (ii) transacting such other business as may properly come before the Meeting.

Record Date

          The Record Date has been set by Royall's Board of Directors as the close of business on May __, 1996. Only holders of Royall's Common Stock as of such date will be entitled to vote at the Meeting. See "Introduction".

Shareholder Votes Required

          The Merger must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Royall Common Stock issued and outstanding and entitled to vote at the Meeting.

          The directors and executive officers of Royall and the Bank control, with the power to vote, an aggregate of 2,434.91 shares of Royall Common Stock, comprising approximately 60.87% of the total shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting. Officers, directors and certain shareholders of Royall owning 2,932.07 shares of Royall Common Stock, comprising approximately 73.3% of the total shares of Royall Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. As a result, because such officers, directors and shareholders have the power to vote over two-thirds of the shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Royall shareholders, subject to the termination rights contained in the Merger Agreement.

          Compass Texas has 10,000 shares of common stock, par value $0.01 per share, issued and outstanding, all of which are owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as the sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the General Corporation Law of the State of Delaware ("GCL"). See "The Merger--General".

Dissenters' Rights

          Holders of Royall Common Stock who timely object to the Merger, and who otherwise comply with the provisions of the Texas Business Corporation Act ("TBCA"), will be entitled to exercise dissenters' rights. See "The Merger-- Dissenters' Rights"; "Comparison of Rights of Shareholders of Royall and Compass--Dissenters' Rights"; and Appendix II.

Conditions to Consummation and Regulatory Approvals; Termination

          Consummation of the Merger is subject to approval of the Merger by the shareholders of Royall, receipt of certain required regulatory approvals from the Federal Reserve under the BHC Act, the FDIC and the Commissioner, and the satisfaction or waiver of a number of other conditions. It is expected that the Federal Reserve, the FDIC and the Commissioner will issue their respective approvals of the transaction. See "The Merger--Governmental Approvals".

          The Federal Reserve approved a formal application under the BHC Act on April 22, 1996. Following Federal Reserve approval, the United States Department of Justice ("Justice Department"), pursuant to the BHC Act, had 15 days in which to bring an action opposing the Merger under the antitrust laws, which action would stay the Merger unless otherwise ordered by an appropriate judicial authority. Such 15 day period expired with no action being taken by the Justice Department. The Justice Department has a similar 15 to 30 day period in which to object to the Merger after FDIC approval. No Justice Department objection or adverse action is anticipated.

          The respective boards of directors of Compass and Royall may terminate the Merger Agreement as a result of, among other things, the failure of any of the several conditions to each of their respective obligations to close, or if the Effective Time does not occur on or before September 14, 1996 or such later date agreed to in writing by Compass and Royall. See "The Merger--Other Terms and Conditions"; "The Merger--Business Pending Effective Time"; "The Merger-- Amendment; Termination"; "The Merger--Government Approvals"; and Appendix I.

Federal Income Tax Consequences

          In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel to Compass and Compass Texas, based upon certain representations and assumptions, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, as a result of such qualification, no gain or loss will be recognized by holders of Royall Common Stock for federal income tax purposes upon receipt of Compass Common Stock in accordance with the Merger Agreement. Any gain attributable to cash received by holders of Royall Common Stock in lieu of fractional shares of Compass Common Stock or upon exercise of their dissenters' rights will be taxed as ordinary income (loss) or capital gain (loss) depending upon each shareholder's situation. No information is provided herein with respect to the tax consequences, if any, of the Merger to shareholders under any state, local or foreign tax laws. ROYALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO ALL TAX CONSEQUENCES OF THE MERGER AFFECTING THEM. See "The Merger--Federal Income Tax Consequences".

          Compass expects to receive an opinion from Liddell, Sapp at the closing of the transaction contemplated by the Merger Agreement (the "Closing") that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. See "The Merger--Other Terms and Conditions" and "Legal Opinions".

Accounting Treatment

          Compass will account for the Merger under the pooling-of-interests method for financial reporting and all other purposes. Compass has received a letter from KPMG Peat Marwick LLP, which will be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. See "The Merger--Accounting Treatment".

                                  RISK FACTORS

          Royall shareholders currently control Royall through their ability to elect the Board of Directors and vote on various matters affecting Royall. The Merger will transfer control of Royall from Royall's shareholders to Compass. As of the Effective Time, the shareholders of Royall will become shareholders of Compass, a multi-bank holding company. As a result of the Merger, the former shareholders of Royall will no longer have the ability to control or influence the management policies of Royall's operations, and as shareholders of Compass their ability to influence the management policies of Compass will be limited due to the fact that they will hold a relatively small percentage of the voting stock of Compass.

          Compass' banking subsidiaries compete with other banking institutions on the basis of service, convenience and, to some extent, price. Due in part to both regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations is expected to continue. See "Information about Royall--Competition".

          In addition, general economic conditions impact the banking industry. The credit quality of Compass' loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which it conducts its business. The continued financial success of Compass and its subsidiaries depends somewhat on factors which are beyond Compass' control, including national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws affecting these matters. Any substantial deterioration in any of the foregoing conditions could have a material adverse effect on Compass' financial condition and results of operations, which, in all likelihood, would adversely affect the market price of Compass Common Stock. See "Market Prices".

          Compass' Restated Certificate of Incorporation, as amended (the "Certificate"), and Bylaws contain several provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Royall's Articles of Incorporation and Bylaws do not contain similar restrictions, although under Texas law Royall's shareholders may take action without a meeting only by unanimous written consent. See "Comparison of Rights of Shareholders of Royall and Compass-- Charter and Bylaw Provisions Affecting Compass Common Stock" and "Information About Compass-Recent Developments".

          In the event the Share Determination Market Value is less than $29.00 per share, Royall may either (i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock. In the event Royall exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to the quotient of $15,950,000 divided by the Share Determination Market Value. Any decision by the Board of Directors of Royall regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Royall shareholders receiving Merger Consideration with an aggregate market value of less than $15,950,000,
(ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Royall elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Royall shareholders would not receive any Merger Consideration but would retain their Royall Common Stock.

          In addition, since the market price of the shares of Compass Common Stock to be delivered as the Merger Consideration is determined based on an average of the closing prices of Compass Common Stock as reported by the NASDAQ National Market System over a period of time, it is possible for the shareholders of Royall to receive shares of Compass Common Stock with a market value less than $15,950,000 at the Effective Time of the Merger.

          See "Supervision and Regulation" for a description of the regulatory considerations relating to the ownership of Compass Common Stock.

                            SELECTED FINANCIAL DATA

          The following table, except for the lines designated as pro forma, summarizes certain unaudited consolidated historical financial data of Compass, and certain unaudited consolidated historical financial data of Royall. The table also summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of Royall assuming that the Merger had been effective at the beginning of 1991. Due to immateriality, the historical data of Compass as of and for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 has not been restated to reflect the February 1996 acquisition of Flower Mound Bancshares, Inc. or the April 1996 acquisition of Equitable BankShares, Inc. which were accounted for under the pooling-of-interests method of accounting. The historical data of Royall and Compass as of and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 is derived from the audited financial statements of Royall and Compass, respectively. The pro forma income information is not necessarily indicative of the results of operations had the proposed transaction occurred at the beginning of 1991, nor is it necessarily indicative of the results of future operations. This information should be read in conjunction with the historical consolidated financial statements and the related notes included elsewhere or incorporated by reference in this Proxy Statement/Prospectus.


                                As of and              (amounts in thousands except per share data)
                                   for
                               the Three                      As of and for the Years Ended
                                 Months                                December 31,
                                  Ended
                                March 31,

                              -------------  ----------------------------------------------------------------
                                  1996           1995         1994         1993         1992         1991
                              -------------  ------------  -----------  -----------  -----------  -----------

Total Assets
 Compass                       $ 10,165,474  $ 10,262,247  $ 9,265,137  $ 7,453,859  $ 7,210,151  $ 6,898,873
 Royall                             108,322       106,597      104,667      108,071       67,688       65,989

Total Deposits
 Compass                          7,852,867     7,729,112    7,188,913    5,733,309    5,532,599    5,224,136
 Royall                              93,363        91,826       91,166       95,119       59,023       59,202

Long-term debt
 Compass                            609,827       584,852      487,916      328,938      207,730       20,336
 Royall                                  --            --           --           --           --           --

Total shareholders' equity
 Compass                            721,637       706,668      611,673      561,587      518,269      455,455
 Royall                              10,945        10,750        9,846        9,772        7,714        6,475

Net interest income
 Compass                             91,235       349,655      336,768      334,146      322,774      262,659
 Royall                               1,336         5,136        4,750        3,784        2,668        2,622

Net income before
 extraordinary item
 Compass                             36,043       110,265      101,246       92,679       77,870       63,009
 Royall                                 401         1,004        1,078        1,593          835        1,198

Net income per
 common share before
 extraordinary item
Compass
 Historical                            0.93          2.88         2.65         2.39         2.00         1.68
 Pro Forma (1)                         0.92          2.86         2.64         2.40         2.00         1.69

s

                              As of and for            (amounts in thousands except per share data)
                                the Three
                                 Months                         As of and for the Years Ended
                                 Ended                                  December 31,
                                March 31,
                              ------------  -----------------------------------------------------------------
                                  1996          1995         1994          1993         1992         1991
                              ------------  -----------  -----------  -----------  ------------  ------------

Net income per
 common share before
 extraordinary item
 Royall
  Historical                         100.25        251.00       269.50       398.25       208.75       335.76
  Equivalent Pro Forma (2)           126.50        393.26       363.01       330.01       275.01       232.38

Cash dividends per
 common share
 Compass
  Historical                           0.32          1.12         0.92         0.76         0.67         0.59
  Pro Forma                            0.31          1.11         0.89         0.71         0.58         0.52
 Royall
  Historical                             --        100.00       100.00           --        62.49       161.02
  Equivalent Pro Forma (2)            42.63        152.63       122.38        97.63        79.75        71.50

Shareholders' equity
 (book value) per common
 share
 Compass
  Historical                          18.66         18.52        16.13        14.83        13.10        11.57
  Pro Forma                           18.68         18.54        16.16        14.87        13.11        11.57
 Royall
  Historical                       2,736.18      2,687.41     2,461.60     2,443.02     1,928.48     1,814.84
  Equivalent Pro Forma (2)         2,568.55      2,549.30     2,222.05     2,044.67     1,802.66     1,590.91

Weighted average
 number of shares
 outstanding
 Compass
  Historical                         38,864        38,340       38,147       38,137       37,811       36,543
  Pro Forma                          39,414        38,890       38,697       38,687       38,361       37,093
 Royall
  Historical                              4             4            4            4            4            4

Number of common
 shares outstanding at end
 of period
 Compass
  Historical                         38,667        38,152       37,922       37,877       37,810       37,378
  Pro Forma                          39,217        38,702       38,472       38,427       38,360       37,928
 Royall
  Historical                              4             4            4            4            4            4

- --------------------

 (1) Net income per common share before extraordinary item represents primary earnings per share (i.e., the amount of earnings attributable to each share of common stock outstanding, including common stock equivalents).

 (2) Royall's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio.

                                 MARKET PRICES

          Compass Common Stock is traded in the national over-the-counter securities market. Since July 1984, it has been quoted under the symbol "CBSS" on the NASDAQ National Market System.

          The following table sets forth for the periods indicated the high and low sales prices for Compass Common Stock reported through the NASDAQ National Market System published in The Wall Street Journal. The prices shown do not
                           -----------------------
include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                                           Compass Common
                                           --------------
                                                Stock
                                                -----
                    Period                 High       Low
                    ------                 ----       ---

                    1994
                    ----
                    First Quarter           24         21
                    Second Quarter        26-3/4       23
                    Third Quarter           26         23
                    Fourth Quarter        23-3/4       21

                    1995
                    ----
                    First Quarter           28       21-1/2
                    Second Quarter        29-1/4     25-1/2
                    Third Quarter         33-3/4     28-1/2
                    Fourth Quarter        33-1/2     30-1/8

                    1996
                    ----
                    First Quarter           35       30-3/4
                    Second Quarter
                    (through ______,
                    1996)

          On December 14, 1995, the business day immediately preceding the announcement of the execution of the Merger Agreement, the last reported sale price for Compass Common Stock was $32.00. On __________, 1996 the last reported sale price for Compass Common Stock was $___. There is no assurance that such transactions or those reflected in the table of actual high and low sales prices represent all or a representative sample of the actual transactions which occurred or that the high and low prices shown reflect the full ranges at which transactions occurred during the period indicated.

          There is no active public trading market for Royall Common Stock, although it is traded infrequently in private transactions about which Royall's management has little reliable information regarding price.

                                   THE MERGER

          The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference.

General

          The Merger Agreement provides for the merger of Compass Texas with and into Royall in accordance with the terms and conditions of the Merger Agreement. Royall will be the surviving entity in the Merger and the separate existence of Compass Texas will cease. After the Effective Time, the officers and directors of Compass Texas will be the officers and directors of Royall. Compass intends that Royall's personnel will remain following the Merger. See "Summary-- Conditions to Consummation and Regulatory Approvals"; "The Merger--Operations After the Merger"; "The Merger--Government Approvals"; and Appendix I.

          The Merger Agreement provides for the holders of Royall Common Stock at the Effective Time, other than dissenting shareholders, to receive Merger Consideration of 550,000 shares of Compass Common Stock (as adjusted due to the exercise of dissenter's rights). Holders of Royall Common Stock shall receive for each share of Royall Common Stock held at the Effective Time a number of shares of Compass Common Stock equal to (i) 550,000 shares of Compass Common Stock to be issued to the holders of Royall Common Stock divided by (ii) the number of shares of Royall Common Stock outstanding immediately prior to the Effective Time. In the event the Share Determination Market Value is less than $29.00 per share, Royall may either (i) terminate the Merger Agreement, or (ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock. In the event Royall exercises its option to terminate the Merger Agreement, Compass shall have the right to reject such termination by agreeing to issue a number of shares of Compass Common Stock equal to the quotient of $15,950,000 divided by the Share Determination Market Value. Any decision by the Board of Directors of Royall regarding whether to terminate the Merger Agreement will be made in its sole discretion and could result in either (i) Royall shareholders receiving Merger Consideration with an aggregate market value of less than $15,950,000,
(ii) the termination of the Merger Agreement, or (iii) Compass agreeing to increase the number of shares of Compass Common Stock constituting the Merger Consideration. If the Board of Directors of Royall elects to terminate the Merger Agreement, there can be no assurance that Compass will agree to increase the number of shares of Compass Common Stock and that the Merger Agreement will not terminate, in which event the Royall shareholders would not receive any Merger Consideration but would retain their Royall Common Stock.

          On May ___, 1996, there were 3,999-11/12ths shares of Royall Common Stock issued and outstanding.

          Assuming that (i) there will be 3,999-11/12ths shares of Royall Common Stock issued and outstanding immediately prior to the Effective Time, and
(ii) the Share Determination Market Value will be $_______ (the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding _________, 1996), Compass will be required to issue an aggregate of 550,000 shares of Compass Common Stock to the Royall shareholders and each shareholder of Royall (except for shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 137.50 shares of Compass Common Stock for each share of Royall Common Stock held.

          Notwithstanding the foregoing, the Merger Consideration will be reduced by the number of shares that would otherwise be issued to dissenting shareholders.

          Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment shall be based on the Per Share Merger Consideration.

          The Merger Agreement also provides that the Merger Consideration, consisting of shares of Compass Common Stock, shall be adjusted to give effect to any stock splits with respect to Compass Common Stock occurring between the date of execution of the Merger Agreement and the Effective Time. See "Summary-- The Merger"; "Summary--Dissenters' Rights"; "The Merger--Dissenters' Rights"; Appendix I; and Appendix II.


          The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Royall Common Stock entitled to vote at the Meeting. See "Introduction"; "Summary--Shareholder Votes Required"; "The Merger--Other Terms and Conditions"; and Appendix I.

          Officers, directors and certain shareholders of Royall and the Bank owning 2,932.07 shares of Royall Common Stock, comprising approximately 73.3% of the total shares of Royall Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. As a result, because such officers, directors and shareholders have the power to vote over two-thirds of the shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Royall shareholders, subject to the termination rights contained in the Merger Agreement.

          Compass Texas has 10,000 shares of common stock, $0.01 par value per share, issued and outstanding, all of which is owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Compass Texas, will approve the Merger Agreement in the manner prescribed by the GCL. See "Summary--Shareholder Votes Required".

          The Merger will be effective as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger. At the Effective Time, by operation of law, holders of Royall Common Stock (other than those shareholders who perfect their dissenters' rights of appraisal) will become owners of Compass Common Stock and will no longer be owners of Royall Common Stock. After the Effective Time, all certificates for Royall Common Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. See "Summary--Dissenters' Rights"; "The Merger--Dissenters' Rights"; and Appendix II.


Background and Reasons for the Merger

          Royall began analyzing the possible sale or merger of Royall in July 1995 and, utilizing the services of Sheshunoff, solicited indications of interest. As a result of this endeavor, Compass submitted a written proposal for a possible affiliation of the two entities which was evaluated by the Board of Directors of Royall in November 1995, at which time management was authorized to pursue a definitive agreement with Compass. In evaluating whether to affiliate with Compass, Royall's Board of Directors considered the value of Royall Common Stock, competitive conditions in the market served by Royall, the prospects for trading Royall Common Stock, Royall's future growth prospects in light of the East Texas economy, the fact that Compass Common Stock is publicly traded, thereby representing a more liquid investment than Royall Common Stock, the appreciation in the price of Compass Common Stock over the past ten years and Compass' history of paying dividends. In addition, Royall believed that affiliating with Compass, a larger financial institution with significantly greater financial resources and expertise, offered expansion opportunities and services not otherwise available to Royall and its customers, which would better enable Royall to compete. Royall's Board of Directors determined that Royall's competitive position and the value of its stock could best be enhanced through affiliation with Compass. See "Summary--The Merger"; "Summary--Reasons for the Merger; Recommendation of Board of Directors"; and

"Management's Discussion and Analysis of Financial Condition and Results of Operations of Royall--Capital Resources, Liquidity and Financial Condition".

          Compass and Compass of Texas have considered expansion opportunities in East Texas to expand into additional market areas. Acquiring Royall will result in economies of scale and increase the markets served by Compass' affiliates. It will also assist Compass' Texas affiliates in providing the management and organizational flexibility needed to expand elsewhere in East Texas by branching and other acquisitions.

          Following arm's length negotiations between representatives of Compass and Royall, Compass and Royall entered into the Merger Agreement on December 14, 1995. The aggregate price to be paid to holders of Royall Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and Royall, the earnings potential and deposit base of Royall, potential growth in Royall's market, Royall's asset quality and the effect of the Merger on the shareholders, customers and employees of Compass and Royall. See "Summary--The Merger".

          Subject to the shareholders of Royall receiving Merger Consideration with a market value (as determined in accordance with the Merger Agreement) of at least $15,950,000, Royall's Board of Directors believes the Merger to be in the best interest of Royall's shareholders. Moreover, Sheshunoff has delivered an opinion to the Board of Directors of Royall to the effect that, based upon and subject to the qualifications described in such opinion, the terms of the Merger, including the Merger Consideration, are fair and equitable from a financial point of view. ROYALL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ROYALL'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER and has authorized consummation thereof, subject to approval of Royall's shareholders and the satisfaction of certain other conditions. See "Summary--Reasons for the Merger; Recommendation of Board of Directors".

Opinion of Financial Advisor

          In September 1995, Royall retained Sheshunoff, an investment banking firm based in Austin, Texas, on the basis of its experience, to prepare an information package and contact potential purchasers identified by Sheshunoff for the purpose of effecting a sale, merger, exchange or other similar transaction with respect to the shares of Royall. Additionally, Royall retained Sheshunoff to render a written fairness opinion (the "Opinion") to the Board of Directors of Royall. Sheshunoff has been in the business of consulting for the banking industry for over twenty years, including the appraisal and valuation of banking institutions and their securities in connection with mergers and acquisitions and equity offerings. Sheshunoff has a long history of familiarity and involvement with the banking industry nationwide, as well as familiarity with the Texas market and recent transactions in this market. Sheshunoff renewed the negotiated terms of the Merger Agreement, including corporate governance matters. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to Royall and Compass. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

          On December 21, 1995, in connection with their consideration of the Merger Agreement, Sheshunoff issued its Opinion to the Board of Directors of Royall that, in its opinion as investment bankers, the terms of the Merger as provided in the Merger Agreement are fair and equitable, from a financial perspective, to Royall and its shareholders. The Opinion is based upon conditions as they existed on September 30, 1995. A copy of the Opinion is attached as an exhibit to this Proxy Statement/Prospectus and should be read in its entirety by Royall's shareholders. Sheshunoff's written opinion does not constitute an endorsement of the Merger or a recommendation to any shareholder as to how such shareholder should vote.

          In rendering its Opinion, Sheshunoff reviewed certain publicly available information concerning Royall and Compass. Sheshunoff considered many factors in making its evaluation. In arriving at its Opinion regarding the fairness of the transaction, Sheshunoff reviewed: (i) the Merger Agreement;
(ii) the external auditor's reports to
the Board of Directors of Royall and the internal audit function of Compass;
(iii) the September 30, 1995 balance sheet and income statement for each organization and the audited December 31, 1994 an December 31, 1993 balance sheet and income statement for each organization; (iv) each organization's rate sensitivity analysis reports; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value;
(vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of Royall; (ix) a listing of unfunded letters of credit and any other off-balance sheet risks for each organization; (x) the minutes of the Board of Directors meetings of Royall; (xi) the Board report for each organization; (xii) the listing and description of significant real properties for each organization; (xiii) the directors and officers liability and blanket bond insurance policies for each organization; and (xiv) market conditions and current trading levels of outstanding equity securities of both organizations. Sheshunoff conducted an on-site review of Royall and Compass.

          In reaching its Opinion, Sheshunoff analyzed the total purchase price on a fair market value basis using standard evaluation techniques (as discussed below) including comparable sales multiples (market value), net present value, cash flow analysis, return on investment and the price as a percentage of total assets based on certain assumptions of projected growth, earnings and dividends and a range of discount rates from 10% to 15%. Sheshunoff also considered as one of the methods of determining the fairness of the transaction, the projected pro forma impact on Royall's earnings per share and equity per share (appreciation/dilution analysis), which was based upon stand-alone financial projections for both Royall and Compass compared with pro forma financial projections.

          In performing its analysis, Sheshunoff relied upon financial projections for Royall which were prepared and furnished by the management of Royall. Compass's projections were prepared by Sheshunoff based on its review of publicly available information, discussions with the management of Compass and an on-site due diligence review of Compass. Royall and Compass do not publicly disclose internal management projections of the type provided to Sheshunoff in connection with its review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

          In addition, Sheshunoff discussed with the management of Royall and Compass the relative operating performance and future prospects of each organization, primarily with respect to the current level of their earnings and future expected operating results, giving weight to Sheshunoff's assessment of the future of the banking industry and each organization's performance within the industry. Sheshunoff compared the results of operation of Royall with the results of operation of a peer group comprised of all Texas banks with total assets of $100 to 499 million (203) banks). Sheshunoff compared the results of operation of Compass with the results of operation of a national peer group comprised of all bank holding companies with total assets between $5 billion and $10 billion (33 holding companies).

          Many variables affect the value of banks, not the least of which is the uncertainty of future events, so that the relative importance of the valuation differs in different situations, with the result that appraisal theorists argue bout which variables are the most appropriate ones on which to focus. However, most appraisers agree that the primary financial variables to be considered are earnings, equity, dividends or dividend-paying capacity, asset quality and cash flow. In addition, in most instances, if not all, value is further tempered by non-financial factors such as marketability, voting rights or block size, history of past sales of the banking company's stock, nature and relationship of the other shareholdings in the bank, and special ownership or management considerations.

          Market value is generally defined as the price, established on an
          ------------
"arms-length" basis, at which knowledgeable, unrelated buyers and sellers would agree. The market value in connection with the evaluation of control of a bank is determined by the previous sales of banks in the state or region. In valuing a business enterprise, when sufficient comparable trade data is available, the market value deserves greater weighing than the net asset value and similar emphasis as the investment value as discussed below.

          Sheshunoff maintains substantial files concerning the prices paid for banking institutions nationwide. The database includes transactions involving Texas banking organizations with total assets of less than $500 million and which sold from December 21, 1994 to December 21, 1995 (the "Texas Market Comparables") and over the past five years. The database provides comparable pricing and financial performance data for banking organizations sold or acquired. Organized by different peers groups, the data presents averages of financial performance and purchase price levels, thereby facilitating a valid comparative purchase price analysis. In analyzing the transaction value of Royall, Sheshunoff has considered the market approach and has evaluated price to equity and price to earnings multiples of the Texas Market Comparable. The following table provides the 31 banking organizations included in the Texas Market Comparable:



                                                 Purchase Price       Purchase Price     Purchase Price to
Seller                    City           State    to Equity (x)            to            Total Assets(%)
                                                                       Earnings (x)
Benson Financial Corp.    San Antonio    TX               1.81               12.27               16.08
Texas Bank                Baytown        TX               1.44                9.36               12.97
Cypress Nat'l Bank        Houston        TX               1.57                 N/M               13.20
First Midlothian          Midlothian     TX               1.50               16.14               11.66
Citizens Equity Corp      Weatherford    TX               1.63               10.68               14.37
Texline State Bank        Texline        TX               1.43               14.71               14.74
Bank of Robstown          Robstown       TX               1.16               13.51               13.07
QuestStar Bank, NA        Houston        TX               2.54               10.71               13.13
Friona Bancorp            Friona         TX               1.45               12.21               15.30
Liberty National Bank     Austin         TX               2.01                9.03               18.56
La Porte State Bank       La Porte       TX               1.68                 N/M               10.88
Alice Bancshares          Alice          TX               1.26               17.97               20.90
Texas Capital Bncshr      Houston        TX               1.68               11.99               11.93
Southeast Bancshares      Dallas         TX               1.30               12.86               12.61
Camino Real Bncshrs       San Antonio    TX               1.23                9.83               10.45
First NB-Big Spring       Big Spring     TX               1.17               17.80               17.76
Cettlemen's Fin'l         Austin         TX               1.65               12.96               12.10
Memphis State Bank        Memphis        TX               1.23               13.22               11.43
First NB of Taft          Taft           TX               1.33               14.16               19.72
Citizens State Bank       Roby           TX               1.00                7.71                9.18
Valley-Hi Inv. Co.        San Antonio    TX               1.24                6.87                8.79
Tomball Natl Bncshrs      Tomball        TX               1.23                9.43                9.53
Lee County National       Gidings        TX               1.82                8.60               15.64
Citizens State Bank       Lometa         TX               1.25                 N/M               10.07
Tanglewood Bncshares      Houston        TX               2.20               12.92               14.79
First Bank                Houston        TX               1.63               11.00               18.03
Comfort Bancshares        Comfort        TX               1.49               11.68               14.91
First Tule Bancorp        Tulia          TX               1.24                9.52               13.54
United Bancshares         Rosenberg      TX               2.00               15.59               12.01
New Braunfels Bncshr      New Braunfels  TX               2.17               13.11               15.58
Natl's Commerce Bank      Houston        TX               2.23               11.03               20.15

                          Averages                        1.57x              12.03x              13.97%

Royall Financial Corp.    Palestine      TX               1.63x              17.22x              16.69%

         Comparable Sales Multiples. Sheshunoff calculated an "Adjusted Book Value" of $4,227.07 per share based on Royall's September 30, 1995 equity and the average price to equity multiple of 1.57x for the Texas Market Comparable. Sheshunoff calculated an "Adjusted Earnings Value" of $3,073.67 per share based on Royall's estimated 1995 earnings and the average price to earnings multiple of 12.03x for the Texas Market Comparable. These compare to a transaction value for the Merger of 1.63x Royall's September 30, 1995 equity and 17.22x Royall's estimated 1995 earnings. The financial performance characteristics of the banking organizations in the Texas Market Comparable vary, sometimes substantially, from those of Royall. When the variance is significant for relevant performance factors, adjustments to the price multiples are appropriate when comparing them to the transaction value.

         The investment value is sometimes referred to as the income value or
             ----------------
earnings value. One investment value method frequently used estimates the present value of an enterprise's future earnings or cash flow. Another popular investment value method is to determine the level of current annual benefits (earnings, cash flow, dividends, etc.), and then capitalize one or more of the benefit types using an appropriate capitalization rate such as an earnings or dividend yield. Yet another method of calculating investment value is a cash flow analysis of the ability of a banking company to service acquisition debt obligations (at a certain price level) while providing sufficient earnings for reasonable dividends and capital adequacy requirements. In connection with the cash flow analysis, the return on investment that would accrue to a prospective buyer at the transaction value is calculated. The investment value methods which were analyzed in connection with this transaction were the net present value analysis, the cash flow analysis and the return on investment analysis, which were discussed below.

         Net Present Value Analysis. The investment or earnings value of any banking organization's stock is an estimate of the present value of the future benefits, usually earnings, cash flow or dividends, which will accrue to the stock. An earnings value is calculated using an annual future earnings stream over a period of time of not less than ten years and the residual value of the earnings stream after ten years, assuming no earnings growth, and an appropriate capitalization rate (the net present value discount rate). Sheshunoff's computations were based on an analysis of the banking industry, the economic and competitive situations in Royall's market area, its current financial condition and historical levels of growth and earnings. Using a net present value discount rate of 12%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the "Net Present Value of Future Earnings" equaled $3,830.86 per share.

         Cash Flow Analysis. The cash flow method assumes the formation of a one-bank holding company with maximum leverage according to Federal Reserve guidelines and analyzes the ability of the bank to retire holding company acquisition debt within a reasonable period of time while maintaining adequate capital. Using this method Sheshunoff arrived at a value of $5,450.00 per share.

         Return on Investment Analysis. Return on investment analysis ("ROI") also assumes the formation of a one-bank holding company using maximum regulatory leverage and analyzes the ten year ROI of a 33.33% equity investment at the transaction value of $4,400.00 per share for Royall compared to a liquidation at book value in the year 2005 and a sale at ten times projected earnings for the year 2005. This ROI analysis provides a benchmark for assessing the validity of the transaction value of a majority block of stock. The ROI analysis is one approach to valuing a going concern, and is directly impacted by the earnings stream, dividend payout levels an levels of debt, if any. Other financial and nonfinancial factors indirectly affect the ROI; however, these factors more directly influence the level of ROI an investor would demand from an investment in a majority block of stock of a specific bank at a certain point in time. The ROI assuming liquidation at book value in 2005 equaled 9.05%, and the ROI assuming sale at ten times projected earnings in 2005 equaled 15.17%.

         Transaction Value as a Percentage of Total Assets. Furthermore, a price level indicator, the transaction value as a percentage of total assets, may be used to confirm the validity of the transaction value. the transaction values as a percentage of total assets facilitates a truer price level comparison with comparable banking organizations, regardless of the differing levels of equity capital earnings. In this instance, a transaction value of $4,400.00 per share results in a transaction value as a percentage of total assets of 16.69%.

         Finally, another test of appropriateness for the transaction value of a majority block of stock is the net present value-to-transaction value ratio. Theoretically, an earnings stream may be valued through the use of a net present value analysis. In Sheshunoff's experience with majority block community bank sock valuations, it has determined that a relationship does exist between the net present value of an "average" community banking organization and the transaction value of a majority block of the banking organization's stock. The net present value-to-transaction value ratio equals 87.07% for Royall. There are many other factors to consider, when valuing a going concern, which do not directly impact the earnings stream and the net present value but which do exert a degree of influence over the fair market value of a going concern. These factors include, but are not limited to, the general condition of the industry, the economic and competitive situations in the market area and the expertise of the management of the organization being value.

         Projected Impact on Company Shareholders. Sheshunoff considered this transaction as a merger rather than a purchase. Consideration was given to the levels of book value and earnings per share appreciation or dilution percentages between the merger partners over the next three to five years after consummation. To justify the fairness of the transaction for Royall shareholders, it is important to project, based upon realistic projections of future performance, a positive impact for Royall shareholders. It is important to note that the appreciation/dilution analysis is one of the methods utilized by Sheshunoff. The projected appreciation/dilution analysis supports Sheshunoff's Opinion as to the fairness of the transaction to Royall's shareholders from a financial point of view. This analysis does not address future shareholder transactions involving Compass stock after consummation of the transaction.

         Neither Royall nor Compass imposed any limitations upon the scope of the investigation to be performed by Sheshunoff in formulating such Opinion. In rendering its Opinion, Sheshunoff did not independently verify the asset quality and financial condition of Royall or Compass, but instead relied upon the data provided by or on behalf of Royall and Compass to be true and accurate in all material respects.

         For its services as independent financial analyst for the transaction, including the rendering of its Opinion referred to above, Royall has agreed to pay Sheshunoff aggregate fees of 1.50% of the total consideration paid, which includes the professional fee for the Opinion. Prior to being retained for this assignment, Sheshunoff has provided professional services and products to Royall and Compass. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

Operations After the Merger

         Compass and the Bank presently intend that immediately following the completion of the Merger, the Bank will be merged with and into Compass Bank-Houston, subject to the necessary regulatory approvals. Thereafter, the separate existence of the Bank will cease, and the former offices of the Bank will become branches of Compass Bank-Houston. See "Summary--Conditions to Consummation and Regulatory Approvals; Termination"; "The Merger--General"; and "The Merger-- Other Terms and Conditions".

Other Terms and Conditions

         The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:



         (i) The receipt of regulatory approvals, which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting periods with respect thereto. See "The Merger--Government Approvals";

         (ii) The consummation of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (iii) The approval of the Merger Agreement by Royall's shareholders entitled to vote at the Meeting;

         (iv) The Registration Statement relating to the Compass Common Stock shall be effective under the Securities Act and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transaction contemplated hereby, shall be pending before or threatened by the Commission or any applicable state securities or blue sky authorities;

         (v) All representations and warranties of Royall and Compass shall be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Effective Time ;

         (vi) Royall, Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to the Effective Time;

         (vii) There shall not have occurred a Material Adverse Effect with respect to Royall or the Bank;

         (viii) The directors of Royall and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing Royall and the Bank from any and all claims of such directors (except as to their deposits and accounts and as to rights of indemnification pursuant to the Articles of Incorporation or Association and the Bylaws of Royall or the Bank, which rights shall survive the Merger) and shall have delivered to Compass their resignations as directors of the Bank;

         (ix) The officers of Royall and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing Royall and the Bank from any and all claims of such officers (except as to deposits and accounts and as to rights of indemnification pursuant to the Bylaws of Royall or the Bank, which rights shall survive the Merger);

         (x) Compass and Royall shall have received the opinions of counsel to Royall and Compass acceptable to them as to certain matters;

         (xi) The holders of no more than 5% of the Royall Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (xii) Compass shall have received a letter from KPMG Peat Marwick LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement;

         (xiii)  There shall be no Royall indebtedness;

         (xiv) Compass shall have received from holders of Royall Common Stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger;

         (xv) Compass and Compass Texas shall have received an opinion of counsel satisfactory to them that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

         (xvi) Royall shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of Royall of which Royall has knowledge from and including the date of the Merger Agreement through the Effective Time;

         (xvii) Compass shall have determined, in its sole judgment, that certain liabilities and obligations of Royall and the Bank do not have a Material Adverse Effect;

         (xviii) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Royall Common Stock shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

         (xix) Compass shall have received section 368 certificates and Proxies within the periods specified for receipt of such certificates and Proxies as set forth in the Merger Agreement;

         (xx) The administrative services agreement between the Bank and a former director the Bank shall have been terminated and Royall and the Bank shall have obtained a release from all obligations under such agreement, which termination and release shall be in form and substance satisfactory to Compass;

         (xxi) The Bank and Royall shall have delivered to the directors of Royall and the Bank an instrument dated the Effective Time releasing such directors from any and all claims of Royall and the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Compass Texas in connection with the transactions contemplated by the Merger Agreement; See "Summary--Federal Income Tax Consequences" and "The Merger--Federal Income Tax Consequences"; and

         (xxii) Compass and Royall shall have received certificates of the other as to certain items described above.

Any condition to the consummation of the Merger, except the required shareholder and regulatory approvals, may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. See Appendix I.

Additional Agreements

         Each of the directors, executive officers and principal shareholders of Royall has entered into a Pooling Transfer Restrictions Agreement with Compass and Royall pursuant to which they have agreed, among other things, (i) not to transfer any of their respective shares of Royall Common Stock within 30 days prior the Effective Time, (ii) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of Royall and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (iii) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder.

         Officers, directors and certain shareholders of Royall and the Bank owning 2,932.07 shares of Royall Common Stock, comprising approximately 73.3% of the total shares of Royall Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. As result, because such officers, directors and shareholders have the power to vote over two-thirds of the shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Royall shareholders, subject to the termination rights contained in the Merger Agreement.

Business Pending Effective Time

         The Merger Agreement imposes certain limitations on the conduct of Royall's business pending consummation of the Merger. Among other things, Royall must conduct its businesses only in the ordinary course, consistent with prudent banking practices. See "The Merger--Other Terms and Conditions"; and Appendix I.

Amendment; Termination

         The Merger Agreement may be amended or supplemented at any time, before or after the Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or which materially and adversely affects the rights of Royall's shareholders can be made after the Meeting without the required approval of Royall's shareholders.

         In addition to termination due to pricing issues (see "Summary--The Merger"; and "The Merger--General"), the Merger Agreement may be terminated and the Merger abandoned, notwithstanding approval by Royall shareholders, at any time before the Effective Time by:

         (i) Mutual written consent duly authorized by the Boards of Directors of Compass and Royall;

         (ii) Compass (a) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of Royall which constitutes a Material Adverse Effect, as defined in the Merger Agreement, (b) due to certain unacceptable environmental circumstances pursuant to Section 6.10 of the Merger Agreement, or (c) if the conditions to the obligations of Compass and Compass Texas to effect the Merger contained in the Merger Agreement are not satisfied or waived in writing by Compass;

         (iii) Royall if Royall's conditions to Closing contained in the Merger Agreement are not satisfied or waived in writing by Royall;

         (iv) Compass or Royall if the Effective Time shall not have occurred on or before September 14, 1996, or such later date agreed to in writing by Compass and Royall; or

         (v) Compass or Royall if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and nonappealable. See "Summary--Conditions to Consummation and Regulatory Approvals; Termination"; "The Merger--General"; "The Merger--Other Terms and Conditions"; and Appendix I.

         Upon termination of the Merger Agreement, the Merger Agreement shall be void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, except that the parties are not relieved of liability for any breach of the Merger Agreement.

Exchange of Shares

         Promptly after the Effective Time, the Exchange Agent will furnish each holder of record of Royall Common Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing Royall Common Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto within a reasonable time after good delivery of Royall Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

         Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof shall pay cash to any holder of Royall Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Per Share Merger Consideration. See "Summary--Federal Income Tax Consequences"; "The Merger--Federal Income Tax Consequences"; and Appendix I.

         Persons who are entitled to receive Compass Common Stock pursuant to the Merger will not be entitled to vote such Compass Common Stock or to receive any dividends thereon until they have properly surrendered their Royall Common Stock certificates in exchange for Compass Common Stock.

         Upon the Effective Time of the Merger, former Royall shareholders will cease to have any rights as shareholders of Royall, and the Royall shareholders shall have only the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Texas law. See "The Merger--Dissenters' Rights".


Dissenters' Rights

         By following the specific procedures set forth in the TBCA, Royall shareholders have a statutory right to dissent from the Merger. If the Merger is approved and consummated, any Royall shareholder who properly perfects his dissenters' rights will be entitled, upon consummation of the Merger, to receive an amount of cash equal to the fair value of his shares of Royall Common Stock rather than receiving the consideration set forth in the Merger Agreement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and such summary is qualified by reference to the applicable provisions of the TBCA, which are reproduced in full in Appendix II to this Proxy Statement/Prospectus. A shareholder must complete each step in the precise order prescribed by the statute to perfect his dissenter's rights of appraisal.

         Any shareholder who desires to dissent from the Merger shall file a written objection to the Merger with Royall prior to the Meeting at which a vote on the Merger shall be taken, stating that the shareholder will exercise his right to dissent if the Merger is effective and giving the shareholder's address to which notice thereof shall be sent. A vote against the Merger is not sufficient to perfect a shareholder's dissenter's rights of appraisal. If the Merger is effected, each shareholder who sent notice to Royall as described above and who did not vote in favor of the Merger will be deemed to have dissented from the Merger ("Dissenting Shareholder"). Failure to vote against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

         Royall, as survivor of the Merger, will be liable for discharging the rights of Dissenting Shareholders and shall, within ten (10) days of the Effective Time, notify the Dissenting Shareholders in writing that the Merger has been effected. Each Dissenting Shareholder so notified shall, within ten
(10) days of the delivery or mailing of such notice, make a written demand on Compass at 15 South 20th Street, Birmingham, Alabama 35233, for payment of the fair value of the Dissenting Shareholder's shares as estimated by the Dissenting Shareholder. Such demand shall state the number and class of shares owned by the Dissenting Shareholder. The fair value of the shares shall be the value thereof as of the date immediately preceding the Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten (10) day period will be bound by the Merger and lose their rights to dissent. Within twenty (20) days after making a demand, the Dissenting Shareholder shall submit certificates representing his shares of Royall Common Stock to Compass for notation thereon that such demand has been made.

         Within twenty (20) days after receipt of a Dissenting Shareholder's demand letter as described above, Compass shall deliver or mail to the Dissenting Shareholder written notice (i) stating that Compass accepts the amount claimed in the demand letter and agrees to pay that amount within ninety
(90) days after the Effective Time upon surrender of the relevant certificates of Royall Common Stock duly endorsed by the Dissenting Shareholder, or
(ii) containing Compass' written estimate of the fair value of the shares of Royall Common Stock together with an offer to pay such amount within ninety
(90) days after the Effective Time if Compass receives notice, within sixty
(60) days after the Effective Time, stating that the Dissenting Shareholder agrees to accept that amount and surrender of the relevant certificates of Royall Common Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder shall cease to have any ownership interest in Royall, Compass or the Bank following payment of the agreed value.

         If the Dissenting Shareholder and Compass cannot agree on the fair value of the shares within sixty (60) days after the Effective Time, the Dissenting Shareholder or Compass may, within sixty (60) days of the expiration of the initial sixty (60) day period, file a petition in any court of competent jurisdiction in Anderson County, Texas requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Compass on the value of their shares shall be bound by the Merger and lose their rights to dissent. After a hearing concerning the petition, the court shall determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and shall appoint one or more qualified appraisers to determine the value of the shares of Royall Common Stock in question. The appraisers shall determine such value and file a report with the court. The court shall then in its judgment determine the fair value of the shares of Royall Common Stock, which judgment shall be binding on Compass and on all Dissenting Shareholders receiving notice of the hearing. The court shall direct Compass to pay such amount, together with interest thereon, beginning ninety-one (91) days after the Effective Time to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment shall be payable upon the surrender to Compass of certificates representing shares of Royall Common Stock duly endorsed by the Dissenting Shareholders. Upon payment of the judgment, the Dissenting Shareholders shall cease to have any interest in Royall, Compass or the Stock. All court costs and fees of the appraisers shall be allotted between the parties in the manner that the court determines is fair and Royall.

         Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Royall Common Stock shall not thereafter be entitled to vote or exercise any other rights as a shareholder except the statutory right of appraisal as described herein and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or was fraudulent. In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right to appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.

         Any Dissenting Shareholder who has made a written demand on Compass for payment of the fair value of his Royall Common Stock may withdraw such demand at any time before payment for his shares or before a petition has been filed with an appropriate court for determination of the fair value of such shares. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder shall be bound by the Merger and his status as a shareholder shall be restored without prejudice to any corporate proceedings, dividends, or distributions which may have occurred during the interim.

See Summary--Dissenters' Rights"; "Comparison of Rights of Shareholders of Royall and Compass--Appraisal Rights"; and Appendix II.

         It is a condition to Compass' obligations under the Merger Agreement that not more than 5% of the outstanding shares of Royall Common Stock shall have been determined to be held by dissenting or potentially dissenting shareholders. If such condition is not met, Compass will be entitled to terminate the Merger Agreement. See "The Merger Agreement--Other Terms and Conditions".

         See "The Merger--Federal Income Tax Consequences" for a description of the tax consequences of exercising dissenters' rights.

Federal Income Tax Consequences

         In the opinion of Liddell, Sapp, the Merger, if consummated in accordance with the Merger Agreement, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

         Liddell, Sapp has relied upon certain assumptions and representations in issuing its opinion, including the following:

         1. The Merger and the Bank Merger will be respected as separate transactions for federal income tax purposes. This matter is discussed in greater detail below.

         2. Royall shareholders will receive only Compass Common Stock in the Merger and they will not receive or be deemed by the IRS to receive any cash (other than cash paid in lieu of fractional shares of Compass Common Stock) or other property which would constitute "boot" for federal income tax purposes.

         3. Compass has received representations from certain Royall shareholders receiving at least 50% of the Compass Common Stock issued in the Merger stating that they have no present intention to dispose of the Compass Common Stock received.

         In such counsel's opinion, the following federal income tax consequences to Royall shareholders will result from the qualification of the Merger as a reorganization under Section 368(a) of the Code:

         1. A Royall shareholder will not recognize any gain or loss upon the exchange of his Royall Common Stock solely for Compass Common Stock.

         2. The aggregate tax basis of Compass Common Stock received by a Royall shareholder in the Merger will be the same as the aggregate basis of the Royall Common Stock surrendered in exchange therefor. For purposes of allocating this aggregate basis to individual shares of Compass Common Stock received, the IRS position is that each separate block of stock surrendered shall be treated separately. Under this rule, for example, if a Royall shareholder surrenders two blocks of Royall Common Stock in the Merger, having an adjusted basis of $1.00 per share for the first block and $2.00 per share for the second block, the Compass Common Stock which he receives in exchange for each share of Royall Common Stock in the first block will have a basis of $1.00, and the Compass Common Stock which he receives in exchange for each share of Royall Common Stock in the second block will have a basis of $2.00.

         3. The holding period of Compass Common Stock to be received by each Royall shareholder will include the period during which he held the Royall Common Stock surrendered in exchange therefor, provided that the Royall Common Stock is held as a capital asset on the date of the exchange.

         4. The payment of cash in lieu of fractional shares of Compass Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by Compass. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Section 302 of the Code.

         5. For a Royall shareholder who dissents from the Merger and receives solely cash in exchange for his or her Royall Common Stock, such cash will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ROYALL SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

         Compass expects to receive a legal opinion from Liddell, Sapp at the Closing that the Merger will qualify as a reorganization under Section 368(a) of the Code in satisfaction of a condition to consummation of the Merger. See "The Merger--Other Terms and Conditions".

Government Approvals

         The Merger is subject to, and conditioned upon, receipt of approval from the Commissioner and either approval of a formal application under the BHC Act by the Federal Reserve, or confirmation by the Federal Reserve that a formal application under the BHC Act is not required. The Bank Merger will also require the approval of the FDIC and the Commissioner.

         The Federal Reserve has approved a formal application under the BHC Act on April 22, 1996 and, as a result, the Merger could not be consummated for a period of 15 days after Federal Reserve approval. In addition, the Bank Merger may not be consummated for a period of 15 to 30 days following FDIC approval. During either such 15 to 30 day waiting period, the Justice Department may object to the Merger on antitrust grounds, which action will stay the consummation of the transactions unless otherwise ordered by an appropriate judicial authority. Neither Royall nor Compass has any reason to believe that the Justice Department will take any action to stay the approval of the Merger. Approval of the Bank Merger is not a condition to consummation of the Merger.

         The Texas Banking Act allows out-of-state bank holding companies to acquire bank holding companies that own or control state or national banks located within Texas. The Commissioner must make a recommendation to the Federal Reserve as to whether the transaction should be approved under the BHC Act. To date, the parties are not aware of and do not expect any adverse recommendation from the Commissioner. See "Summary--Conditions to Consummation and Regulatory Approvals"; "Termination"; and "Supervision and Regulation".

Accounting Treatment

         Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from KPMG Peat Marwick LLP, which will be updated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, Royall's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. Income and other financial statements of Compass issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Royall and Compass as if the Merger had taken place prior to the periods covered by such financial statements. See "Summary--Accounting Treatment"; "Selected Financial Data"; and "The Merger--Other Terms and Conditions".

                           SUPERVISION AND REGULATION

General

         Bank holding companies and banks are regulated extensively under both federal and state law. Compass, Compass of Texas and Compass Bancorporation are subject to regulation by the Federal Reserve and their respective bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the FDIC and/or the appropriate state banking departments. The deposits of each of the Subsidiary Banks are insured by the FDIC, and Compass Bank and Compass Bank, N.A., are members of the Federal Reserve System. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. See "Incorporation of Documents by Reference".

Compass, Compass of Texas and Compass Bancorporation

         Compass, Compass of Texas and Compass Bancorporation are bank holding companies within the meaning of the BHC Act and are registered as such with the Federal Reserve. As bank holding companies, Compass, Compass of Texas and Compass Bancorporation are required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Board may also make examinations of the Company and each of its subsidiaries. Under the BHC Act, bank holding companies are prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than five percent of the voting shares of any company engaging in activities other than banking or managing or controlling banks or furnishing services to or performing services for their banking subsidiaries. However, the BHC Act authorizes the Federal Reserve to permit bank holding companies to engage in, and to acquire or retain shares of companies that engage in, activities which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

         The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve System and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Banks which are not members of the Federal Reserve System are also subject to these limitations. Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

         In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations recently adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

         An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

         At December 31, 1995, the Subsidiary Banks were "well capitalized", and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

         FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

The Subsidiary Banks

         In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

         Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. Compass Bank, N.A. is a national banking association subject to supervision, regulation and examination by the Office of the Comptroller of the Currency ("OCC"). Compass Bank-Houston, Compass Bank-Dallas and Compass Bank-San Antonio, all of which are organized under the laws of the State of Texas, are state banks that are not members of the Federal Reserve System. The Texas banks are supervised, regulated and regularly examined by the Department and the FDIC. The Subsidiary Banks, as participants in the BIF and the Savings Association Insurance Fund of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

         Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to ninety percent (90%) of annual net income until its surplus funds equal at least twenty percent (20%) of capital stock. Compass Bank has surplus in excess of this amount. Compass Bank-Houston, Compass Bank-Dallas and Compass Bank-San Antonio, governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. Compass Bank-Florida, governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets--and may, with the approval of the Department of Banking and Finance of the State of Florida, declare and pay dividends from retained net profits which accrued prior to the preceding two years; provided that, prior to declaring any dividend, the bank shall carry twenty percent (20%) of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund shall at least equal the amount of the bank's common and preferred stock issued and outstanding. As members of the Federal Reserve System, Compass Bank and Compass Bank-Florida are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of the net profits of the respective bank for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus.

         Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on its capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

         The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve and the FDIC implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch, to merge or to acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.


Other

         Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Texas and Florida. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

         The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, is a discount brokerage service registered with the Commission and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. The insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission.

         References under the heading "Supervision and Regulation" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

               DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

         The following summary of the terms and provisions of the Compass Common Stock and the Compass Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Compass' Restated Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass Preferred Stock. Such Certificates are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

Compass Common Stock

         Compass is incorporated under the General Corporation Law of the State of Delaware ("GCL"). Compass is authorized to issue 100,000,000 shares of Compass Common Stock, of which 39,631,263 shares were issued and outstanding on April 30, 1996. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

         Dividends

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its subsidiary banks, principally Compass Bank, are the primary source of funds available to Compass for payment of dividends to its shareholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant.

         Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. Compass Bank is governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank's surplus exceeded this amount as of December 31, 1995 by $29 million. Compass Bank-Houston, Compass Bank-Dallas and Compass Bank-San Antonio, which are governed by the laws of the State of Texas, are restricted in the declaration and payment of dividends to undivided profits; that is, the portion of equity capital of a state bank equal to the balance of its net profits, income, gains and losses since the date of its formation, less subsequent distributions to shareholders and transfers to surplus or capital under share dividends or by board resolution. Compass Bank-Florida, governed by the laws of the State of Florida, may declare and pay dividends not to exceed the current period's net profits combined with the net retained profits of the previous two years--after charging off bad debts, depreciation, and other worthless assets and after making provision for reasonably anticipated future losses on loans and other assets-- and may, with the approval of the Department of Banking and Finance of the State of Florida, declare and pay dividends from retained net profits which accrued prior to the preceding two years; provided that, prior to declaring any dividend, the bank shall carry twenty percent (20%) of its net profits for such preceding period as is covered by the dividend to its surplus fund until such surplus fund shall at least equal the amount of the bank's common and preferred stock issued and outstanding. As members of the Federal Reserve System, Compass Bank and Compass Bank-Florida are also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of the net profits of the respective bank for that year, plus its retained net profits for the preceding two years, less any required transfers to surplus. See "Incorporation of

Certain Documents by Reference"; "Summary--Reasons for the Merger; Recommendation of Board of Directors"; "Risk Factors"; "Selected Financial Data"; "Market Prices"; "Comparison of Rights of Shareholders of Royall and Compass--Dividends"; and "Information About Compass".

         Preemptive Rights

         The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former Royall shareholders' proportionate interest in Compass.

         Voting Rights

         The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. See "Comparison of Rights of Shareholders of Royall and Compass--Cumulative Voting for Directors".

         Liquidation

         Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

Compass Preferred Stock

         Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. No shares of preferred stock are outstanding as of the date hereof. See "Risk Factors" and "Comparison of Rights of Shareholders of Royall and Compass--Dividends".

                            COMPARISON OF RIGHTS OF
                       SHAREHOLDERS OF ROYALL AND COMPASS

Charter and By-Law Provisions Affecting Compass Stock

         Compass' Certificate and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of shareholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that shareholder actions without a meeting may only be taken by unanimous written shareholder consent. Royall's Articles of Incorporation, as amended, and Bylaws do not contain similar restrictions, except that the TBCA requires that actions of shareholders without a meeting be by unanimous written consent, unless the Articles of Incorporation provide for actions by holders of the number of shares that would be required for action at a meeting. Royall's Articles of Incorporation and By-Laws do not provide for such shareholder action by less than unanimous consent.

         The foregoing summary is qualified in its entirety by reference to Compass' Certificate and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Incorporation, as amended, and Bylaws of Royall, which are available upon request from Royall. See "Available Information"; "Incorporation of Certain Documents by Reference"; "Risk Factors"; and "Information About Compass".

         In addition to the foregoing differences between Royall's and Compass' charters, as a result of the Merger, Royall shareholders, whose rights are governed by the TBCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

Certain Differences Between the Corporation Laws of Texas and Delaware and Corresponding Charter and Bylaw Provisions

         Certain differences between the Delaware and Texas corporation laws, as well as a description of the corresponding provisions contained in Compass' and Royall's respective charter and By-Laws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the TBCA and the GCL.

         Mergers

         Both Texas law and Delaware law generally permit a merger to become effective without the approval of the surviving corporation's shareholders if the articles of incorporation of the surviving corporation do not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed twenty percent (20%) of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

         Where shareholder approval is required under Texas law, a merger must be approved by the holders of two-thirds of the outstanding shares of the Texas corporation entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of stock of each class entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote. Where shareholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate requires supermajority approval by its Board of Directors and shareholders in certain cases, as described above. See "Risk Factors" and "Comparison of Rights of Shareholders of Royall and Compass--Charter and Bylaw Provisions Affecting Compass Stock".

         Appraisal Rights

         Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation, and, with the exceptions discussed below, a merger or consolidation. Shareholders of a Delaware corporation shall have rights of appraisal in connection with certain mergers or consolidations. In addition, a Delaware corporation may, but is not required to, provide in its certificate of incorporation that appraisal rights shall be available to shareholders in the event of an amendment to the certificate of incorporation, the sale of all or substantially all of the assets of the corporation, or the occurrence of any merger or consolidation regarding which appraisal rights are not otherwise available and in which that Delaware corporation is not the surviving or resulting company. No such provision is included in Compass' Certificate. The appraisal rights of a shareholder of a Texas corporation are set forth in Appendix II. See "Summary--Dissenters' Rights"; "The Merger--Dissenters' Appraisal Rights"; and Appendix II.

         No appraisal rights are available under either Texas or, except as described below, Delaware law for the holders of any shares of a class or series of stock of a Texas or Delaware corporation to a merger if that corporation survives the merger and the merger did not require the vote of the holders of that class or series of such corporation's stock; provided, however, that under Delaware law appraisal rights will be available in any event to shareholders of a Delaware corporation who are required to accept consideration for their shares other than the consideration described below.

         Both Texas and Delaware law have a provision which states that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the following exceptions concerning consideration paid to the shareholder for his shares are met. Under Texas law, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than
(a) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The Delaware statute contains a similar consideration provision which is somewhat broader. Appraisal rights will be available to shareholders of a Delaware corporation in the event of a merger or consolidation if such shareholders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than
(a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (b) shares of stock of any other corporation or depository receipts in respect thereof, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders,
(c) cash in lieu of fractional shares or fractional depository receipts of a corporation described in (a) and (b) above, or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depositary receipts described in (a), (b) and (c) above.

         Special Meetings

         A special meeting of shareholders of a Texas corporation may be called by the holders of shares entitled to cast not less than ten percent (10%) of all shares entitled to vote at the meeting, unless a different percentage, not to exceed fifty percent (50%), is provided in the Articles of Incorporation. Shareholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the shareholders in the corporation's Certificate of Incorporation or Bylaws. Royall's By-Laws provide that special meetings of shareholders may be called at any time by the President, the Board of Directors or one or more shareholders the aggregate of whose shares comprise not less than one-tenth of all the shares entitled to vote at the meeting. Compass' Certificate prohibits shareholders from calling special meetings.

         Actions Without a Meeting

         Under Texas law, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders; provided, however, that the Articles of Incorporation may provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting. Royall's Articles of Incorporation, as amended, do not so provide. Delaware law provides that shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the Certificate of Incorporation. Compass' Certificate prohibits shareholder action by written consent except where such action is taken unanimously. See "Risk Factors".

         Election of Directors

         Pursuant to Texas law, unless otherwise provided in the Articles of Incorporation, shareholders shall be entitled to cumulative voting in the election of directors if they provide the secretary of the corporation with written notice prior to the day of the election of their intent to cumulate their votes. Absent such notice, the directors of a corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Royall's Articles of Incorporation, as amended, prohibit cumulative voting. Holders of Compass Common stock are not entitled to cumulate their votes in the election of directors. See "Description of Compass Common and Preferred Stock--Voting Rights".

         Voting on Other Matters

         Under Texas law, an amendment to the Articles of Incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different number, not less than a majority, is specified in the Articles of Incorporation. The Articles of Incorporation, as amended, of Royall do not so specify. Delaware law provides that amendments to the Certificate of Incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, and the holders of a majority of the outstanding stock entitled to vote thereon as a class, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock or any class thereof. The Certificate of Incorporation of Compass does not provide for approval by more than a majority vote.

         The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the Articles of Incorporation) of all, or substantially all, the property and assets, with or without the goodwill, of a Texas corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation entitled to vote thereon, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless the Articles of Incorporation require the vote of a different number, not less than a majority, of the shares outstanding. Royall's Articles of Incorporation, as amended, do not provide for a different voting requirement or entitle the shares of any class or series to vote thereon. A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. The Certificate of Incorporation of Compass does not so provide.

         Under Texas law, the dissolution of a corporation requires the approval of the holders of at least two-thirds of the total outstanding shares of the corporation, and the holders of two-thirds of the outstanding shares of each class or series entitled to vote thereon as a class, unless a different amount, not less than a majority, is specified in the Articles of Incorporation. Each outstanding share of a Texas corporation is entitled to vote on dissolution. The Articles of Incorporation, as amended, of Royall do not provide for a different number of shares for approval of dissolution or permit the shares of any class or series to vote thereon. Delaware law requires that dissolution must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the outstanding stock. Compass' Certificate does not provide for approval by more than a majority vote.

         Preemptive Rights

         Under Texas law, shareholders possess preemptive rights as to the issuance of additional or treasury securities by the corporation, unless the corporation's Articles of Incorporation provide otherwise. Royall's Articles of Incorporation, as amended, do not deny preemptive rights and, therefore, Royall's shareholders have preemptive rights as to newly issued and treasury shares. Shareholders of Compass on the other hand, do not possess such preemptive rights.

         Dividends

         A Delaware corporation may pay dividends not only out of surplus (the excess of net assets over capital) but also out of net profits for the current or preceding fiscal year if it has not surplus; provided, however, that if the capital of the corporation has been decreased to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, no dividends may be declared out of net profits. A Texas corporation may make distributions only out of surplus.

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding.

         Royall's Bylaws provide that, subject to provisions of law and the provisions of Royall's Articles of Incorporation, the Royall Board of Directors may declare and Royall may pay dividends on its outstanding shares in cash, property or its own stock. Royall's Articles of Incorporation, as amended, do not contain restrictions as to the ability of the Royall Board of Directors to declare dividends. See "Incorporation of Certain Documents by Reference"; "Summary--Parties to the Merger"; "Summary--Reasons for the Merger; Recommendation of Board of Directors"; "Selected Financial Data"; "Market Prices"; "Description of Compass Common and Preferred Stock"; and "Information About Royall--Market Price and Dividends".

         Liquidation Rights

         Generally under Texas and Delaware law, shareholders are entitled to share ratably in the distribution of assets upon the dissolution of their corporation. Preferred shareholders typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders have been fully satisfied, common shareholders are entitled to the distribution of any remaining assets.

         Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled. Compass Preferred Stock has a liquidation value of $100.00 per share, plus accrued and unpaid dividends. Royall has no preferred stock and, therefore, upon the liquidation, dissolution or winding up of the affairs of Royall, the shareholders of Royall are presently entitled to receive their pro rata portion of the assets of Royall available for distribution.

         Limitation of Liability and Indemnification

         Both Texas and Delaware law permit a corporation to set limits on the extent of a director's liability. Both Texas and Delaware law permit a corporation to indemnify its officers, directors, employees and agents if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification is not allowed under either Texas or Delaware law, absent a court order to the contrary, if an officer, director, employee or agent of the corporation is finally adjudged liable to the corporation.

         Under Compass' Certificate of Incorporation, as amended, a director will not be liable to Compass or its shareholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of a director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) any transaction from which the director derived an improper personal benefit. Compass' Certificate of Incorporation, as amended, authorizes indemnification of officers, directors and others to the fullest extent permitted by Delaware law. See "Available Information"; "Incorporation By Reference of Certain Documents"; and "Indemnification".

         Royall's Articles of Incorporation provide that each director and officer or former director or officer or any person who may have served at the request of Royall as a director or officer of another corporation in which Royall owns shares of capital stock or of which Royall is a creditor (and their heirs, executors, and administrators) may be indemnified by Royall against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each director and officer (and his heirs, executors, and administrators) may be indemnified by Royall against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of Royall who are not involved in the action, suit, or proceeding that the director or officer has no liability by reason of willful misfeasance, bad faith, negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of Royall are involved in the action, suit, or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonably incurred if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by Royall on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to Royall or its security holders by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

         Removal of Directors

         A Texas corporation may provide in its Articles of Incorporation or Bylaws, and Royall's Bylaws do provide, that a director can be removed with or without cause by a vote of the holders of not less than a majority of the shares entitled to vote. A majority of shareholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate provides for a classified board, and any such removal must be for cause after a supermajority vote (80%) of the shareholders.

         Inspection of Books and Records

         Under Texas law, any person who has been a shareholder of record for at least six (6) months preceding his demand, or who is the holder of at least five percent (5%) of all of the outstanding shares of a corporation, is entitled to examine a corporation's relevant books and records for any proper purpose. Under Delaware law, any shareholder has such a right.

         Antitakeover Provisions

         Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided thereby. Certain provisions of Compass' charter and Bylaws limiting a takeover without the support of its Board of Directors are described in "Comparison of Rights of Shareholders of Royall and Compass-- Charter and Bylaw Provisions Affecting Compass Stock". Texas has not enacted similar legislation.

         Although certain of the specific differences between the voting and other rights of Royall shareholders and Compass shareholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Texas and Delaware law, or the rights of such persons under the respective charters and Bylaws of Compass and Royall. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the TBCA and the GCL, and the specific provisions of Compass' Certificate and Bylaws, and Royall's Articles of Incorporation, as amended, and Bylaws.


                            RESALE OF COMPASS STOCK

         The Compass Common Stock to be issued to holders of Royall Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of Royall within the meaning of Rule 145 under the Securities Act. The directors and executive officers of Royall, the beneficial owners of 10% or more of Royall Common Stock and certain of their related interests may be deemed to be affiliates of Royall. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have delivered to Compass a written agreement in substantially the form of Exhibit A to the Merger Agreement providing that each such affiliate will not (i) sell, pledge, transfer or otherwise dispose of any of such affiliate's Royall Common Stock within 30 days prior to the Effective Time (ii) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-Merger combined operations of Royall and Compass, except for loans to any such affiliates secured by a pledge of all or part of such Compass Common Stock, provided the lender agrees to be bound by the terms of such written agreement, and (iii) agrees not to transfer any Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. See "Summary--Accounting Treatment"; "The Merger--Accounting Treatment"; and Appendix I.

         Pursuant to the Merger Agreement, holders of shares of Royall Common Stock that will be entitled to receive more than fifty percent (50%) of the aggregate Merger Consideration have represented to Compass their intention not to sell or otherwise dispose of the shares of Compass Common Stock received in the Merger. As a condition to consummation of the Merger, the representation from Royall shareholders receiving at least 50% of the aggregate Merger Consideration that they have no current plan or present intention to sell or otherwise dispose of the shares of Compass Common Stock received pursuant to the Merger must remain true as of the Effective Time. See "The Merger--Other Terms and Conditions".

                           INFORMATION ABOUT COMPASS

Incorporation of Certain Documents by Reference

         Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1995 are incorporated herein by reference. See "Available Information"; "Incorporation of Certain Documents by Reference"; and "Recent Developments."

Interests of Certain Persons

         No director or executive officer of Compass has any material direct or indirect financial interest in Royall or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

                            INFORMATION ABOUT ROYALL

Services, Employees and Properties

         Royall is a Texas bank holding company registered under the BHC Act, and is regulated as such by the Federal Reserve. Royall's principal assets consist of cash and all of the issued and outstanding common stock of the Bank. The Bank is a national banking association organized in 1904. Since its formation in 1979, Royall has not engaged in any substantive activities other than those related to the Bank.

         In July 1988, Bank entered into a Purchase of Assets and Liability Assumption Agreement with the Federal Deposit Insurance Corporation as Receiver for American Bank pursuant to which the Bank acquired substantially all of the assets of American Bank. In July 1993, the Bank acquired Community Bank through a consolidation. The deposits of the Bank are insured by the FDIC to the fullest extent permitted by law.

         The principal office of the Bank is located in downtown Palestine, Texas. The Bank has a full service branch located on South Loop 256. The Bank has a second full service branch located in Lufkin, Texas. There are attached drive-through facilities at each of the downtown, South Loop and Lufkin facilities. The Bank provides a broad range of products and services to its customers, most of whom are located in Angelina and Anderson Counties, Texas. Each full service location offers all of the Bank's services which include checking accounts, savings accounts, certificates of deposit, individual retirement accounts, annuities, and personal and commercial loans.

         On January 31, 1996, the Bank had 58 full-time employees, 21 of whom were officers, and 8 part-time employees. On January 31, 1996, the Bank had 10 directors and 4 advisory directors. Outside directors are compensated for their services.

         See "Information About Royall--Management and Principal Shareholders"; "Information About Royall--Committees and Meetings of the Board of Directors"; and "Information About Royall--Executive Compensation".

         Competition

         The banking business is highly competitive. There are numerous other banking facilities located within the Bank's primary service areas and such banking facilities compete directly with the Bank with regard to the full range of commercial banking services. To a certain extent, the Bank also competes for deposits and loans with branches of savings and loan associations located in and around the Bank's primary service areas and for loans with credit unions and finance companies located in or near the Bank's primary service areas.

         The Bank also faces competition from a wide variety of depository institutions from other geographical areas which compete for deposits, loans and bank-related services. As deregulation of depository institutions and financial services continues, competition from nonbank financial intermediaries such as savings and loan associations, credit unions, mortgage companies, insurance companies and other financial institutions may be expected to intensify. The Bank and similar institutions have also experienced significant competition for deposits from money market mutual funds and other money center banks' offerings of high yielding deposit accounts. Some of the institutions with which the Bank competes have capital and resources much larger than those of the Bank, and some are not subject to the same regulatory restrictions.

         Legal Proceedings

         In the normal course of their businesses, Royall and the Bank from time to time are involved in legal proceedings. Other than such proceedings incidental to their businesses, Royall's management is not aware of any pending or threatened legal proceedings which, upon resolution, would have a material adverse effect upon Royall's financial condition or results of operations. The continued absence of such proceedings is a condition to Compass' obligation to consummate the Merger. See "The Merger--Other Terms and Conditions".

         Market Price and Dividends

         There is no active public trading market for the Royall Common Stock. As of May __, 1996, Royall Common Stock was held by 47 holders of record. While Royall paid no dividend in 1993, dividends of $399,990, $399,992 and $249,958 were paid in 1995, 1994 and 1992, respectively. See "Market Prices"; "Comparison of Rights of Shareholders of Royall and Compass Dividends"; Information About Royall--Regulatory Commitments"; and "Information About Royall--Management and Principal Shareholders".

         Beneficial Ownership of Royall Common Stock by Royall Management and Principal Shareholders

         The following table shows as of January 31, 1996 the number of shares of Royall Common Stock, beneficially owned by each director and executive officer of Royall, each person known by Royall to be the beneficial owner of more than 5% of the outstanding shares of Royall Common Stock, and information for all Royall directors and executive officers as a group. The table also sets forth the name and address for each person known by Royall to be the beneficial owner of more than 5% of the outstanding shares of Royall Common Stock.

   Names of Directors and      Number of Shares
   Executive Officers and          of Stock        Percent of Total
 Names and Addresses of 5%       Beneficially         Outstanding
        Shareholders               Owned(1)             Shares
- --------------------------     ----------------    ----------------

David E. Foster                       10                   *

Frank George                          10                   *

Bill C. Green                         10                   *

W. Barry James                        20                   *

C.L. Kolstad, III                     10                   *
P. O. Box 1368
Palestine, Texas  75802

John W. McDonough                    304.5                7.61%
7214 Royal Lane
Dallas, Texas  75230

John G. McDonough                    432                 10.80
8411 Preston Rd. #655-LB23
Dallas, Texas  75225

Robert E. McKelvey                    10                   *

Mrs. Helen G. Moran                  485.67              12.17
834 Fifth Avenue
New York, New York 10021

John P. Moran                         20                   *

Frances Royall Sidford(2)            200.66               5.02
P. O. Box 4243
Park City, UT  84060

John R. Royall(3)                    677                 16.93
2600 Republic Tower II
325 N. St. Paul St.
Dallas, Texas  75201

Rebecca Royall(4)                    216.66               5.24
5313 Livingston
Dallas, Texas  75209

Tucker Boyd Royall(5)
P. O. Box 202                        226.66               5.67
Palestine, Texas  75802

Ann Fish Welty                        13                   *

T.A. Welty, III                       14                   *

T.A. Welty, III and                  600                 15.00
Ann Fish Welty
P. O. Box 925
Palestine, Texas  75802

T.A. Welty, IV                        87.75               2.19
1013 Swanson Drive
Palestine, Texas  75801

Royall Directors and                2434.91              60.87%
Executive Officers(14)
as a Group

- -------------------------------

(1) As of January 31, 1996, there were 3,999-11/12ths shares of Royall Common Stock outstanding.
(2) Includes 38 shares held by Frances R. Sidford Trust U/W Frances K. Royall, and 35 shares held by Frances Royall Trust U/W Tucker K. Royall.
(3) Includes 114 shares held by John R. Royall Trust U/W Frances K. Royall, 104 shares held by John R. Royall Trust U/W Fannie Mae Royall, 102 shares held by John R. Royall Trust U/W N.R. Royall, Jr., and 58 shares held by N.R. Royall, III Trust U/W N.R. Royall, Jr., Mr. Royall is the Trustee of each such Trust.
(4) Includes 54 shares held by Rebecca Royall Trust U/W Frances K. Royall and 35 shares held by Rebecca Royall Trust U/W Tucker K. Royall.
(5) Includes 54 shares held by Tucker B. Royall Trust U/W Frances K. Royall, 35 shares held by Tucker B. Royall Trust U/W Tucker W. Royall and 10 shares held with Deborah S. Royall as joint tenants with right of survivorship.

- -------------------------------

         The persons listed above will receive the same Merger Consideration described in "The Merger--General" as the other Royall shareholders for each share of Royall Common Stock held at the Effective Time.

         The directors and officers of Royall and the Bank control, with the power to vote, an aggregate of 2,434.91 shares of Royall Common Stock, representing approximately 60.87% of the total shares of Royall Common Stock issued and outstanding. See "Introduction"; "Summary--Shareholder Votes Required"; and "The Merger--General".

         Officers, directors and certain shareholders of Royall and the Bank owning 2,932.07 shares of Royall Common Stock, comprising approximately 73.3% of the total shares of Royall Common Stock issued and outstanding as of the Record Date, have agreed, pursuant to the Proxy, to vote their shares in favor of the Merger. As a result, because such officers, directors and shareholders have the power to vote over two-thirds of the shares of Royall Common Stock issued and outstanding and entitled to vote at the Meeting, the effect of their agreement to vote in favor of the Merger is to assure approval of the Merger by the Royall shareholders, subject to the termination rights contained in the Merger Agreement.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS OF ROYALL BANKSHARES, INC.

         The following discussion provides certain information regarding the financial condition and results of operations of Royall. This discussion should be read in conjunction with Royall's Financial Statements and Notes to Financial Statements presented elsewhere in this Proxy Statement/Prospectus. See "Index to Royall Financial Statements".

Results of Operations

         General

         The earnings of Royall depend primarily on Royall's net interest income (i.e., the difference between the income earned on Royall's income and investments and the interest paid on its deposits and other borrowed funds). Among the factors affecting net interest income are the type, volume and quality of the Bank's assets, the type and volume of its deposits and other borrowed funds, and the relative sensitivity of its interest-earning assets and its interest-bearing liabilities to changes in market interest rates.

         Royall's income is also affected by fees it receives from other banking services, by its provision for loan losses and by the level of its operating expenses. All aspects of Royall's operations are affected by general market, economic and competitive conditions.

         Net income for the three month period ending March 31, 1996 was $401,000 compared with $361,000 for the same period in 1995, a $40,000 increase. Royall reported net income of $1,004,000 for the year ended December 31, 1995, a decrease from net income of $1,078,000 for the year ended December 31, 1994. Pretax income was $1,849,000 for the year ended December 31, 1995, a $223,000 increase from the $1,627,000 earned during the year ended December 31, 1994. Royall had net income of $1,593,000 for the year ended December 31, 1993, and $835,000 for the year ended December 31, 1992. Changes occurring in the major components of the Royall's income statement for such periods are discussed below.

         Net Interest Income

         Net interest income is the primary source of income for Royall and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to Royall's depositors on interest-bearing accounts. Net interest income for the three month period ending March 31, 1996 was $1,336,000 compared to $1,247,000 for the same period in 1995, an $89,000 increase.

         Net interest income was $5,136,000 for the year ended December 31, 1995, an 8.1% increase from net interest income of $4,750,000 for the year ended December 31, 1994. Average rates earned on interest bearing assets increased from 6.96% as of December 31, 1994 to 7.97% as of December 31, 1995. Average loans, net of unearned discount, of $46.6 million for the year ended December 31, 1995 increased 10% over average loans of $41.9 million for the same period in 1994. Average deposits for the year ended December 31, 1995 were $89.1 million, a decrease of 2.5% of average deposits of $91.4 million for the same period in 1994.

         Net interest income was $4,750,000 for the year ended December 31, 1994 compared to $3,784,000, an increase of $966,000 or 26%. Average rates earned on interest bearing assets increased from 6.85% as of December 31, 1993 to 6.96% as of December 31, 1994. Average loans, net of unearned discount, of $42,432,000 as of December 31, 1994 increased by $584,000 over December 31, 1993 loans of $41,848,000. Average deposits for the year ended December 31, 1994 were $91.4 million, a 4% decrease from deposits as of December 31, 1993 of $95.1 million.

         For the year ended December 31, 1993, net interest income increased $1,163,000 or 31% over the year ended December 31, 1992. Net interest income increased $160,000 in 1992 or 6.1% over 1991 net interest income of $2,437,000. The increase of $1,163,000 in 1993 was due primarily to the acquisition of the Community State Bank, Lufkin, Texas (herein "Community Bank") in July 1993.

         The following table sets forth for the periods indicated an analysis of net interest income by each major category of interest-earning assets and interest-bearing liabilities. The rates earned and paid on each major type of asset and liability account are set forth beside the average level in the account for the period, and the average yields on all interest-earning assets and the average rate paid on all interest-bearing liabilities are also summarized.


                                                     Three Months                        Three Months
                                                   Ended March 31,                     Ended March 31,
                                                        1996                                1995
                                        ----------------------------------   ----------------------------------

                                         Average      Interest     Yield/     Average      Interest     Yield/
                                         Balance      Inc/Exp       Rate      Balance      Inc/Exp       Rate
                                        ---------    ----------   --------   ---------    ----------   --------
ASSETS

Interest-earning assets:
Loans(1)                                 $ 51,977        $1,283     9.93%     $ 43,484        $1,036     9.66%
Securities held to maturity                    --            --                 43,767           634     5.87%
Securities available for sale              38,594           567     5.91%           --            --
Federal funds sold                          4,576            63     5.54%        2,841            37     6.05%
                                        ---------    ----------   --------   ---------    ----------   --------
  Total                                    95,147         1,913     8.09%       89,732         1,707     7.72%
Non-interest earning assets:
Cash and due from banks                     5,671                                5,148
Other assets                                5,552                                5,762
Allowance for possible loan losses            358                                  454
                                        ---------                            ---------
  Total                                  $106,728                             $101,096
                                        =========                            =========

LIABILITIES AND STOCKHOLDERS'
EQUITY

Interest bearing liabilities:
NOW, money market and savings            $ 38,448           210     2.20%     $ 40,553           187     1.87%
Certificates of deposit                    28,152           312     4.46%       24,542           216     3.57%
Other borrowings                            3,199            53     6.66%        3,348            55     6.66%
                                        ---------    ----------   --------   ---------    ----------   --------
  Total                                    69,799           575     3.31%       68,443           458     2.71%
Noninterest bearing demand deposits        25,239                               22,249
Other liabilities                             888                                  633
                                        ---------                            ---------
  Total Liabilities                        95,926                               91,325
Stockholders' equity                       10,802                                9,771
                                        ---------                            ---------
  Total                                 $ 106,728                            $ 101,096
                                        =========    ----------              =========    ----------
Net interest income                                  $    1,338                           $    1,249
                                                     ==========   --------                ==========   --------
Net yield on interest earning assets                                5.66%                                5.65%
                                                                  ========                             ========

(1) Includes non-accrual loans. See notes to Consolidated Financial Statements of Royall.

                                                                    (Dollars in Thousands)

                                                                    Year Ended December 31
                                                    1995                          1994                         1993
                                        -----------------------------   ----------------------------  -----------------------------
                                         Average   Interest   Yield/    Average   Interest   Yield/    Average   Interest   Yield/
                                         Balance   Inc/Exp     Rate     Balance   Inc/Exp     Rate     Balance   Inc/Exp     Rate
                                        --------- ---------- --------  --------- ---------- --------  --------- ---------- --------
ASSETS

Interest-earning assets:
Loans (1)                                $ 46,650    $ 4,656   9.98%   $  41,971    $ 3,815   9.09%    $ 31,747    $ 2,830   8.91%
Securities held to maturity                41,841      2,451   5.86%      48,034      2,553   5.31%      41,333      2,326   5.63%

Securities available for sale                  --        --       --         --          --      --          --         --      --
Federal funds sold                          2,929        183   6.25%       3,896        168   4.31%       4,352        150   3.45%
                                        --------- ---------- --------  --------- ---------- --------  --------- ---------- --------
  Total                                    91,420      7,290   7.97%      93,901      6,536   6.96%      77,432      5,306   6.85%
Non-interest earning assets:
Cash and due from banks                     5,544                          5,627                          6,175
Other assets                                5,838                          7,104                          3,888
Allowance for possible loan losses            442                            461                            385
                                        ---------                      ---------                      ---------
  Total                                 $ 103,244                      $ 107,093                      $  87,880
                                        =========                      =========                      =========
LIABILITIES AND STOCKHOLDERS'
 EQUITY

Interest bearing liabilities:
NOW, money market and savings           $  39,039        800   2.05%   $  42,289        795   1.88%   $  35,102        651   1.85%
Certificates of deposit                    26,881      1,137   4.23%      26,413        805   3.05%      25,370        784   3.09%
Other borrowings                            3,293        217   6.59%       3,253        186   5.72%       1,754         88   5.02%
                                        --------- ---------- --------  --------- ---------- --------  --------- ---------- -------
  Total                                    69,213      2,154   3.11%      71,955      1,786   2.48%      62,226      1,523   2.45%

Noninterest bearing demand deposits        23,180                         22,679                         16,408
Other liabilities                             622                          2,354                            592
                                        ---------                      ---------                      ---------
Total Liabilities                          93,015                         96,988                         79,226
Stockholders' equity                       10,229                         10,105                          8,654
                                        ---------                      ---------                      ---------
  Total                                 $ 103,244                      $ 107,093                      $  87,880
                                        ========= ----------           ========= ----------           ========= ----------
Net interest income                               $    5,136                     $    4,750                     $    3,783
                                                  ========== --------            ========== --------            ========== --------
Net yield on interest earning assets                           5.62%                          5.06%                          4.89%
                                                             ========                       ========                       ========

(1) Includes non-accrual loans. See notes to Consolidated Financial Statements of Royall.


         Changes in interest income and interest expense can result from variances in both volume and rate. Royall has an asset and liability management strategy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities to attempt to maximize interest margins, and to provide adequate liquidity for anticipated needs.

          The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate.


                                                                        (Dollars in Thousands)

                                        Three Months Ended                    Year Ended                        Year Ended
                                          March 31, 1996                   December 31, 1995                 December 31, 1994
                                   ---------------------------        ---------------------------        --------------------------
                             Change                             Change                             Change
                              1996         Attributed to         1995        Attributed to          1994       Attributed to
                               to ----------------------------    to  ---------------------------    to  --------------------------
                              1995   Volume     Rate      Mix            Volume      Rate     Mix         Volume     Rate      Mix
Interest Income:

  Loans                      $ 247    $ 210     $ 37    $   -   $ 841     $ 425     $ 374    $ 42  $  985   $ 910     $ 57     $ 18

  Securities                   (67)     (75)      10       (2)   (102)     (329)      264     (37)    227     378     (130)     (21)


  Fed funds sold                26       30       (3)      (1)      5       (42)       76     (19)     18     (15)      37       (4)
                             -----    -----     ----    -----   -----     -----     -----    ----  ------  ------     ----     ----
Increase (decrease) in
 interest income             $ 206    $ 165     $ 44    $  (3)  $ 754     $  54     $ 714    $ 14  $1,230  $1,273     $ 36     $ (7)
                             =====    =====     ====    =====   =====     =====     =====    ====  ======  ======     ====     ====

Interest expense:

  Savings and transaction
   accounts                  $  23    $ (10)    $ 34    $  (1)  $   5     $ (61)    $  72    $ (6) $  144  $  132     $ 10     $  2

  Certificates of deposit       96       32       56        8     332        14       312       6      21      32      (10)      (1)


  Other borrowings              (2)      (2)       -        -      31         2        28       1      98      75       12       11
                             -----    -----     ----    -----   -----     -----     -----    ----  ------  ------     ----     ----
Increase (decrease) in
 interest expense            $ 117    $  20     $ 90    $   7   $ 368     $ (45)    $ 412    $  1  $  263  $  239     $ 12     $ 12
                             =====    =====     ====    =====   =====     =====     =====    ====  ======  ======     ====     ====

         Provision for Loan Losses

         Royall National Bank allowance for loan losses is established through charges to operating income in the form of the provision for loan losses. Actual loan losses or recoveries of loan losses are charged or credited directly to the allowance for loan losses.

         A $20,000 provision for loan losses was recorded for the period ending March 31, 1996. No such provision was made in 1995. Royall National Bank recorded no provision for loan losses for the periods ended December 31, 1995 and December 31, 1994. Management determined that no provision was necessary in 1995 and 1994 and that the allowance for loan losses was adequate. The allowance for loan losses expressed as a percentage of outstanding loans net of unearned interest was 0.74% and 1.03% as of December 31, 1995 and December 31, 1994 respectively. This decrease in percentage from 1994 to 1995 is the result of improved credit quality of the loan portfolio as well as current economic conditions and increased volume of the loan portfolio.

         Non-accrual loans increased by $146,551 for the period ending March 31, 1996. This increase was primarily due to a delay in foreclosure of a real estate loan and a consumer bankruptcy, both of which loans are well collateralized. For the years ended 1995, 1994, 1993, total non-accrual, past due greater than 90 days and restructured loans remained fairly consistent with a $23,811 decrease from 1994 to 1995.

         Non-interest Income

         Non-interest income, which includes, among other things, service charges and fees, increased 8.6% from $372,000 for the three month period ended March 31, 1995 to $407,000 for the three month period ended March 31, 1994.

         Non-interest income increased 6.5% from $1,530,000 for the year ended December 31, 1994 to $1,629,000 for the year ended December 31, 1995. The increase was attributable primarily to an increase in transaction account service charges.

         Non-interest income increased 35% from $1,132,000 to $1,530,000 for the years ended December 31, 1993 and 1994, respectively. An increase of $352,000 in service charges on deposit accounts made up the majority of this increase.

         Non-interest income increased $331,000, or 41.3%, from $801,000 for the year ended December 31, 1992 to $1,132,000 for the year ended December 31, 1993. The increase was primarily due to the merger with Community Bank.

         Operating Expenses

         Non-interest expenses include expenses which Royall incurs in the normal course of operations such as employee compensation and benefits, occupancy expense, data processing charges, FDIC insurance premiums, communication expense, professional fees, advertising and supplies and depreciation and amortization of furniture and equipment. Non-interest expense for the three month period ending March 31, 1995 was $1,088,000 compared to $1,096,000 for the same period in 1996, an increase of less than 1%. These expenses increased 5.6% from $4,653,000 for the year ended December 31, 1994 to $4,916,000 for the twelve months ended December 31, 1995. The increase in other operating expenses is mainly attributable to an increase of $300,000 in merger expenses.

         Operating expenses for the year 1994 increased $1,014,000 or 27.8% to $4,653,000 from $3,639,000 for the year ended 1993. This increase was primarily a result of the merger with Community Bank.

         Operating expenses for the year ending December 31, 1993, increased by $1,085,000, or 42.4%, from the year ended December 31, 1992, primarily as a result of the merger with Community Bank in July, 1993.

         Federal Income Taxes

         In 1993, Royall adopted Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes" (FAS 109). As permitted under the new rules, prior years' financial statements have not been restated. The cumulative effects of adopting FAS 109 as of January 1, 1993 was an increase in income of $797,996.

         The provision for income taxes for the three month period ending March 31, 1996 was $226,702 compared to a provision of $170,250 for the same period in 1995.

         Royall's provision for income taxes was $845,058 and $548,800 for the years ended December 31, 1995 and 1994, respectively. As of December 31, 1995, Royall has no net operating loss carryforwards nor investment and minimum tax credit carryovers for federal income tax purposes. Royall has a deferred tax liability of $366,610 at December 31, 1995.

         Royall's provision for federal income taxes was $455,874 and $8,060 for 1993 and 1992, respectively. Federal income taxes for 1993 consisted of $29,305 in current federal income taxes and $426,569 in deferred federal income taxes. Current taxes for 1992 result from the alternative minimum tax.

Capital Resources, Liquidity and Financial Condition

         Capital Resources

         The OCC has adopted risk-based and leverage capital measures to assist in the assessment of the capital adequacy of the banks it regulates. The principal objectives of the risk-based measures are to (i) make regulatory capital requirements more sensitive to differences in risk profiles among financial institutions; (ii) factor off-balance sheet exposures into the assessment of capital adequacy; (iii) minimize disincentives to holding liquid, low-risk assets; and (iv) achieve greater consistency in the evaluation of the capital adequacy of financial institutions.

         The risk-based capital guidelines include both a definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad risk categories. A financial institution's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator).

         The risk-based capital ratio focuses principally on broad categories of credit risk. The risk-based ratio does not, however, incorporate other factors that can affect a bank's financial condition. These factors include overall interest rate exposure, liquidity, funding and market risks, the quality and level of earnings, investment or loan portfolio concentrations, the quality of loans and investments, the effectiveness of loan and investment policies, and management's ability to monitor and control financial and operating risks.

         The Bank is a national bank and as such its qualifying total capital consists of two types of capital components "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). Certain assets are deducted from a financial institution's capital for the purpose of calculating the risk-based capital ratio.

         Assets and credit equivalent amounts of off-balance sheet items are assigned to one of four risk categories, according to certain criteria. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the financial institution's total risk weighted assets that comprise the denominator of the risk-based capital ratio. Assets deducted from a bank's capital in determining the numerator of the risk-based capital ratio are not included as part of the financial institution's risk weighted assets.

         Risk weights for off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items is determined, in most cases by multiplying the off-balance sheet items by a credit conversion factor. Second, in most cases, the credit equivalent amount is assigned to the appropriate risk category according to designated criteria.

         National Banks are required to maintain a minimum risk-based capital ratio of total capital (after deductions) to risk weighted assets of 8%. In general, 50% of this ratio must consist of Tier I capital. Certain restrictions and limitations also apply regarding the calculation of Tier 1 capital. Tier 2 capital elements that are not used as part of Tier I capital generally will qualify for inclusion in a financial institution's capital base up to a maximum of 100% of the financial institution's Tier 1 capital. As of March 31, 1996, the Bank's Tier 1 risk-based capital ratio was 16.4%.

         In addition, the OCC has promulgated capital leverage guidelines designed to supplement the risk-based capital guidelines. The principal objective of the leverage ratio is to address the extent to which a financial institution could leverage its equity capital base. The OCC requires national banks to meet a minimum leverage capital requirement of Tier 1 capital to total assets of not less than 3% for a bank that is not anticipating or experiencing significant growth and is highly rated (i.e., a composite rating of 1 on a scale of 1 to 5). Banks that the OCC determines are anticipating or experiencing significant growth or that are not highly rated must meet a minimum leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

         The Bank's leverage ratio was 8.48% as of March 31, 1996 and 8.11% as of December 31, 1995.

         Liquidity

         Royall's asset and liability management policy is intended to maintain adequate liquidity and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements, and otherwise sustain operations. Royall accomplishes this through management of the maturities of its interest earning assets and interest-bearing liabilities. Liquidity is monitored daily and overall interest rate risk is assessed through reports showing both sensitivity ratios and existing dollar "gap" data. Royall believes is present position to be adequate to meet its current and foreseeable liquidity needs.

         The liquidity of Royall is maintained in the form of readily marketable securities, demand deposits with commercial banks, vault cash and federal funds sold. While the minimum liquidity requirement for banks is determined by federal bank regulatory agencies as a percentage of deposit liabilities, Royall's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the scheduled maturity and interest rate sensitivity of the investment and loan portfolio, deposits and anticipated loan fundings. In addition to the liquidity provided by the foregoing, Royall has correspondent relationships with other institutions with available unsecured lines of credit to purchase overnight funds totalling $8,000,000 should additional liquidity be needed. These lines are subject to restrictions such as the financial strength of Royall and the lender's ability to facilitate the credit.

         On December 31, 1993, Royall adopted the provisions of FAS 115. The opening balance of shareholders' equity was increased by $464,745 to reflect the net unrealized holding gains, net of tax, on securities classified as available for sale which were previously carried at amortized cost. As of March 31, 1996, Royall's available-for-sale portfolio account totalled $37,040,169 out of a total security portfolio of $37,622,869.

         Average non-interest bearing demand deposits were $25,239,000 for the period ending March 31, 1996 compared to $22,249,00 as of March 31, 1995, an increase of $2,990,000. Average non-interest bearing demand deposits were $23,179,000 as of December 31, 1995, an increase of $499,000 over the average balance as of December 31, 1994 of $22,680,000. Average interest bearing deposits were $65,922,000 as of December 31, 1995 compared to $68,702,000 as of December 31, 1994 and $71,541,000 as of December 31, 1993.

         Net cash generated by operating activities was $2,139,169, $1,949,362, $1,924,994 and $1,483,684 as of the end of 1995, 1994, 1993 and 1992,
respectively. Proceeds from principal paydowns and maturities of investment securities were $10,201,479, $12,032,382, $23,209,763 and $23,902,209 for the
same periods. Sales of loans were immaterial for 1995 through 1992. Royall utilized these funds to originate loans and purchase investment securities. Loans originated, net of principal collected, were $7,435,181 and $2,051,798 in 1995 and 1994, respectively.

         Funds utilized for the purchase of bank premises and equipment were $260,822, $728,721 and $238,914 during 1995, 1994 and 1993. On July 1, 1993
Royall acquired Community Bank for $4,800,000.

         Interest Rate Sensitivity

         Interest rate sensitivity refers to the relationship between market interest rates and net interest income resulting from the repricing of certain assets and liabilities. Interest rate risk arises when an earning asset matures or when its rate of interest changes in a time frame different from that of the supporting interest-bearing liability. One way to reduce the risk of significant adverse effects on net interest income of market rate fluctuations is to minimize the difference between rate sensitive assets and liabilities, referred to as "gap," by maintaining a similar interest rate sensitivity position of the assets and liabilities within a particular time frame.

         Maintaining an equilibrium between rate sensitive assets and liabilities will reduce some of the risk associated with adverse changes in market rates, but it will not guarantee a stable net interest spread because yields and rates may change simultaneously and by different amounts. These changes in market spreads could materially affect the overall net interest spread even if assets and liabilities were perfectly matched. If more assets than liabilities reprice within a given period, an asset sensitive position or "positive gap" is created. During a positive gap, a decline in market rates will have a negative impact on net reprice in a given period, a liability sensitive position or "negative gap" is created (rate sensitivity ratio is less than 100%) and a decline in interest rates will have a positive impact on net interest income.

The following table shows interest sensitivity gaps for these different intervals as of March 31, 1996.

                    Estimated Period of Potential Repricing
                            (Dollars in Thousands)

                                                                     Over        Over
                                                     One Day to    Three to   Six Months
                                                        Three        Six        to One     Over One
                                          Floating     Months       Months       Year        Year      Total
                                          ---------    ------     ----------  -----------  ---------  --------
Interest Sensitive Assets ("ISA")
     Loans
      Loans (Fixed Rate)                        --     $  2,988    $  1,272     $  3,074    $25,904    $33,238
      Loans (Floating Rate)                $ 8,658        2,970       2,970        5,940         --     20,538
Securities
      Securities (Fixed Rate)                   --        1,246       3,108        3,642     29,341     37,337
      Securities (Floating Rate)                --          653          --           --         --        653
     Fed Funds Sold                          4,840           --          --           --         --      4,840
                                           -------     --------    --------     --------    -------    -------
TOTAL Interest Sensitive Assets            $13,498     $  7,857    $  7,350     $ 12,656    $55,245    $96,606
                                           =======     ========    ========     ========    =======    =======
Interest Sensitive Liabilities ("ISL")
     Interest Bearing Deposits
      NOW Accounts                           $  --     $ 20,623       $  --        $  --      $  --    $20,623
      Savings Account                           --        7,998          --           --         --      7,998
      Money Market                              --       10,418          --           --         --     10,418
      Certificates of Deposit                   --       10,723       9,643        5,356      2,800     28,522
                                           -------     --------    --------     --------    -------    -------
       Total Deposits                           --       49,762       9,643        5,356      2,800     67,561
      Notes Payable                             --           45          45           93      3,021      3,204
                                           -------     --------    --------     --------    -------    -------
TOTAL Interest Sensitive Liabilities            --     $ 49,807    $  9,688     $  5,449    $ 5,821    $70,765
                                           =======     ========    ========     ========    =======    =======
PERIODIC GAP                               $13,498     $(41,950)   $ (2,338)    $  7,207    $49,424    $25,841

CUMULATIVE GAP                             $13,498     $(28,452)   $(30,790)    $(23,583)   $25,841

PERIODIC GAP TO TOTAL EARNINGS ASSETS       13.97%      (43.42)%    (2.42)%      (7.46)%     51.16%


   Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities which are not reflected in the interest sensitivity analysis. These prepayments may have significant effects on Royall's net interest margin. Because of these factors, an interest sensitivity gap report may not provide a complete assessment of Royall's exposure to changes in interest rates.

   Investment Securities

   Set forth is a distribution of Royall's investment securities by contractual maturity dates at March 31, 1996 (mortgage-backed securities are classified in the period of final maturity):

                                                                         (Dollars in Thousands)
                                         -----------------------------------------------------------------------------------

                                                                                   Maturing
                                                             After One But      After Five But
                                         Within One Year   Within Five Years   Within Ten Years   After Ten Years    Total
                                         ---------------   -----------------   ----------------   ---------------    -----

                                         Amount    Yield   Amount      Yield   Amount     Yield   Amount    Yield    Amount
                                         ------    -----   ------      -----   ------     -----   ------    -----    ------
Securities held to                           --       --       --        --        --        --       --       --        --
 maturity:

Securities available for
 sale: (1)
  U.S. Treasury                          $2,011    4.53%  $10,552     5.09%        --        --       --       --   $12,563
  Government Agency                       5,643    6.53    13,626     6.39         --        --       --       --    19,269
  Mortgage-backed                           225    6.54     4,227     6.46         --        --   $  689     6.56%    5,141
  Municipal                                  --      --        67     4.55         --        --       --       --        67
  Certificates of Deposit                   297    4.83        --       --         --        --       --       --       297
                                         ------  ------   -------   ------     ------    ------   ------   ------   -------
Total Securities                         $8,176    5.61%  $28,472     5.63%        --        --   $  689     6.56%  $37,337
                                         ======  ======   =======   ======     ======    ======   ======   ======   =======

   (1)  Yields are not presented on a tax-equivalent basis.

   Deposits

   The daily average balances and average rates paid by category of deposit at the dates shown below are as follows:


                                                (Dollars in Thousands)

                    As of March 31, 1996           As of December 31,
                   ---------------------  ----------------------------------
                                                 1995              1994
                                                 ----              ----
                    Amount       Rate      Amount    Rate    Amount    Rate
                   --------     ------    --------  ------  --------  ------
Demand             $ 25,239        --     $ 25,501    --    $ 24,559     --
NOW accounts         20,632       2.09%     20,248   2.02%    18,956   1.39%
Money market          9,861       2.56      10,044   2.52     14,290   2.36
Savings               7,955       2.06       8,298   2.09      8,945   2.16
Time                 28,152       4.43      27,738   4.51     24,419   3.22
                   --------      ------   --------  ------  --------  ------
  TOTAL            $ 91,839       2.50%   $ 91,829   2.27%  $ 91,169   1.73%
                   ========      ======   ========  ======  ========  ======

   The scheduled maturities of certificates of deposit in denominations of $100,000 or more at March 31, 1996 and December 31, 1995, including public funds, are shown below:

                                     (Dollars in Thousands)

                               March 31, 1996         December 31, 1995
                               --------------         -----------------
Due in three months or less   $     3,176              $     2,910

Due in over three to six            1,965                    2,162
  months

Due in over six to twelve             814                      739
  months

Due in over twelve months             --                       --
                              ----------------         ----------------
      Total                   $     5,955              $     5,811
                              ================         ================

   Loans

   The following table classifies Royall's loans according to type as of the dates shown:

                                                          (Dollars in Thousands)
                                                               December 31,
                                                          ----------------------
                                              March 31,
                                                1996         1995        1994
                                             ----------     ------      ------
Real estate development                       $     507   $    876     $   787
Real estate one-to-four family residential       20,888     18,937      13,754
   mortgages
Real estate commercial                            7,793      7,784       7,836
Real estate other                                 1,039      1,040       1,542
                                             ----------   --------      ------
   Total                                         30,227     28,637      23,919

Installment                                      16,986      17,040      12,004
Commercial                                        5,360       5,990       7,758
Other Loans                                       1,414       1,413       1,424
Less unearned discounts                         (1,380)     (1,382)       (766)
                                             ----------   ---------     -------
   Total                                        $52,607     $51,698     $44,339
                                             ==========   =========     =======

   Total loans net of unearned income and allowance for possible loan losses increased 17% in 1995 from 1994 levels. At March 31, 1996, total loans exceeded year-end 1995 levels by 2%.

   Of fixed rate loans aggregating $33,238,000 as of March 31, 1996, loans totalling $7,334,000 mature within one year, while loans totalling $15,641,000 mature within one to five years. Floating rate loans as of March 31, 1996 totalled $20,538,000. Commercial and real estate loans with a fixed rate and maturing within one year at March 31, 1996 totalled $4,601,094 while those with a fixed rate and maturing within one to five years totalled $2,923,000. Real estate construction loans with a fixed rate and maturing within one year at March 31, 1996, totalled $342,906 while there were no loans with a fixed rate and maturing within one to five years.

   Of fixed rate loans aggregating $30,848,000 as of December 31, 1995, loans totalling $7,072,000 matured within one year, while loans totalling $14,475,000 matured within one to five years. Floating rate loans as of December 31, 1995 totalled $20,307,000. Commercial and real estate loans with a fixed rate and maturing within one year at December 31, 1995 totalled $5,157,000 while those with a fixed rate and maturing within one to five years totalled $3,150,000. Real estate construction loans with a fixed rate and maturing within one year at December 31, 1995 totalled $324,016 while those with a fixed rate and maturing within one to five years totalled $462,721.

   Allowance for Loan Losses and Risk Elements

   The provision for loan losses represents a determination by Royall's management of the amount necessary to be charged to operating income and transferred to the allowance for loan losses to maintain a level which it considers adequate in relation to the risk of future losses inherent in the loan portfolio. It is Royall's policy to provide for exposure to losses of specifically identified credits and a general allowance for the remainder of the loan portfolio, and, while it is also Royall's policy to charge off in the current period those loans in which a loss is deemed to exist, risks of future losses also exist which cannot be quantified precisely or attributed to particular loans or classes of loans.

   In assessing the adequacy of its allowance for loan losses, management relies predominantly on its ongoing review of the loan portfolio, which is undertaken both to ascertain whether there are probable losses which must be charged off and to assess the risk characteristics of significant individual loans and of the portfolio in the aggregate. This review takes into consideration the judgments of the responsible lending officer, the senior credit officer, the chief executive officer, the loan review officer and the Board of Directors, and also those of bank regulatory agencies that review the loan portfolio as part of their regular examinations of Royall and the Bank.

   In evaluating the allowance for loan losses, management also considers Royall's loan loss experience, the amount of past due and non-performing loans, current and anticipated economic conditions, and other appropriate information. The allowance for loan losses also reflects an analysis of the risks associated with each class of loans.

   The allowance for loan losses at March 31, 1996 was $363,533, compared to $380,981 at December 31, 1995, and $456,558 at December 31, 1994. Although
management believes the allowance for loan losses to be adequate as of the date presented, a small monthly provision was commenced during the first quarter of 1996 to maintain this adequacy.



                                                        (Dollars in Thousands)


                                       As of and for
                                        the Three      As of and for the Years
Transaction in allowance for           Months Ended             Ended
 possible loan losses                    March 31,           December 31,
- ----------------------------           -------------   -----------------------
                                           1996           1995         1994
                                       -------------   ---------    ----------
Balance at Beginning of period         $    380,981    $ 456,558    $  514,615

Charge-offs
- -----------
  Commercial                                  1,584       25,174        10,244
  Real estate-mortgage                           --        1,808        11,325
  Real estate-construction                       --           --         2,067
  Installment loans                          34,629       82,684        56,230
  Credit card and related plan                7,773       38,371        29,113
                                       ------------    ---------    ----------
    Total charge-offs                        43,986      148,037       108,979

Recoveries
- ----------
  Commercial                                    770       18,911         9,754
  Real estate-mortgage                          300       19,589         1,602
  Real estate-construction                       --           --         5,119
  Installment loans                           3,163       27,596        31,300
  Credit card and related plan                2,305        6,364         3,147
                                       ------------    ---------    ----------
    Total recoveries                          6,538       72,460        50,922

  Net charge-offs (recoveries)               37,448       75,577        58,057
  Provision charged to expense               20,000           --            --
  Balance at end of period             $    363,533    $ 380,981    $  456,558
                                       ============    =========    ==========
  Net charge-offs (recoveries) as a
  percentage of average loans
  (annualized for 1996)                       0.072%      0.161%        0.134%


    Nonaccrual, Past Due and Restructured Loans

    The following is an analysis of non-performing assets as of the dates shown:

                                                   (Dollars in Thousands)
                                                March 31,       December 31,
                                                  1996        1995       1994
                                              ------------  --------   --------
Loans accounted for on a nonaccrual basis     $    177,944  $ 31,393   $ 45,633
Accruing loans which are contractually past
 due 90 days or more as to principal or
 interest payments                                  19,142    11,980     20,693
Troubled debt restructuring                             --     3,604      4,462
                                              ------------  --------   --------
 Total                                        $    197,086  $ 46,977   $ 70,788

Interest income included in net income for           2,514       409      1,807
 period
Foregone interest on nonaccrual loans                4,329     3,251      4,436

   The accrual of interest on a loan is discontinued when, in the opinion of management (based upon such criteria as default in payment, decline of cash flow, bankruptcy and other financial conditions which could result in default), the borrower's financial condition is such that the collection of interest is doubtful. Management believes the risks in these loans to be significant as there may be some portion of the principal which will become uncollectible. As of March 31, 1996, loans totalling $177,944 or 0.3% of total net loans outstanding, were on a non-accrual basis, therefore, no income was being recognized.

   Placing a loan on non-accrual status has a two-fold impact on net interest income. First, it generally causes an immediate charge against earnings with respect to that particular loan. Second, it eliminates future interest earnings with respect to that particular loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

   Non-accrual loans increased by $146,551 from $45,978 at March 31, 1995 to $177,944 at March 31, 1996. The increase was primarily due to a real estate loan in the amount of $108,832 involved with a divorce, and three commercial loans for vehicles totalling $43,753 for one customer involved in a bankruptcy. The real estate has an appraisal value of $118,000. The vehicles include a 1995 Lincoln automobile with NADA retail value of $27,900, a 1994 Chevrolet Van with NADA retail value of $12,000, and a 4 Wheeler with an estimated value of $3,500 for a total collateralized value of $43,400. Non-accrual loans decreased by $14,240 from $45,633 at December 31, 1994, to $31,393 at December 31, 1995. The
decrease was primarily due to payoff of real estate loan for $13,746.

   The anticipated amounts of charge-offs by category during the next full year of operations are as follows:


               Commercial                      $ 25,000
               Real estate-mortgage               2,000
               Installment                       82,000
               Overdrafts                        86,400
                                               --------
                                               $195,400
                                               ========

   Return on Equity and Assets

   The return on equity and return on assets for the periods shown below are as follows:

                                              For the Three
                                              Months Ended       For the Years Ended
                                                March 31,            December 31,
                                             --------------    ----------------------

                                                  1996            1995         1994
                                             --------------    ----------   ---------
Return on Average Assets                             1.50%          0.95%       1.01%
Return on Average Equity                            14.85%          9.75%      10.99%
Average Equity to Average Assets Ratio              10.12%         10.08%       9.41%
Dividend Payout Ratio                                   --         39.83%      37.11%

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

   Compass' Board of Directors appointed KPMG Peat Marwick LLP as independent auditors for Compass for the year ending December 31, 1995. KPMG Peat Marwick LLP has served as Compass' independent auditors continuously since 1971.

   Royall's Board of Directors appointed Harrell, Rader, Bonner & Bolton, LLP as independent auditors for Royall for the year ending December 31, 1995. Harrell, Rader, Bonner & Bolton, LLP has served as Royall's independent auditors continuously since 1985.

   Compass and Royall have been advised by KPMG Peat Marwick LLP and Harrell, Rader, Bonner & Bolton, LLP that neither KPMG Peat Marwick LLP nor Harrell, Rader, Bonner & Bolton, LLP has any direct financial interest or any material indirect financial interest in Compass, Royall or the Bank other than arising from that firm's employment as auditor for Compass or Royall.


                                    EXPERTS

   The consolidated financial statements of Compass as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Royall as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the report of Harrell, Rader, Bonner & Bolton, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                LEGAL OPINIONS

   Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this Proxy Statement/Prospectus and certain other matters. As of December 31, 1995, Mr. Powell was the beneficial owner of an aggregate of approximately 51,183 shares of Compass Common Stock. Liddell, Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the Closing of the Merger. Zeleskey, Cornelius, Hallmark, Roper & Hicks L.L.P. and Liddell, Sapp are also expected to render legal opinions as to certain matters acceptable to Royall and Compass, respectively.


                                INDEMNIFICATION

   Compass' By-Laws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. See "Comparison of Rights of Shareholders of Royall and Compass--Certain Differences Between the Corporation Laws of Texas and Delaware and Corresponding Charter and By-Law Provisions-- Limitation of Liability and Indemnification".

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 OTHER MATTERS

   Royall's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. If any other matters are properly brought before the Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of Royall's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy. See "Introduction".

                         INDEX TO FINANCIAL STATEMENTS
                                      of
                         ROYALL FINANCIAL CORPORATION
                                AND SUBSIDIARY

- --------------------------------------------------------------------------------
                                                                           Page
                                                                           ----
 1. Auditors' Reports regarding the December 31, 1995 and 1994
    Consolidated Financial Statements                                      F-3

 2. Consolidated Balance Sheet as of December 31, 1995 and 1994            F-4

 3. Consolidated Statements of Income or the Years Ended
    December 31, 1995, 1994 and 1993                                       F-7

 4. Consolidated Statements of changes in Stockholders' Equity for the
    Years Ended December 31, 1995, 1994 and 1993                           F-9

 5. Consolidated Statement of Cash Flows for the Years Ended
    December 31, 1995                                                      F-11

 6. Notes to Consolidated Financial Statements                             F-14

 7. Supplemental Information - Individual Financial Statements
    of Parent Company                                                      F-25

 8. Consolidated Balance Sheet as of March 31, 1996 and 1995 (audited)     F-31

 9. Consolidated Balance Sheet for the Three Months Ended
    March 31, 1996 and 1995 (unaudited)                                    F-32

10. Consolidated Statements of Income for the Three Months Ended
    March 31, 19996 and 1995                                               F-35

11. Consolidated Statement of Changes in Stockholders' Equity for
    the Thee Months Ended March 31, 1996 and 1995 (unaudited)              F-36

12. Consolidated Statement of Cash Flows fo the Three Months
    Ended March 31, 1996 and 1995 (unaudited)                              F-37

13. Notes to Unaudited Financial Statements                                F-37

                          ROYALL FINANCIAL CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

                                      AND

                     EACH OF THE THREE YEARS IN THE PERIOD
                            ENDED DECEMBER 31, 1995

     [LETTERHEAD OF HARRELL, RADER, BONNER & BOLTON, L.L.P. APPEARS HERE]


                          INDEPENDENT AUDITORS' REPORT



  To the Board of Directors
  Royall Financial Corporation

       We have audited the accompanying consolidated balance sheets of Royall Financial Corporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Royall Financial Corporation and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                            Harrell, Rader, Bonner & Bolton, LLP

  Palestine, Texas
  January 26, 1996

                          ROYALL FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

                          ROYALL FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994

ASSETS                                                  1995          1994
                                                    ------------  -------------
CASH AND DUE FROM BANKS                             $  7,176,452  $  7,009,962

FEDERAL FUNDS SOLD                                     2,175,000     3,710,000

INVESTMENT SECURITIES HELD TO MATURITY
  U.S. Government agencies                                     -    23,548,863
  U.S. Treasury notes                                          -    16,777,948
  State and municipal                                          -        68,737
  Federal Home Loan Bank stock                           481,400       452,400
  Federal Reserve Bank stock                              43,500        43,500
  Other investments                                       50,000        98,000
                                                    ------------  ------------
        Total investment securities held
        to maturity (market value of
        $574,900 in 1995 and $39,091,652
        in 1994)                                         574,900    40,989,448

INVESTMENT SECURITIES AVAILABLE FOR SALE
  U.S. Government agencies                            24,642,007             -
  U.S. Treasury notes                                 13,575,108             -
  Interest bearing deposits with banks                   495,000     2,672,000
  State and municipal                                     67,627             -
                                                    ------------  ------------
        Total                                         38,779,742     2,672,000
  Unrealized appreciation (depreciation) - net           242,801      (210,177)
                                                    ------------  ------------
        Total investment securities available
        for sale                                      39,022,543     2,461,823

LOANS
  Commercial                                          10,562,032    11,902,660
  Installment                                         12,775,082     8,443,537
  Real estate - construction                             876,000       787,000
  Real estate - mortgage loans                        27,458,598    22,713,965
  Credit card                                          1,353,922     1,163,784
  Other                                                   71,907       111,893
                                                    ------------  ------------
                                                      53,097,541    45,122,839
  Less:
      Unearned discount                                1,381,547       766,448
      Allowance for loan losses                          380,980       456,558
                                                    ------------  ------------

        Net loans                                     51,335,014    43,899,833

BANK PREMISES AND EQUIPMENT - net                      3,296,126     3,296,949

ACCRUED INTEREST RECEIVABLE                              898,035       962,553

GOODWILL - net                                         1,600,020     1,873,991

OTHER ASSETS                                             518,511       462,817
                                                    ------------  ------------

        TOTAL ASSETS                                $106,596,601  $104,667,376
                                                    ============  ============

The accompanying notes are an integral part of these financial statements.



LIABILITIES AND STOCKHOLDERS' EQUITY             1995          1994
                                             ------------  -------------
DEPOSITS
  Demand - interest bearing                   $30,292,315   $33,246,544
  Demand - non-interest bearing                25,499,486    24,556,036
  Savings                                       8,297,068     8,944,919
  Other time                                   27,737,349    24,418,739
                                              -----------   -----------

        Total deposits                         91,826,218    91,166,238

ADVANCES FROM FEDERAL HOME LOAN BANK            3,203,914     3,365,846

ACCRUED INTEREST AND OTHER LIABILITIES            450,223       132,396

DEFERRED FEDERAL INCOME TAX PAYABLE               366,610       156,486
                                              -----------   -----------

        TOTAL LIABILITIES                      95,846,965    94,820,966

STOCKHOLDERS' EQUITY
  Common stock; par value $100; 1,000,000
   shares authorized; 4,000 issued and
   outstanding                                    400,000       400,000
  Additional paid-in capital                    2,393,804     2,393,804
  Retained earnings                             7,795,583     7,191,323
  Unrealized appreciation (depreciation)
   on investment securities - net of
   deferred taxes                                 160,249      (138,717)
                                              -----------   -----------
        TOTAL STOCKHOLDERS' EQUITY             10,749,636     9,846,410
                                              -----------   -----------
        TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                 $106,596,601  $104,667,376
                                             ============  ============

                          ROYALL FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                              1995         1994         1993
                                           -----------  -----------  -----------
INTEREST INCOME
 Interest and fees on loans                 $4,655,770   $3,815,373   $2,830,277
 Interest on deposits with banks                99,028      196,993      129,172
 Interest on investment securities:
  Obligations of U.S. Government             2,330,139    2,353,527    2,194,167
  State and political subdivisions               3,115        3,185        3,016
  Other interest income                        202,131      166,536      149,780
                                            ----------   ----------   ----------

      Total interest income                  7,290,183    6,535,614    5,306,412

INTEREST EXPENSE
 Interest on deposits                        1,936,866    1,599,221    1,443,076
 Interest on long-term borrowing               217,386      186,344       79,421
                                            ----------   ----------   ----------

      Total interest expense                 2,154,252    1,785,565    1,522,497

NET INTEREST INCOME                          5,135,931    4,750,049    3,783,915
 Provision for loan losses                           -            -       25,000
                                            ----------   ----------   ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                   5,135,931    4,750,049    3,758,915

OTHER OPERATING INCOME
 Service charges                             1,329,780    1,261,565      909,976
 Gain on sale of securities                          -            -       17,468
 Other operating income                        299,593      268,248      204,076
                                            ----------   ----------   ----------

      Total other operating income           1,629,373    1,529,813    1,131,520

OTHER OPERATING EXPENSES
 Salaries and employment expenses            2,067,215    2,062,693    1,674,301
 Occupancy expenses                            338,911      293,716      257,068
 Equipment expenses                            234,114      205,500       86,444
 Data processing expenses                      185,727      273,466      279,805
 Regulatory expenses                           141,616      249,120      198,751
 Other operating expenses                    1,948,413    1,568,775    1,142,762
                                            ----------   ----------   ----------

      Total other operating expenses         4,915,996    4,653,270    3,639,131
                                            ----------   ----------   ----------

INCOME BEFORE FEDERAL INCOME TAX EXPENSE     1,849,308    1,626,592    1,251,304

FEDERAL INCOME TAX EXPENSE                     845,058      548,800      455,874
                                            ----------   ----------   ----------

                          ROYALL FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                           1995         1994         1993
                                        -----------  -----------  -----------
INCOME BEFORE CUMULATIVE EFFECT OF A
CHANGE IN ACCOUNTING PRINCIPLE            1,004,250    1,077,792      795,430

CUMULATIVE BENEFIT ON PRIOR YEARS OF
CHANGE IN METHOD OF ACCOUNTING FOR
DEFERRED TAX ASSETS                               -            -      797,996
                                         ----------   ----------   ----------

NET INCOME                               $1,004,250   $1,077,792   $1,593,426
                                         ==========   ==========   ==========

EARNINGS PER SHARE                       $   251.06   $   269.45   $   398.36
                                         ==========   ==========   ==========

The accompanying notes are an integral part of these financial statements.

                                                                     Page 1 of 2
                          ROYALL FINANCIAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   Unrealized
                                        Additional                Appreciation
                               Common     Paid-in     Retained   (Depreciation)
                               Stock      Capital     Earnings   on Securities
                             ----------  ----------  ----------  --------------
BALANCE, DECEMBER 31, 1992     $400,000  $2,393,804  $4,920,097  $           -

Unrealized appreciation in
 investment securities                -           -           -        464,745

Add:
 Net income for the year ended
  December 31, 1993                   -           -   1,593,426              -
                             ----------  ----------  ----------  -------------


BALANCE, DECEMBER 31, 1993     $400,000  $2,393,804  $6,513,523      $ 464,745

Reclassification of
 investment securities                -           -           -       (669,170)

Amortization of unrealized
 loss on invest-
ment securities                       -           -           -         65,708

Add:
 Net income for the year ended
  December 31, 1994                   -           -   1,077,792              -

Deduct:
 Dividends                            -           -     399,992              -
                             ----------  ----------  ----------  -------------

                          ROYALL FINANCIAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                      Unrealized
                                                           Additional                Appreciation
                                                Common      Paid-in      Retained   (Depreciation)
                                                Stock       Capital      Earnings   on Securities
                                              ----------  ------------  ----------  --------------
BALANCE, DECEMBER 31, 1994                       400,000     2,393,804   7,191,323       (138,717)

Reclassification of investment securities              -             -           -        211,355

Amortization of unrealized loss on invest-
 ment securities                                       -             -           -         87,611

Add:
 Net income for the year ended
  December 31, 1995                                    -             -   1,004,250              -

Deduct:
 Dividends                                             -             -     399,990              -
                                              ----------  ------------  ----------  -------------

BALANCE, DECEMBER 31, 1995                      $400,000    $2,393,804  $7,795,583      $ 160,249
                                              ==========  ============  ==========  =============

The accompanying notes are an integral part of these financial statements.

                          ROYALL FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



CASH FLOWS FROM OPERATING                  1995           1994            1993
 ACTIVITIES                           -------------  -------------  --------------
 Net Income                            $ 1,004,250    $ 1,077,792    $  1,593,426
   Adjustments to reconcile net
    income to net cash provided
    from operating activities
     Provision for loan losses                   -              -          25,000
     Provision for losses on other               -         13,157          13,577
      real estate
     Provision for depreciation            261,645        272,286         202,328
     Amortization                          167,097        160,139          87,357
     Deferred income taxes                 191,441        351,094        (353,208)
     Amortization of investment
      security discounts and premiums      215,578        335,285         412,344
     Gain on sale of fixed assets                -        (10,532)              -
     Gain (loss) on sale of other real      (7,573)          (560)            933
      estate owned
     (Increase) decrease in
       Other assets                        (75,614)       115,771          24,545
        Interest receivable                 64,518       (116,331)         (9,386)
     Increase (decrease) in
       Accrued interest payable and other
        liabilities                        317,827       (248,739)        (71,922)
                                       -----------    -----------    ------------
  NET CASH PROVIDED BY OPERATING
   ACTIVITIES                            2,139,169      1,949,362       1,924,994
                                       -----------    -----------    ------------
  CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturity of investment
    securities held to maturity             48,000      9,973,382               -
   Proceeds from maturity of
    investment securities available
    for sale                            10,153,479      2,058,000      23,209,763
   Purchases of investment securities
    held to maturity                       (29,000)    (8,863,297)       (151,600)
   Purchases of investment securities
    available for sale                  (6,081,250)             -     (19,237,523)

                          ROYALL FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                            1995           1994           1993
                                        -------------  -------------  -------------
Net (increase) decrease in
 short-term investments                    1,535,000       (160,000)     6,130,000
Net (increase) decrease in loans          (7,435,181)    (2,051,798)    (2,745,335)
Premises remodeling and purchases
 of equipment                               (260,822)      (728,721)      (238,914)
Purchases and improvements of
 other real estate owned                     (57,576)       (26,699)      (106,682)
Sales of fixed assets                              -         11,844              -
Sales of other real estate owned              56,783         86,853         86,722
Cash acquired in acquisition of
 Community State Bank                              -              -      2,443,047
Acquisition of Community State Bank             (170)      (177,713)    (5,045,184)
                                         -----------    -----------    -----------
NET CASH PROVIDED (USED) BY
 INVESTING ACTIVITIES                     (2,070,737)       121,851      4,344,294
                                         -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES

  Advances from Federal Home Loan Bank       903,574      1,893,238      1,997,408
  Repayments to Federal Home Loan Bank    (1,065,506)    (1,200,245)      (355,414)
  Net increase (decrease) in demand
   deposits, NOW accounts, savings
   accounts and certificates of deposit      659,980     (3,953,197)    (3,047,128)
  Cash dividends                            (399,990)      (399,992)             -
                                         -----------    -----------    -----------
NET CASH PROVIDED (USED) BY
 FINANCING ACTIVITIES                         98,058     (3,660,196)    (1,405,134)
                                         -----------    -----------    -----------
INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                            166,490     (1,588,983)     4,864,154
CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                         7,009,962      8,598,945      3,734,791
                                         -----------    -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR $ 7,176,452    $ 7,009,962    $ 8,598,945


                          ROYALL FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                            1995          1994          1993
                                        ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
  Cash paid during the year for:
   Interest                               $2,106,567    $1,795,221    $1,561,041
   Income taxes                              692,000       274,813        41,420

DISCLOSURE OF ACCOUNTING POLICY
  For purposes of the statements of cash flows, the Company considers cash on hand and monies on deposit with other banks to be cash equivalents.

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Unrealized gain in marketable debt
 securities                                                           $  242,801
                                                                      ==========
Loans transferred to other real estate during
 the year                                                             $   32,515
                                                                      ==========
Proceeds from sale of other real estate financed
 through loans                                                        $        -
                                                                      ==========

The accompanying notes are an integral part of these financial statements.

                          ROYALL FINANCIAL CORPORATION

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation and principles of consolidation.  The consolidated
  -----------------------------------------------------
  financial statements of Royall Financial Corporation (the Company) include the accounts of the Royall National Bank (the Bank). Royall National Bank is a wholly-owned subsidiary of Royall Financial Corporation. All significant intercompany transactions and accounts have been eliminated in consolidation.

  Nature of operations.  Royall National Bank provides a variety of banking
  --------------------
  services to individuals and businesses located primarily in the Anderson County and Angelina County areas. Its primary deposit products are non-interest bearing demand deposits and interest bearing demand and savings deposits and certificates of deposit. Its primary lending products are commercial business, real estate mortgage, installment and credit card loans.

  Use of estimates.  The preparation of financial statements in conformity with
  ----------------
  generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment securities.  Investment securities are stated at cost adjusted for
  ---------------------
  amortization of premiums and accretion of discounts, which are computed using the constant yield method and recognized as adjustments to interest income. In addition, securities classified as available for sale or trading are adjusted to fair value in accordance with Statement of Financial Accounting Standard (SFAS) #115. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

  Loans and allowance for loan losses.  Loans are stated at the amount of unpaid
  -----------------------------------
  principal, reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the rule of seventy-eights method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful.

  Premises and equipment.  Bank premises and equipment are carried at original
  ----------------------
  cost less accumulated depreciation. Depreciation is computed using both the straight-line method and the accelerated depreciation method over the estimated useful life of the asset. Costs incurred for maintenance and repairs are expensed currently.

  Income tax.  Provisions for deferred income taxes are made as a result of
  ----------
  temporary differences between financial and taxable income. The principle differences resulting in deferred taxes are differences in provision for loan losses, depreciation expense and gain or loss on investment securities for financial and taxable income.

  Fair value of financial instruments.  Statement of Financial Accounting
  -----------------------------------
  Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statements No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

    Time deposits: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

    Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

SIGNIFICANT ACCOUNTING POLICIES (concluded)

    Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

    Federal Home Loan Bank advances payable: The fair values of advances from Federal Home Loan Bank are estimated using discounted cash flow analysis, based on interest rates currently being offered for similar advances.

  Trust fees.  In accordance with established industry practice, income from
  ----------
  trust fees is reported on the cash basis. Reporting of such fees on an accrual basis would have no material effect on reported income.

INVESTMENT SECURITIES

  The amortized cost of investment securities and their approximate market values as shown in the consolidated balance sheets of the Company are as follows:

Held-to-maturity:
- -----------------
                                      Amortized      Unrealized  Unrealized     Market
                                        Cost           Gains       Losses        Value
                                  -----------------  ----------  -----------  -----------
  December 31, 1995:
  Federal Home Loan Bank stock          $   481,400  $        -  $        -   $   481,400
  Federal Reserve Bank stock                 43,500           -            -       43,500
  Other investments                          50,000           -            -       50,000
                                        -----------  ----------   ----------  -----------
                                        $   574,900  $        -  $        -   $   574,900
                                        ===========  ==========  ===========  ===========
  December 31, 1994:
  U.S. Government agencies              $23,548,863  $        -   $  929,206  $22,619,657
  U.S. Treasury notes                    16,777,948           -      967,047   15,810,901
  State and municipal                        68,737           -        1,543       67,194
  Federal Home Loan Bank stock              452,400           -            -      452,400
  Federal Reserve Bank stock                 43,500           -            -       43,500
  Other investments                          98,000           -            -       98,000
                                        -----------  ----------   ----------  -----------
                                        $40,989,448  $        -   $1,897,796  $39,091,652
                                        ===========  ==========   ==========  ===========


Available-for-sale:
- -------------------
                                    Amortized       Unrealized  Unrealized    Market
                                      Cost            Gains       Losses       Value
                               -------------------  ----------  ----------  -----------
  December 31, 1995:
  U.S. Government agencies             $24,642,007    $320,861  $        -  $24,962,868
  U.S. Treasury notes                   13,575,108           -      78,733   13,496,375
  Interest bearing deposits
    with banks                             495,000           -           -      495,000
  State and Municipal                       67,627         673           -       68,300
                                       -----------  ----------  ----------  -----------

                                       $38,779,742    $321,534     $78,733  $39,022,543
                                       ===========  ==========  ==========  ===========
  December 31, 1994
  Interest bearing deposits
   with banks                          $ 2,672,000  $        -  $        -  $ 2,672,000
                                       ===========  ==========  ==========  ===========

At December 31, 1995 and 1994, respectively, investment securities were pledged to secure public deposits and for other purposes required or permitted by law. At December 31, 1995, securities pledged had an amortized cost of $1,507,005 and a fair market value of $1,511,648. At December 31, 1994, securities pledged had an amortized cost of $1,522,970 and a fair market value of $1,509,267.

There were no sales of securities during 1995 or 1994.

  The maturities of investment securities at December 31, 1995 and 1994 are as follows:

                                         1995                     1994
                              ------------------------  ------------------------
                               Amortized     Market      Amortized     Market
                                 Cost         Value        Cost         Value
                              -----------  -----------  -----------  -----------
  Held-to-maturity:
  ----------------
  Due in one year or less     $        -   $        -   $ 5,173,051  $ 5,111,934
  Due from one year to five
    years                               -            -   32,163,928   30,567,171
  Due from five years to ten
    years                               -            -    2,288,319    2,108,729
  Due after ten years                   -            -      770,250      709,918
  Federal Home Loan Bank
   stock                          481,400      481,400      452,400      452,400
  Federal Reserve Bank stock       43,500       43,500       43,500       43,500
  Other investments                50,000       50,000       98,000       98,000
                              -----------  -----------  -----------  -----------
        Total                 $   574,900  $   574,900  $40,989,448  $39,091,652
                              -----------  -----------  -----------  -----------

  Available-for-sale:
  ------------------
  Due in one year or less     $ 7,681,605  $ 7,703,785  $ 2,276,000  $ 2,276,000
  Due from one year to five
    years                      30,398,103   30,617,946      396,000      396,000
  Due from five years to
    ten years                           -            -            -            -
  Due after ten years             700,034      700,812            -            -
                              -----------  -----------  -----------  -----------
                               38,779,742   39,022,543    2,672,000    2,672,000
                              -----------  -----------  -----------  -----------
                              $39,354,642  $39,597,443  $43,661,448  $41,763,652
                              ===========  ===========  ===========  ===========

                                                                    Page 5 of 11
INVESTMENT SECURITIES (continued)

  Investment securities with multiple maturities were allocated based on their final maturity.

  On December 31, 1993, the Bank adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Certain debt and equity investment securities are required to be individually classified into one of three catagories: held-to-maturity, available-for-sale, or trading. At each reporting date, the appropriateness of the classification is reassessed. At December 31, 1993, the Bank classified all investment securities as available-for-sale and recorded unrealized appreciation of $704,159. In March, 1994, all investment securities, excluding interest bearing deposits with other banks (certificates of deposit), were transferred to held-to-maturity. Consequently, on March 31, 1994, the Bank adjusted the transferred investments to their fair values. The Bank recorded unrealized depreciation of $1,013,894, resulting in net unrealized depreciation of $309,735. On December 31, 1995, all debt securities were transferred to available-for-sale. Consequently, on December 31, 1995, the Bank adjusted the transferred investments to their fair values. The Bank recorded unrealized appreciation of $320,235 at the date of transfer, resulting in net unrealized appreciation of $242,801. Following is a schedule reflecting the adjustments made in 1994 and 1995 as a result of the transfers.

                                                                  Unrealized
                                     Unrealized     Deferred     (Gain) loss-
                                    Gain (loss)-      Asset     Stockholders'
                                     Investments   (Liability)      Equity
                                    -------------  -----------  --------------
  Balance, December 31, 1993         $   704,159    $(239,414)      $(464,745)

  Reclassification to held-to-
    maturity, March 31, 1994          (1,013,894)     344,724         669,170

  Amortization of the unrealized
    depreciation                          99,558      (33,850)        (65,708)
                                     -----------    ---------       ---------

  Balance, December 31, 1994            (210,177)      71,460         138,717

  Amortization of the unrealized
    depreciation                         132,743      (45,132)        (87,611)

  Reclassification to available-
    for-sale, December 31, 1995          320,235     (108,880)       (211,355)
                                     -----------    ---------       ---------

  Balance, December 31, 1995         $   242,801    $ (82,552)      $(160,249)
                                     ===========    =========       =========

  When a transfer of investment securities is made from available-for-sale to held-to-maturity, SFAS No. 115 requires that the unrealized holding loss at the date of the transfer continue to be reported as a separate component of shareholders' equity and be amortized over the remaining lives of the transferred securities. Accordingly, the unrealized loss was being amortized by the straight-line method over twenty-eight months until the securities were transferred to available-for-sale at December 31, 1995, at which time the unamortized balance was removed from the balance sheet.

CREDIT RISK CONCENTRATIONS

  The Bank has a concentration in commercial real estate and mortgage lending. Such loans amounted to $28,334,598 and $23,500,965, or twenty-seven and twenty-two percent of total assets at December 31, 1995 and 1994, respectively. The Bank requires collateral and records a first lien on all such collateral. In the making of real estate collateralized loans, as with all types of loans, the Bank adheres closely to its written loan policies, requiring current credit and financial information about the borrower and other evidence of the borrower's forecasted ability to repay the loan.

  Substantially all of the Bank's customers are residents of Anderson and Angelina Counties.

  The Bank maintains deposits with its correspondent bank in excess of FDIC coverage.

ALLOWANCE FOR LOAN LOSSES

  An analysis of the allowance for loan losses is shown below:

                                                          1995         1994
                                                       -----------  -----------

    Balance at beginning of year                       $  456,558   $  514,633
    Provision                                                   -            -
    Recoveries credited to reserve                         72,458       45,943
    Losses charged to reserve                            (148,036)    (104,018)
                                                       ----------   ----------

        Balance at end of year                         $  380,980   $  456,558
                                                       ==========   ==========

  Impaired loans totaled $52,057 at December 31, 1995.

BANK PREMISES AND EQUIPMENT - NET

  Major classifications of these assets are summarized as follows:

                                                          1995         1994
                                                       ----------   ----------
    Bank building and land                             $3,360,835   $2,965,386
    Automobiles                                            83,840       83,840
    Furniture and fixtures                              1,180,908    1,083,307
    Computers and equipment                               730,224      730,224
    Remodeling in progress                                      -      232,227
                                                       ----------   ----------
                                                        5,355,807    5,094,984

        Less accumulated depreciation                   2,059,681    1,798,035
                                                       ----------   ----------

                                                       $3,296,126   $3,296,949
                                                       ==========   ==========


  Depreciation expense for 1995, 1994 and 1993 totaled $261,645, $272,286 and $202,328, respectively. The useful lives of the assets range from 3 to 40 years.

GOODWILL

  Goodwill arises from the 1993 purchase of Community State Bank. Goodwill is being amortized using the straight-line method over 15 years. Amortization expense charged to operations for 1995, 1994 and 1993 totaled $111,783, $131,853 and $59,071, respectively.


OTHER ASSETS

  Analysis of other assets is shown below:
                                                 1995       1994
                                               --------   --------
    Core deposit intangibles - net             $229,036   $257,322
    Prepaid expenses and other assets           157,110    146,201
    Receivable due from insurance bond
     company                                          -          -
    Real estate and repossessions                22,367     14,000
    Federal income tax receivable               109,998     45,294
                                               --------   --------

                                               $518,511   $462,817
                                               --------   ========

  Core deposit intangibles represent a premium paid to Federal Deposit Insurance Corporation for the core deposits of a failed bank. Amortization on the premium totaled $28,286 for 1995, 1994 and 1993, respectively, and is being amortized over 14 years.

ADVANCES FROM FEDERAL HOME LOAN BANK

  At December 31, 1995 and 1994, the Bank had advances from the Federal Home Loan Bank (FHLB) in the amounts of $3,203,914 and $3,365,846, respectively, due in monthly installments for periods ranging from 19 months to 324 months, including interest at the FHLB replacement cost rate at the time of each individual advance. All first mortgage loans on one-to-four family residential dwellings have been pledged as collateral for the advances.

  The Bank became a member of FHLB on July 21, 1992 and has subscribed to the required amount of FHLB stock. At future year-end dates, the Bank may be required to subscribe to additional amounts of FHLB stock, depending on the level of residential mortgage loans and total assets of the Bank at that year-end date.

  The Bank is also required to maintain a deposit account with FHLB in an amount at least equal to the amounts then currently due and payable to the FHLB. The balance of the account at December 31, 1995 and 1994 was $78,118 and $443,061, respectively, and was adequate to meet the requirement.

CERTIFICATES OF DEPOSIT

  Individual certificates of deposit of $100,000 or more totaled $5,730,207 and $3,321,146 as of December 31, 1995 and 1994, respectively. These certificates of deposit mature over the next 12 months.

TRUST ASSETS

  Property (other than cash deposits) held by the Bank in fiduciary or agency capacities for its customers are not included in the accompanying consolidated financial statements, since such assets are not assets of the Bank.

INCOME TAX

  The provision for Federal income tax applicable to net income in the consolidated financial statements of income for the years ended December 31, 1995, 1994 and 1993, is comprised of the following:

                                           1995       1994       1993
                                         ---------  ---------  ---------
          Federal income tax expense:
            Current                       $693,862   $197,706   $ 29,305
            Deferred                       151,196    351,094    426,569
                                          --------   --------   --------

                                          $845,058   $548,800   $455,874
                                          ========   ========   ========

  A reconciliation between the amount of actual income tax expense and the amount computed by multiplying the applicable statutory rate by income before Federal income tax is as follows:

                                                1995        1994        1993
                                             ----------  ----------  ----------
 Federal income tax expense
  computed at statutory rate                  $628,765    $553,042    $438,493
 Increase (decrease) in tax resulting
  from:
   Nondeductible merger related expenses       104,737           -           -
   Nontaxable income                           (11,297)          -           -
   Nondeductible goodwill                       38,006           -           -
   Federal income tax prior years               77,491           -           -
   Nondeductible miscellaneous expenses          7,356       6,136       6,458
 Alternative minimum tax                             -           -      29,305
 Other, net                                          -     (10,378)    (18,382)
                                              --------    --------   ---------

                                              $845,058    $548,800    $455,874
                                              ========    ========   =========

The following temporary differences gave rise to the deferred tax liability at December 31, 1995 and 1994.

                                                1995        1994
                                              --------    --------
 Income recognized for financial
  accounting, but not tax accounting          $ 19,684    $ 39,369

 Difference in financial accounting and
  tax basis of investment securities           129,195     (38,715)

 Difference in financial accounting and
  tax basis of plant, property and equipment   224,900     210,232

 Difference in financial accounting and
  tax basis of allowance for loan losses        (7,169)    (47,408)

 Difference in financial accounting and
  tax basis of other real estate                     -      (6,992)
                                              --------    --------
     Total                                    $366,610    $156,486
                                              ========    ========

  Amounts for deferred tax assets and liabilities are as follows:

                                 1995       1994
                               ---------  ---------
     Deferred tax liability     $373,779   $282,346
                                ========   ========
     Deferred tax assets        $  7,169   $125,860
                                ========   ========
     Valuation allowance        $      -   $      -
                                ========   ========


  Effective January 1, 1993, the Company adopted SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period plus or minus the net changes in deferred tax assets and liabilities.

  The effect of adopting SFAS No. 109 on 1993 net income was a net decrease of $426,569. The cumulative effect of the accounting change on years prior to January 1, 1993, an increase of $797,996, is included in income for the year ended December 31, 1993.

COMMITMENTS AND CONTINGENCIES

  Off-balance-sheet commitments.  In the ordinary course of business, there are
  -----------------------------
  outstanding various commitments to extend credit, commitments under credit card arrangements and commercial letters of credit.

  The Bank had outstanding commitments to originate loans as follows:

                                       1995        1994
                                    ----------  ----------
Commercial and mortgage unfunded
 lines of credit                    $1,498,751  $2,137,876
Credit card unfunded lines of
 credit                              1,881,049   1,797,822
Letters of credit                       79,345     168,120
                                    ----------  ----------

                                    $3,459,145  $4,103,818
                                    ==========  ==========

  Such loans are recorded in the financial statements when they become payable. The Company does not expect and has not recorded any losses for these commitments. See the note "Financial instruments with off-balance-sheet risk" for further discussion of these loans.

COMMITMENTS AND CONTINGENCIES (concluded)


  Financial instruments with off-balance-sheet risk.  The Bank is a party to
  -------------------------------------------------
  financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated statements of financial condition.

  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank extension of credit, varies and is based on management's credit evaluation of the counterparty.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

FAIR VALUES OF FINANCIAL INSTRUMENTS

  The estimated fair values of the Bank's financial instruments are as follows:

                                                       1995
                                                    -----------
                                                     Carrying       Fair
                                                      Amount        Value
                                                    -----------  -----------
          Financial assets:
            Cash and cash equivalents               $ 9,351,452  $ 9,351,452
            Time deposits                               495,000      495,000
            Investment securities                    38,859,642   39,102,443
            Loans, net of allowance                  51,335,014   50,719,141

          Financial liabilities:
            Deposits                                 91,826,218   91,989,998
            Advances from Federal Home Loan Bank      3,203,914    3,263,979

                                                                   Page 11 of 11
FAIR VALUES OF FINANCIAL INSTRUMENTS (concluded)

  The carrying amounts in the preceding schedule are included in the statement of financial condition under the applicable captions.

PURCHASE OF COMMUNITY STATE BANK

  On July 1, 1993, the Bank acquired Community State Bank in a transaction accounted for by the purchase method. The Bank paid $32.00 per common share, or $4,800,000, to the holders of record, on that date, of the 150,000 common shares issued and outstanding.

  Community State Bank was converted to a national bank and is operated as a branch of Royall National Bank. The results of operations of Community Bank for the twelve months ended December 31, 1995 and 1994 and for the six months ended December 31, 1993 are included in the consolidated statement of income for Royall Financial Corporation for the years ended December 31, 1995, 1994 and 1993, respectively.

RELATED PARTY TRANSACTIONS

  At December 31, 1995, officers and directors of the Company and the Bank had loans due the Bank as follows:

     Balance at December 31, 1994    $ 3,267,938
     1995 Loans                        1,758,485
     1995 Repayments                  (2,301,572)
                                     -----------
     Balance at December 31, 1995    $ 2,724,851
                                     ===========

  In addition, the officers and directors had deposits, including demand, savings and time, at the Bank totaling $6,128,531 and $7,315,107 at December 31, 1995, and 1994, respectively.

PROPOSED SALE OF COMPANY

  On December 14, 1995, the Company entered into an agreement, subject to shareholder and regulatory approval, with Compass Bancshares, Inc. (Compass) whereby 100% of the Company's outstanding common stock will be acquired by Compass. Upon approval, it is anticipated that the transaction will be consummated in the first half of 1996.

RECLASSIFICATION

  Certain items in the 1994 and 1993 financial statements have been reclassified for comparative purposes.

                            SUPPLEMENTAL INFORMATION

               INDIVIDUAL FINANCIAL STATEMENTS OF PARENT COMPANY

     [LETTERHEAD OF HARRELL, RADER, BONNER & BOLTON, L.L.P. APPEARS HERE]

                          INDEPENDENT AUDITORS' REPORT
                          ON SUPPLEMENTAL INFORMATION



  To the Board of Directors
  Royall Financial Corporation

       Our report on our audits of the consolidated financial statements of

  Royall Financial Corporation at December 31, 1995 and 1994, appears on page one.  Those audits were for the purpose of forming an opinion on the consolidated financial statements taken as a whole.  The individual financial statements of the parent company in the following section are presented for purposes of additional analysis and are not a required part of the consolidated financial statements.  Such material has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


                                    Harrell, Rader, Bonner & Bolton, L.L.P.


Palestine, Texas
January 26, 1996

                          ROYALL FINANCIAL CORPORATION
                                 (PARENT ONLY)

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1994



        ASSETS                                           1995         1994
                                                      -----------  ----------
CASH                                                  $     1,977  $    2,509

RECEIVABLES                                                26,614      13,605

OTHER ASSETS - net                                        229,036     257,320

INVESTMENTS IN SUBSIDIARY, AT EQUITY                   10,492,009   9,572,976
                                                      -----------  ----------

        TOTAL ASSETS                                  $10,749,636  $9,846,410
                                                      ===========  ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
    Common stock; par value $100; 1,000,000 shares
     authorized; 4,000 issued and outstanding         $   400,000  $  400,000
    Additional paid-in capital                          2,393,804   2,393,804
    Retained earnings                                   7,795,583   7,191,323
    Unrealized appreciation (depreciation) on
     investment securities of subsidiary - net
     of deferred taxes                                    160,249    (138,717)
                                                      -----------  ----------

                 TOTAL STOCKHOLDERS' EQUITY            10,749,636   9,846,410
                                                      -----------  ----------

                 TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY                  $10,749,636  $9,846,410
                                                      ===========  ==========


The accompanying notes are an integral part of these financial statements.

                          ROYALL FINANCIAL CORPORATION
                                 (PARENT ONLY)

                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                             1995         1994
                                          ----------   ----------

INCOME                                    $       -    $       -

EXPENSES
  Taxes                                        8,993        9,040
  Legal and accounting                           980          400
  Amortization                                28,286       28,286
  Merger expenses                             12,568            -
  Miscellaneous                                    -           29
                                          ----------   ----------
        TOTAL EXPENSES                        50,827       37,755
                                          ----------   ----------
LOSS BEFORE FEDERAL INCOME TAX
  AND EQUITY IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARY                               50,827       37,755

FEDERAL INCOME TAX EXPENSE (BENEFIT)         (13,009)     (12,837)
                                          ----------   ----------
        INCOME (LOSS) BEFORE EQUITY IN
        UNDISTRIBUTED EARNINGS OF
        SUBSIDIARY                           (37,818)     (24,918)

EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARY                               1,042,068    1,102,710
                                          ----------   ----------
        NET INCOME                        $1,004,250   $1,077,792
                                          ==========   ==========

The accompanying notes are an integral part of these financial statements.

                          ROYALL FINANCIAL CORPORATION
                                 (PARENT ONLY)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                              Unrealized
                                                                              Additional  Appreciation
                                                                                Common      Paid-in      Retained   (Depreciation)
                                                                                Stock       Capital      Earnings   on Securities
                                                                              ----------  ------------  ----------  --------------

BALANCE, DECEMBER 31, 1993                                                      $400,000    $2,393,804  $6,513,523      $ 464,745

  Reclassification of investment securities                                            -             -           -       (669,170)

  Amortization of unrealized loss on investment securities                             -             -           -         65,708

  Add:
    Net income for the year ended December 31, 1994                                    -             -   1,077,792              -

  Deduct:
    Dividends                                                                          -             -     399,992              -
                                                                              ----------  ------------  ----------  -------------

BALANCE, DECEMBER 31, 1994                                                       400,000     2,393,804   7,191,323       (138,717)

  Reclassification of investment securities                                            -             -           -        211,355

  Amortization of unrealized loss on investment securities                             -             -           -         87,611

  Add:
   Net income for the year ended December 31, 1995                                     -             -   1,004,250              -

  Deduct:
   Dividends                                                                           -             -     399,990              -
                                                                              ----------  ------------  ----------  -------------

BALANCE, DECEMBER 31, 1995                                                      $400,000    $2,393,804  $7,795,583      $ 160,249
                                                                              ==========  ============  ==========  =============
The accompanying notes are an integral part of these financial statements.


                          ROYALL FINANCIAL CORPORATION
                                 (PARENT ONLY)

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





CASH FLOWS FROM OPERATING ACTIVITIES                      1995         1994
                                                       ----------   ----------
  Net Income                                           $1,004,250   $1,077,792
    Adjustments to reconcile net income to net
      cash provided by operating activities
      Equity in (earnings) net of dividends received     (620,069)    (696,210)
      Amortization                                         28,286       28,286
     (Increase) decrease in Receivables                   (13,009)      (9,520)
                                                       ----------   ----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES          399,458      400,348
                                                       ----------   ----------
CASH USED BY INVESTING ACTIVITIES
  Cash invested in subsidiary                                   -            -
                                                       ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash dividends                                         (399,990)    (399,992)
                                                       ----------   ----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES         (399,990)    (399,992)
                                                       ----------   ----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (532)         356
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              2,509        2,153
                                                       ----------   ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR               $    1,977   $    2,509
                                                       ==========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid during the year for:
    Interest                                                 NONE         NONE
    Income taxes                                             NONE         NONE

DISCLOSURE OF ACCOUNTING POLICY:

  For purposes of the statements of cash flows, the Company considers cash on hand and all monies on deposit with other banks to be cash equivalents.


The accompanying notes are an integral part of these financial statements.

                         ROYALL FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                            MARCH 31, 1996 AND 1995

                         ROYALL FINANCIAL CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                         ROYALL FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                            MARCH 31, 1996 AND 1995

                         ROYALL FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                            MARCH 31, 1996 AND 1995

          ASSETS                                                          1996          1995
                                                                     -------------  ------------
CASH AND DUE FROM BANKS                                              $   7,398,817  $  5,208,822

FEDERAL FUNDS SOLD                                                       4,840,000     1,105,000

INVESTMENT SECURITIES
     Held-to-maturity                                                      582,700    41,693,468
     Available-for-sale                                                 37,337,169     2,081,000
                                                                     -------------  ------------
          Total                                                         37,919,869    43,774,468

     Unrealized appreciation (depreciation) - net                          (69,209)     (176,992)
                                                                     -------------  ------------
          Total investment securities                                  37,850,660     43,597,476

LOANS
     Commercial                                                         9,726,621     10,720,049
     Installment                                                       12,871,606      9,391,514
     Real estate-mortgage                                              29,551,091     22,725,979
     Real estate-construction                                             507,000        598,000
     Credit card                                                        1,277,735      1,210,226
     Other                                                                 81,793        155,584
                                                                     -------------  ------------
                                                                       54,015,846     44,801,352

     Less:
          Unearned discount                                             1,380,472        946,215
          Allowance for loan losses                                       363,532        449,413
                                                                     -------------  ------------
               Net loans                                                52,271,842    43,405,724

BANK PREMISES AND EQUIPMENT - net                                        3,239,336     3,269,732

ACCRUED INTEREST RECEIVABLE                                                810,904       832,180

GOODWILL - net                                                           1,567,979     1,838,542

OTHER ASSETS                                                               342,934       456,141
                                                                     -------------  ------------
          TOTAL ASSETS                                               $108,322,472   $ 99,713,617
                                                                     ============   ============


          LIABILITIES AND STOCKHOLDERS' EQUITY                                   1996            1995
                                                                            -------------- --------------
DEPOSITS
     Demand                                                                 $   57,039,768 $   51,912,433
     Savings                                                                     7,998,957      8,893,954
     Other time                                                                 28,324,763     24,885,050

          Total deposits                                                        93,363,488     85,691,437

ADVANCES FROM FEDERAL HOME LOAN BANK                                             3,169,639      3,333,455

ACCRUED INTEREST AND OTHER LIABILITIES                                             584,115        291,452

DEFERRED FEDERAL INCOME TAX PAYABLE                                                260,526        167,769
                                                                            -------------- --------------
          TOTAL LIABILITIES                                                     97,377,768     89,484,113

STOCKHOLDERS' EQUITY
     Common stock; par value $100; 1,000,000
        shares authorized; 4,000 issued and outstanding                            400,000         400,000
     Additional paid-in capital                                                  2,393,804       2,393,804
     Retained earnings                                                           8,196,578       7,552,514
     Unrealized appreciation (depreciation) on investment
        securities - net of deferred taxes                                        (45,678)       (116,814)
                                                                            -------------- --------------
          TOTAL STOCKHOLDERS' EQUITY                                           10,944,704      10,229,504









          TOTAL LIABILITIES AND                                            --------------  --------------
            STOCKHOLDERS' EQUITY                                           $  108,322,472  $   99,713,617
                                                                           ==============  ==============

                         ROYALL FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                      1996          1995
                                                                --------------- -------------
INTEREST INCOME
     Interest and fees on loans                                 $     1,282,693 $   1,036,274
     Interest on deposits with banks                                      6,521        32,089
     Interest on investment securities:
          Obligations of U.S. Government agencies                       550,695       599,173
          Other interest income                                          71,929        38,942
                                                                --------------- -------------
               Total interest income                                  1,911,838     1,706,478

INTEREST EXPENSE
     Interest on deposits                                               522,710       405,114
     Interest on long-term borrowing                                     52,646        54,317
                                                                --------------- -------------
               Total interest expense                                   575,356       459,431

NET INTEREST INCOME                                                   1,336,482     1,247,047
     Provision for loan losses                                           20,000             -
                                                                --------------- -------------

NET INTEREST INCOME AFTER PROVISION FOR
     LOAN LOSSES                                                      1,316,482     1,247,047

OTHER OPERATING INCOME
     Service charges                                                    318,533       316,495
     Other operating income                                              88,199        55,433
                                                                --------------- -------------
          Total other operating income                                  406,732       371,928

OTHER OPERATING EXPENSES
     Salaries and employment expenses                                   503,402       493,408
     Occupancy expenses                                                  77,000        77,115
     Equipment expenses                                                  55,299        54,583
     Data processing expenses                                            41,669        37,579
     Regulatory expenses                                                 10,493        59,812
     Other operating expenses                                           407,654       365,037
                                                                --------------- -------------
          Total other operating expenses                              1,095,517     1,087,534
                                                                --------------- -------------
INCOME BEFORE FEDERAL INCOME TAX EXPENSE                                627,697       531,441

FEDERAL INCOME TAX EXPENSE                                              226,702       170,250
                                                                --------------- -------------
NET INCOME                                                      $       400,995 $     361,191
                                                                =============== =============
EARNINGS PER SHARE                                              $        100.25 $       90.30
                                                                =============== =============

                         ROYALL FINANCIAL CORPORATION

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                                                   Unrealized
                                                                    Additional                    Appreciation
                                                       Common        Paid-in        Retained     (Depreciation)
                                                        Stock        Capital        Earnings     on Securities
                                                      ------------ -------------- -------------- ---------------
BALANCE, DECEMBER 31, 1994                            $    400,000 $    2,393,804 $    7,191,323 $     (138,717)

     Amortization of unrealized loss on
        investment securities                                    -              -              -         21,903

     Net income for the three months ended
        March 31, 1995                                           -              -        361,191              -

     Dividends                                                   -              -              -              -
                                                      ------------ -------------- -------------- ---------------
BALANCE, MARCH 31, 1995                               $    400,000 $    2,393,804 $    7,552,514 $     (116,814)
                                                      ============ ============== ============== ===============
BALANCE, DECEMBER 31, 1995                            $    400,000 $    2,393,804 $    7,795,583 $       160,249

     Change in unrealized gain (loss) on
        securities available-for-sale                            -               -             -       (205,927)

     Net income for the three months ended
        March 31, 1996                                           -               -       400,995               -

     Dividends                                                   -               -             -               -
                                                      ------------ -------------- -------------- ---------------
BALANCE, MARCH 31, 1996                               $    400,000 $    2,393,804 $    8,196,578 $      (45,678)
                                                      ============ ============== ============== ===============

                         ROYALL FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                                                                         1996            1995
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                                      $    400,995    $    361,191
        Adjustments to reconcile net income to net cash
          provided from operating activities
              Provision for loan losses                                                    20,000            -
              Provision for depreciation                                                   57,765          64,304
              Amortization                                                                 32,041          35,449
              Gain on sale of assets                                                       (4,607)           -
              Amortization of investment security discounts and premiums                   37,238          58,769
              (Increase) decrease in
                  Other assets                                                            175,577           6,676
                  Interest receivable                                                      87,131         130,373
              Increase (decrease) in
                  Accrued interest payable and other liabilities                          133,892         159,056
                                                                                    --------------  --------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                     $    940,032    $    815,818

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of assets                                                          12,107            -
     Proceeds from maturity of investment securities held-to-maturity                        -            293,712
     Purchases of investment securities held-to-maturity                                    7,800      (1,056,500)
     Proceeds from maturity of investment securities available-for-sale                 1,389,734         591,000
     Purchases of investment securities available-for-sale                                   -               -
     Net (increase) decrease in short-term investments                                 (2,665,000)      2,605,000
     Net (increase) decrease in loans                                                    (956,828)        494,109
     Purchases of equipment                                                                (8,475)        (37,087)
                                                                                    --------------  --------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                       (2,220,662)      2,890,234

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments to Federal Home Loan Bank                                                   (34,275)        (32,391)
     Net increase (decrease) in demand deposits, NOW
        accounts, savings accounts and certificates of deposit                          1,537,270      (5,474,801)
                                                                                    --------------  --------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                        1,502,995      (5,507,192)
                                                                                    --------------  --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                          222,365      (1,801,140)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                          7,176,452       7,009,962
                                                                                    --------------  --------------
CASH AND CASH EQUIVALENTS AT MARCH 31, 1996 AND 1995                                 $  7,398,817    $  5,208,822
                                                                                    ==============  ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash paid during the three months ended March 31, 1996 and 1995 for:
          Interest                                                                   $    574,222    $    425,330
          Income taxes                                                                       -               -

DISCLOSURE OF ACCOUNTING POLICY

For purposes of the statement of cash flows, the Company considers cash on hand and monies on deposit with other banks to be cash equivalents.

INVESTMENT SECURITIES

    The amortized cost of investment securities and their approximate market values as shown in the consolidated balance sheets of the Company are as follows:


    Held-to-maturity:
    ----------------
                                                      Amortized       Unrealized       Unrealized        Market
                                                         Cost           Gains            Losses           Value
                                                   --------------- ---------------- ---------------- ----------------
    March 31, 1996:
    Federal Home Loan Bank stock                    $     489,200   $         -      $         -      $      489,200
    Federal Reserve Bank stock                             43,500             -                -              43,500
    Other investments                                      50,000             -                -              50,000
                                                   --------------- ---------------- ---------------- ----------------
                                                    $     582,700   $         -      $         -      $      582,700
                                                   =============== ================ ================ ================

    March 31, 1995:
    U.S. Government agencies                        $  24,323,148   $         -      $      385,773   $   23,937,375
    U.S. Treasury notes                                16,749,452             -             614,432       16,135,020
    State and municipal                                    68,468             -                 420           68,048
    Federal Home Loan Bank stock                          458,900             -                -             458,900
    Federal Reserve Bank stock                             43,500             -                -              43,500
    Other investments                                      50,000             -                -              50,000
                                                   --------------- ---------------- ---------------- ----------------
                                                    $  41,693,468   $         -      $    1,000,625   $   40,692,843
                                                   =============== ================ ================ ================

    Available-for-sale:
    ------------------
                                                      Amortized       Unrealized       Unrealized        Market
                                                         Cost           Gains            Losses           Value
                                                   --------------- ---------------- ---------------- ----------------
    March 31, 1996:
    U.S. Government agencies                        $  24,410,207   $       74,496   $         -      $   24,484,703
    U.S. Treasury notes                                12,562,617             -             144,433       12,418,184
    Interest bearing deposits with banks                  297,000             -                -             297,000
    State and Municipal                                    67,345              728             -              68,073
                                                   --------------- ---------------- ---------------- ----------------
                                                    $  37,337,169   $       75,224   $      144,433   $   37,267,960
                                                   =============== ================ ================ ================
    March 31, 1995:
    Interest bearing deposits with banks            $   2,081,000   $         -      $         -      $    2,081,000
                                                   =============== ================ ================ ================


    At March 31, 1996 and 1995, respectively, investment securities were pledged to secure public deposits and for other purposes required or permitted by law. At March 31, 1996, securities pledged had an amortized cost of $1,502,935 and a fair market value of $1,500,052. At March 31, 1995, securities pledged had an amortized cost of $1,518,845 and a fair market value of $1,521,929.

    There were no sales of securities during 1996 or 1995.

                            ----------------------
                                  APPENDIX I

                               MERGER AGREEMENT
                            ----------------------

================================================================================




                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                      AND

                          ROYALL FINANCIAL CORPORATION



                         Dated as of December 14, 1995




================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I...................................................................  1
     THE MERGER.............................................................  1
          SECTION 1.1    The Merger.........................................  1
                         ----------
          SECTION 1.2    Effective Time.....................................  1
                         --------------
          SECTION 1.3    Certain Effects of the Merger......................  2
                         -----------------------------
          SECTION 1.4    Articles of Incorporation and By-Laws..............  2
                         -------------------------------------
          SECTION 1.5    Directors and Officers.............................  2
                         ----------------------
          SECTION 1.6    Conversion of Shares...............................  2
                         --------------------
          SECTION 1.7    Shareholders' Meeting..............................  3
                         ---------------------
          SECTION 1.8    Registration of the Compass Common Stock...........  4
                         ----------------------------------------
          SECTION 1.9    Closing............................................  4
                         -------

ARTICLE II..................................................................  5
     DISSENTING SHARES; EXCHANGE OF SHARES..................................  5
          SECTION 2.1    Dissenting Shares..................................  5
                         -----------------
          SECTION 2.2    Exchange of Shares.................................  5
                         ------------------

ARTICLE III.................................................................  6
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................  6
          SECTION 3.1    Organization and Qualification.....................  7
                         ------------------------------
          SECTION 3.2    Company Capitalization.............................  7
                         ----------------------
          SECTION 3.3    Bank Capitalization; Other Securities..............  8
                         -------------------------------------
          SECTION 3.4    Authority Relative to the Agreement................  8
                         -----------------------------------
          SECTION 3.5    No Violation.......................................  8
                         ------------
          SECTION 3.6    Consents and Approvals.............................  9
                         ----------------------
          SECTION 3.7    Regulatory Reports.................................  9
                         ------------------
          SECTION 3.8    SEC Status; Securities Issuances................... 10
                         --------------------------------
          SECTION 3.9    Financial Statements............................... 10
                         --------------------
          SECTION 3.10   Absence of Certain  Changes........................ 11
                         ---------------------------
          SECTION 3.11   Company Indebtedness............................... 13
                         --------------------
          SECTION 3.12   Litigation......................................... 13
                         ----------
          SECTION 3.13   Tax Matters........................................ 13
                         -----------
          SECTION 3.14   Employee Benefit Plans............................. 14
                         ----------------------
          SECTION 3.15   Employment Matters................................. 17
                         ------------------
          SECTION 3.16   Leases, Contracts and Agreements................... 17
                         --------------------------------
          SECTION 3.17   Related Company Transactions....................... 18
                         ----------------------------
          SECTION 3.18   Compliance with Laws............................... 18
                         --------------------
          SECTION 3.19   Insurance.......................................... 18
                         ---------
          SECTION 3.20   Loans.............................................. 19
                         -----
          SECTION 3.21   Fiduciary Responsibilities......................... 19
                         --------------------------
          SECTION 3.22   Patents, Trademarks and Copyrights................. 19
                         ----------------------------------
          SECTION 3.23   Environmental Compliance........................... 19
                         ------------------------
          SECTION 3.24   Regulatory Actions................................. 21
                         ------------------
          SECTION 3.25   Title to Properties; Encumbrances.................. 21
                         ---------------------------------
          SECTION 3.26   Shareholder List................................... 22
                         ----------------
          SECTION 3.27   Proxy Statement.................................... 22
                         ---------------

          SECTION 3.28   Dissenting Shareholders............................ 23
                         -----------------------
          SECTION 3.29   Section 368 Representations........................ 23
                         ---------------------------
          SECTION 3.30   Employee Stock Options............................. 24
                         ----------------------
          SECTION 3.31   Accounting Matters................................. 24
                         ------------------
          SECTION 3.32   Representations Not Misleading..................... 24
                         ------------------------------

ARTICLE IV.................................................................. 24
     REPRESENTATIONS AND WARRANTIES
          OF COMPASS........................................................ 24
          SECTION 4.1    Organization and Authority......................... 24
                         --------------------------
          SECTION 4.2    Authority Relative to Agreement.................... 25
                         -------------------------------
          SECTION 4.3    Financial Reports.................................. 26
                         -----------------
          SECTION 4.4    Capitalization..................................... 26
                         --------------
          SECTION 4.5    Consents and Approvals............................. 27
                         ----------------------
          SECTION 4.6    Proxy Statement.................................... 27
                         ---------------
          SECTION 4.7    Availability of Compass Common Stock............... 27
                         ------------------------------------
          SECTION 4.8    Representations Not Misleading..................... 28
                         ------------------------------

ARTICLE V................................................................... 28
     COVENANTS OF THE COMPANY............................................... 28
          SECTION 5.1    Affirmative Covenants of the Company............... 28
                         ------------------------------------
          SECTION 5.2    Negative Covenants of the Company.................. 30
                         ---------------------------------

ARTICLE VI.................................................................. 33
     ADDITIONAL AGREEMENTS.................................................. 33
          SECTION 6.1    Access To, and Information Concerning,
                         --------------------------------------
               Properties and Records....................................... 33
               ----------------------
          SECTION 6.2    Filing of Regulatory Approvals..................... 34
                         ------------------------------
          SECTION 6.3    Miscellaneous Agreements and Consents.............. 34
                         -------------------------------------
          SECTION 6.4    Company Indebtedness............................... 34
                         --------------------
          SECTION 6.5    Best Good Faith Efforts............................ 34
                         -----------------------
          SECTION 6.6    Exclusivity........................................ 34
                         -----------
          SECTION 6.7    Public Announcement................................ 35
                         -------------------
          SECTION 6.8    Employee Benefit Plans............................. 35
                         ----------------------
          SECTION 6.9    Merger of Bank..................................... 36
                         --------------
          SECTION 6.10   Environmental Investigation; Right to
                         -------------------------------------
               Terminate Agreement.......................................... 36
               -------------------
          SECTION 6.11   Cooperation on Texas Receipts...................... 40
                         -----------------------------
          SECTION 6.12   Exchange Agreement................................. 41
                         ------------------
          SECTION 6.13   Corporate Tax Consequences......................... 41
                         --------------------------

ARTICLE VII................................................................. 41
     CONDITIONS TO CONSUMMATION OF THE MERGER............................... 41
          SECTION 7.1    Conditions to Each Party's Obligation
                         -------------------------------------
                         to Effect the Merger............................... 41
                         --------------------
          SECTION 7.2    Conditions to the Obligations of
                         --------------------------------
                         Compass and Compass Texas to Effect the Merger..... 41
                         ----------------------------------------------
          SECTION 7.3    Conditions to the Obligations of the
                         ------------------------------------
                         Company to Effect the Merger....................... 43
                         ----------------------------

ARTICLE VIII................................................................ 44
     TERMINATION; AMENDMENT; WAIVER......................................... 44
          SECTION 8.1    Termination........................................ 44
                         -----------
          SECTION 8.2    Effect of Termination.............................. 45
                         ---------------------
          SECTION 8.3    Amendment.......................................... 45
                         ---------
          SECTION 8.4    Extension; Waiver.................................. 45
                         -----------------
ARTICLE IX.................................................................. 45
     SURVIVAL............................................................... 45
          SECTION 9.1    Survival of Representations and Warranties......... 45
                         ------------------------------------------
ARTICLE X................................................................... 46
     MISCELLANEOUS.......................................................... 46
          SECTION 10.1   Expenses........................................... 46
                         --------
          SECTION 10.2   Brokers and Finders................................ 46
                         -------------------
          SECTION 10.3   Entire Agreement; Assignment....................... 46
                         ----------------------------
          SECTION 10.4   Further Assurances................................. 46
                         ------------------
          SECTION 10.5   Enforcement of the Agreement....................... 46
                         ----------------------------
          SECTION 10.6   Severability....................................... 47
                         ------------
          SECTION 10.7   Notices............................................ 47
                         -------
          SECTION 10.8   Governing Law...................................... 48
                         -------------
          SECTION 10.9   Descriptive Headings............................... 48
                         --------------------
          SECTION 10.10  Parties in Interest................................ 48
                         -------------------
          SECTION 10.11  Counterparts....................................... 48
                         ------------
          SECTION 10.12  Incorporation by References........................ 49
                         ---------------------------
          SECTION 10.13  Certain Definitions................................ 49
                         -------------------

ATTACHMENTS

     EXHIBITS

         A.   Pooling Transfer Restrictions Agreement

         B.   Exchange Agent Agreement

         C.   Pooling of Interest Criteria

         D.   Voting Agreement and Irrevocable Proxy

         E.   Opinion of Counsel for the Company and the Bank

         F.   Opinion of Counsel for Compass and Compass Texas

         G.   Compass Representations Certificate

LIST OF SCHEDULES

Schedule 3.2    Company Capitalization

Schedule 3.3    Bank Capitalization; List of Equity Ownership

Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence

Schedule 3.6     Company Prior Consents

Schedule 3.7     Regulatory Reports

Schedule 3.10    Absence of Material Changes or Adverse Effects

Schedule 3.12    Company Legal Proceedings

Schedule 3.13    Tax Liabilities

Schedule 3.14(a) Employee Welfare Benefit Plans

Schedule 3.14(b) Employee Pension Benefit Plans

Schedule 3.14(c) Deferred Compensation, Bonus and Stock Purchase Plans

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus,
                 Employee Welfare Benefit Plans and Employee Pension Benefit
                 Plans

Schedule 3.15    Employment Contracts and Collective Bargaining Agreements

Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title

Schedule 3.17    Related Company Transactions

Schedule 3.18    Compliance with Laws

Schedule 3.19    Insurance Policies

Schedule 3.20    Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22    Patents, Trademarks and Copyrights

Schedule 3.23    Environmental Compliance

Schedule 3.24    Regulatory Actions; Agreements

Schedule 3.25    Title to Properties; Title Policies; Property

Schedule 3.29    Company Shareholders Disposing of Stock

Schedule 3.30    Stock Option Plans

Schedule 4.2     Compass Prior Consents

Schedule 5.1(d)  Insurance Policies to be Maintained

Schedule 5.1(j)  List of Accounts and Safe Deposit Boxes

Schedule 5.1(k)  List of Liabilities and Obligations of the Company and the Bank

Schedule 5.1(o)  List of Proxy Holders Voting Affirmatively for the Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of December 14, 1995, by and among Compass Bancshares, Inc. a Delaware corporation ("Compass"), and Royall Financial Corporation, a Texas corporation ("Company").

     WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiary, The Royall National Bank of Palestine, a national banking association (the "Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

     WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with an existing or to-be-formed subsidiary ("Compass Texas") of Compass incorporated under the laws of the State of Delaware to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

     WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   THE MERGER

      SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                   ----------
hereof, and in accordance with the Texas Business Corporation Act (the "TBCA") and the General Corporation Law of the State of Delaware (the "GCL"), Compass Texas shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Compass Texas shall cease. Compass shall not be deemed a party to the Merger for the purposes of Article 5.06 of the TBCA or the GCL. The Merger is intended to be a reorganization qualifying under Sections 354, 368(a)(1)(A), and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

      SECTION 1.2   Effective Time.  The Merger shall be consummated by the
                    --------------
filing by the Texas Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the TBCA, and by the filing by the Delaware Secretary of State of a Certificate of Merger in the form required by and executed in accordance with the relevant provisions of the GCL and by the issuance of a Certificate of Merger by the Secretary of State of Texas. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

      SECTION 1.3   Certain Effects of the Merger.  The Merger shall have the
                    -----------------------------
effects set forth in Article 5.06 of the TBCA and in the GCL.

      SECTION 1.4   Articles of Incorporation and By-Laws.  The Articles of
                    -------------------------------------
Incorporation and the By-Laws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

      SECTION 1.5   Directors and Officers.  The directors and officers of
                    ----------------------
Compass Texas at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

      SECTION 1.6   Conversion of Shares.  (a) Each share of the Company's
                    --------------------
common stock, par value $100.00 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the Company Common Stock is sometimes called the "Shares"), other than Dissenting Shares (as defined in
Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time.

     (b) Each holder of Company Common Stock shall receive Merger Consideration equal to the quotient of 550,000 shares of Compass common stock, $2.00 par value per share ("Compass Common Stock"), divided by the number of Shares of Company Common Stock outstanding immediately prior to the Effective Time for each share of Company Common Stock so held. In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the FDIC and the FRB (all as defined in Section 3.5) and the expiration of any applicable waiting period with respect thereto (the "Share Determination Market Value") is less than $29.00 per share, the Company may either (i) terminate this Agreement (the "Pricing Termination Option") by written notice to Compass within ten business days after the Share Determination Market Value of less than $29.00 per share is capable of being determined, or
(ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock. In the event the Company exercises its Pricing Termination Option pursuant to the preceding sentence within the specified ten business day period, this Agreement shall be terminated, but Compass shall have the right to reject such termination of the Agreement by the Company (the "Termination Rejection") by agreeing to issue a number of shares of Compass Common Stock equal to the quotient of $15,950,000 divided by the Share Determination Market Value. Such Termination Rejection shall be exercised by a notice to the Company within five business days following the date on which Compass receives notice of the Company's exercise of the Pricing Termination Option. In the event Compass fails to notify the Company of its exercise of the Termination Rejection within the five business day period after the receipt of notice from the Company of its exercise of the Pricing Termination Option, this Agreement shall be terminated. In the event the Company fails to notify Compass of its election to terminate this Agreement within the initial ten business day period, the Company shall be deemed to have agreed to accept an aggregate of 550,000 shares of Compass Common Stock. The aggregate number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, when the record date or payment occurs prior to the Effective Time.

     (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the average closing sale price for Compass Common Stock as reported by the NASDAQ National Market System for the thirty days of trading of Compass Common Stock immediately preceding the Effective Time.

      SECTION 1.7   Shareholders' Meeting.  The Company, acting through its
                    ---------------------
Board of Directors, shall, in accordance with applicable law:

     (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement;

     (b) require no greater than the minimum vote required by applicable law of each class of the Shares in order to approve the Merger;

     (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement; and

     (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

      SECTION 1.8       Registration of the Compass Common Stock.
                        ----------------------------------------

      (a) Compass shall file a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 ("Securities Act") covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger.

      (b) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

      SECTION 1.9   Closing.  Upon the terms and subject to the conditions
                    -------
hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII hereof, the Company and Compass Texas shall execute and deliver the Articles of Merger and the Certificate of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Liddell, Sapp, Zivley, Hill & LaBoon, L. L. P. in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

          SECTION 2.1   Dissenting Shares.  Notwithstanding anything in this
                        -----------------
Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 5.12 of the TBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

          SECTION 2.2   Exchange of Shares.
                        ------------------
          (a) Compass shall deposit or cause to be deposited in trust with River Oaks Trust Company, Houston, Texas (the "Exchange Agent"), pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Article 5.12 of the TBCA. Subject to holding sufficient cash to make prompt payments to holders of Shares, the Exchange Agent shall invest the Exchange Fund in The Starburst Government Money Market Fund, managed by Compass Bank, Birmingham, Alabama, an affiliate of Compass. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

          (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the

Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6, and such Certificate shall forthwith be canceled. Compass shall provide the Exchange Agent with certificates for Compass Common Stock, as requested by the Exchange Agent, in the amounts provided in Section 1.6 hereof. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

          (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

          (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company shall deliver to Compass on or before the close of business on the 14th business day after the date of this Agreement, the Schedules to this Agreement referred to in this Article III which shall be subject to review and approval by Compass in its sole discretion within fourteen (14) business days of Compass' receipt of such Schedules. The Company agrees at the Closing to provide Compass and Compass Texas with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

          SECTION 3.1   Organization and Qualification.  The Company is a Texas
                        ------------------------------
corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas and all laws, rules, and regulations applicable to bank holding companies. The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and is a member of the Federal Reserve System. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) or Subsidiary (as defined in Section 10.13(a)) other than the Bank. True and correct copies of the Articles of Incorporation or Association and Bylaws of the Company and the Bank, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Bank is duly qualified or licensed to do business and is in good standing in the State of Texas. The nature of the business of the Company and the Bank and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Texas.

          SECTION 3.2   Company Capitalization.  As of the date hereof, the
                        ----------------------
authorized capital stock of the Company consists solely of 1,000,000 shares of Company Common Stock, of which 3,999 and 11/12ths shares are issued and outstanding, and none of which are held in treasury. Except as set forth on
Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or the Bank to purchase or otherwise acquire any security of or equity interest in the Company or the Bank. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the TBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

          SECTION 3.3   Bank Capitalization; Other Securities.  All of the
                        -------------------------------------
issued and outstanding shares of the capital stock of the Bank (i) are duly authorized, validly issued, fully paid and, except as provided in the National Bank Act, nonassessable, (ii) except as referred to in Schedule 3.3 are free and clear of any liens, claims, security interests and encumbrances of any kind, and
(iii) there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns, directly, all of the issued and outstanding capital stock of the Bank. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Company or the Bank for the account of the Company or the Bank in any other person other than the Bank (the "Other Securities"). The Company or the Bank owns each Other Security free and clear of any lien, encumbrance, security interest or charge.

          SECTION 3.4   Authority Relative to the Agreement.  The Company has
                        -----------------------------------
full corporate power and authority, and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or the Bank or any agreement, document or instrument by which the Company or the Bank is obligated or bound.

          SECTION 3.5   No Violation.  Except as set forth on Schedule 3.5,
                        ------------
neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Office of the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), and the Texas Department of Banking ("Department") will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or the Bank or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or the Bank pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or the Bank is a party or by which any of their assets or properties are subject or bound.
Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or the Bank, threatened, against the Company, the Bank or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Compass Texas upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and the Bank will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

          SECTION 3.6   Consents and Approvals.  The Company's Board of
                        ----------------------
Directors (at a meeting called and duly held) has unanimously determined that the Merger is fair to the Company's shareholders and has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of the Bank, except the filing of the Articles of Merger under the TBCA, the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the OCC, the FDIC and the Department and holders of Shares under the TBCA.

          SECTION 3.7   Regulatory Reports.  Except as set forth on Schedule
                        ------------------
3.7, the Company and the Bank have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the OCC, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

          SECTION 3.8   SEC Status; Securities Issuances.  The Company is not
                        --------------------------------
subject to the registration provisions of Section 12 of the Exchange Act nor the rules and regulations of the SEC promulgated under Section 12 of the Exchange Act, other than anti-fraud provisions of such act. All issuances of securities by the Company and the Bank have been registered under the Securities Act, the Securities Act of the State of Texas, the National Bank Act, and all other applicable laws or were exempt from any such registration requirements.

          SECTION 3.9   Financial Statements.  The Company has provided Compass
                        --------------------
with a true and complete copy of the audited consolidated statement of financial position of the Company and the Bank as of December 31, 1994, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1994 and 1993, plus consolidating financial statements of the Bank, and the consolidated statements of financial position of the Company and the Bank as of March 31, June 30 and September 30, 1995 and the related consolidated statements of income, shareholders' equity and changes in cash flows for the three-, six- and nine-month periods ended March 31, June 30 and September 30, 1995, and promptly following their availability the Company will provide Compass with the Company's audited consolidated statement of financial position of the Company and the Bank as of December 31, 1995 and the related consolidated statements of income, shareholders' equity and changes in cash flow for the year ended December 31, 1995 (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all consolidating financial statements for the Bank (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). Except as described in the notes to the Consolidated Financial Statements, the Consolidated Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and the Bank, fairly present the financial position of the Company and the Bank as of the dates thereof and the results of operations and changes in consolidated financial position of the Company and the Bank for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and the Bank. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the OCC, the Department, and the FDIC. Neither the Company nor the Bank have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and the Bank as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Company will provide Compass with the Reports of Condition and Statements of Income ("Call Reports") of the Bank for all periods ending after September 30, 1995. The Company and the Bank have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

          SECTION 3.10   Absence of Certain Changes.  Except as and to the
                         --------------------------
extent set forth on Schedule 3.10, since September 30, 1995 (the "Balance Sheet Date") neither the Company nor the Bank has:

          (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

          (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

          (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

          (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

          (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

          (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

          (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

          (h) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Company's or the Bank's 1995 budget and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan program or agreement maintained by the Company or the Bank, for the directors, employees or former employees of the Company or the Bank ("Employee Benefit Plan");

          (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by the Bank and regular dividends on the Company Common Stock consistent with past practice;

          (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or the Bank to any liability from the business, operations or liabilities of such person);

          (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

          (l) made any or acquiesced with any change in any accounting methods, principles or practices;

          (m) experienced any material adverse change in relations with customers or clients of the Company or the Bank;

          (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

          (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

          SECTION 3.11   Company Indebtedness.  The Company has delivered to
                         --------------------
Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its subsidiaries, including the Bank, other than deposits and indebtedness of the Bank incurred in the ordinary course of business and consistent with prudent banking practices ("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness.

          SECTION 3.12   Litigation.  Except as set forth on Schedule 3.12,
                         ----------
there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or the Bank.

          SECTION 3.13   Tax Matters.  The Company and the Bank have duly filed
                         -----------
all tax returns required to be filed by them involving a tax liability or other material potential detriment for failure to file (the "Filed Returns"). The Company and the Bank have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. With respect to the periods for which returns have not yet been filed, the Company and the Bank have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and the Bank have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Bank or similar arrangement with its Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor the Bank have filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or the Bank, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or the Bank for any period. The Company and the Bank have withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

          SECTION 3.14   Employee Benefit Plans.  With respect to all employee
                         ----------------------
benefit plans and programs in which employees of the Company or the Bank participate the following are true and correct:

          (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or the Bank for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

          (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or the Bank or to which the Company or the Bank contributes or is required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

          (c) Schedule 3.14(c) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependant care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or the Bank (referred to as "Other Programs");

          (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs comply currently, and have complied in all material respects in the past, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

          (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, Pension Benefit Plan and each Other Program have been timely filed;

          (f) On and after January 1, 1975, neither the Company, the Bank nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

          (g) Neither the Company, the Bank nor any corporation or other trade or business controlled by or under common control with the Company (as determined under Sections 414(b) and 414(c) of the Code) ("Common Control Entity") is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company, the Bank or a Common Control Entity maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company, nor the Bank nor a Common Control Entity (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

          (h) True and complete copies of each Welfare Benefit Plan, Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the two most recent plan years, have been furnished to Compass;

          (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs, related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

          (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or threatened with respect to any such plans;

          (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

          (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or the Bank (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

          SECTION 3.15   Employment Matters.  Except as disclosed on Schedule
                         ------------------
3.15, neither the Company nor the Bank is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or the Bank before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Company and the Bank, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or the Bank, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and the Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor the Bank is engaged in any unfair labor practice.

          SECTION 3.16   Leases, Contracts and Agreements.  Schedule 3.16 sets
                         --------------------------------
forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or the Bank is a party or by which the Company or the Bank is bound which obligate or may obligate the Company or the Bank to pay in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the Company or the Bank to pay in the aggregate for an amount in excess of $25,000 over the entire term of such related contracts (the "Contracts"). The Company has delivered to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or the Bank, but does include unfunded loan commitments and letters of credit issued by the Company or the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $25,000. Except as set forth in
Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or the Bank. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect.

Except as described in Schedule 3.16, all rent and other payments by the Company and the Bank under the Contracts are current, there are no existing defaults by the Company or the Bank under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default.
Each of the Company and the Bank has a good and marketable leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

          SECTION 3.17   Related Company Transactions.  Except as set forth on
                         ----------------------------
Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including the Bank). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          SECTION 3.18   Compliance with Laws.  Except as set forth on Schedule
                         --------------------
3.18, neither the Company nor the Bank is in material default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB, the OCC or the FDIC; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or the Bank. The Company and the Bank have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

          SECTION 3.19   Insurance.  The Company and the Bank have in effect the
                         ---------
insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had similar insurance in force for the last 5 years. Except as provided in
Schedule 3.19, there have been no claims under such bonds within the last 5 years and neither the Company nor the Bank is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor the Bank has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms.

          SECTION 3.20   Loans.  Each loan reflected as an asset in the
                         -----
Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles.
The Bank does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 3.20, the Bank has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans. A list of all loans of the Bank which have been classified by any governmental agency or by the Bank's management according to the Bank's loan policy guidelines has previously been delivered to Compass, together with a past due list and non-accrual list.

          SECTION 3.21   Fiduciary Responsibilities.  The Company and the Bank
                         --------------------------
have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

          SECTION 3.22   Patents, Trademarks and Copyrights.  Except as set
                         ----------------------------------
forth in Schedule 3.22, neither the Company nor the Bank require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or the Bank. The Company and the Bank own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.

          SECTION 3.23   Environmental Compliance. Except as set forth in
                         ------------------------
Schedule 3.23:

          (a) The Company, the Bank and any property owned or operated by them are in material compliance with all applicable Environmental Laws (as defined in Section 10.13(c)) and have obtained and are in material compliance with all permits, licenses and other authorizations (individually a "Permit", and collectively "Permits") required under any Environmental Law. There is no past or present event, condition or circumstance that could (1) materially interfere with the conduct of the business of the Company or the Bank in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a violation of any Environmental Law or (3) which could have a Material Adverse Effect upon the Company or the Bank;

          (b) None of the Company or its Subsidiaries currently leases, operates, owns, or exercises managerial functions at, nor has formerly leased, operated, owned, or exercised managerial functions at, any facility or real property that is subject to any actual, potential, or, to the knowledge of the Company or the Bank, threatened Proceeding under any Environmental Law;

          (c) There are no Proceedings pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank under any Environmental Law or relating to the release, threatened release, management, treatment, storage, or disposal of, or exposure to Polluting Substances, and neither the Company nor the Bank has received any notice (whether from any regulatory body or private person) of any claim under or violation of, or potential or threatened violation of, any Environmental Law;

          (d) There are no actions or Proceedings pending or, to the knowledge of the Company or the Bank, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Section 10.13(d)) at or on any property where Polluting Substances generated by the Company or the Bank have been disposed, treated or stored;

          (e) There is no Property for which the Company or the Bank is or was required to obtain or have any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such Property or any portion of it;

          (f) Neither the Bank nor the Company has generated any Polluting Substances for which it was required under an Environmental Law to execute any waste disposal manifest or receipt;

          (g) There has been no release of Polluting Substances in or on any Property in violation of any Environmental Laws or which would require remediation or any report or notification to any governmental or regulatory authority;

          (h) There are no underground or above ground storage tanks on or under any Property which are not in material compliance with Environmental Laws and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws;

          (i) There is no asbestos containing material on any Current Controlled Property (as defined below) or any Collateral Property (as defined below); and

          (j) The Company and the Bank have complied in all material respects with the guidelines issued by the FDIC on February 25, 1993, and any other governmental authority with jurisdiction over the Bank or the Company, that direct banks to implement programs to reduce the potential for banks to incur liability under, or to assess the compliance of borrowers or Collateral Property with, Environmental Laws.

          (k) For purposes of this Section 3.23 and Section 6.10, "Property" includes (1) any property (whether real or personal) which the Company or the Bank currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof (respectively, "Current Controlled Property" and "Former Controlled Property," and collectively "Controlled Property") and (2) property now held as security for a loan or other indebtedness to the Company or the Bank or property currently proposed as security for loans or other credit the Bank or the Company is currently evaluating whether to extend or has committed to extend a loan ("Collateral Property").

          SECTION 3.24   Regulatory Actions.  Except as set forth on Schedule
                         ------------------
3.24, there are no actions or proceedings pending or, to the knowledge of the Company and the Bank, threatened against the Company or the Bank by or before the FRB, the OCC, the FDIC, the Environmental Protection Agency, the Texas Natural Resource Conservation Commission, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Bank nor the Company is subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor the Bank has taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in Schedule 3.24, the Company and the Bank have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and the Bank, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

          SECTION 3.25   Title to Properties; Encumbrances.  Except as set forth
                         ---------------------------------
on Schedule 3.25, each of the Company and the Bank has unencumbered, good, legal, and marketable title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and the Bank in favor of the Company or the Bank, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company or the Bank concerning such properties, including any title exceptions which might affect marketable title or value of such property. The Company and the Bank each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises.

          SECTION 3.26   Shareholder List.  The Company has no holder or holders
                         ----------------
of any outstanding warrant, option or convertible debenture or other security entitling the holder thereof to acquire Shares. The Company has provided to Compass prior to the date of this Agreement a list of the holders of Shares as of September, 1995 containing the names, addresses and number of Shares held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

          SECTION 3.27   Proxy Statement.  None of the information supplied or
                         ---------------
to be supplied by the Company or the Bank, or, to the knowledge of the Company or the Bank, by any of their respective directors, officers, employees or agents for inclusion in:

          (a)   the Proxy Statement; or

          (b) any registration statement or other documents to be filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated hereby, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that the Company or the Bank is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

          SECTION 3.28   Dissenting Shareholders.  The Company and the Bank, and
                         -----------------------
their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 5.12 of the TBCA.

          SECTION 3.29   Section 368 Representations.  (a) There is no plan or
                         ---------------------------
intention by any Company shareholder who is anticipated to receive one percent (1%) or more of the total Merger Consideration ("1% Shareholder") and, to the knowledge of the Company, the Bank, and their respective directors, there is no plan or intention by any of the remaining Company shareholders, to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger that would reduce all such shareholders' holdings to a number of shares having a total fair market value at the Effective Time of less than fifty percent (50%) of the total fair market value of all of the Company's capital stock outstanding immediately prior to the Effective Time. For purposes of this
Section 3.29, shares of the Company's capital stock surrendered by dissenting shareholders and shares of the Company's capital stock sold, redeemed or otherwise disposed of prior or subsequent to and as a part of the overall transaction contemplated by the Merger will be considered to be capital stock of the Company outstanding immediately prior to the Merger.

          (b) The Company has set forth on Schedule 3.29 all knowledge of the Company and the Bank and their respective directors about the plans or intentions of any other Company shareholders to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger.

          (c) Neither Compass nor Compass Texas will assume any debts or obligations of the holders of the Shares as part of the Merger.

          (d) Except as set forth on Schedule 3.29, there have not been any sales or redemptions of the Company's capital stock in contemplation of the Merger. Schedule 3.29 sets forth all transactions in the capital stock of the Company since December 31, 1994.

          (e) The liabilities of the Company assumed by Compass as a part of the Merger and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

          (f) The Company and its shareholders will pay their own expenses which are incurred in connection with the Merger.

          (g) The Company has not disposed of any assets (either as a dividend or otherwise) constituting more than 10% of the fair market value of all of its assets (ignoring any liabilities) at any time either during the past twelve months or in contemplation of the Merger.

          (h) The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (i) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          SECTION 3.30   Employee Stock Options.  Except as set forth on
                         ----------------------
Schedule 3.30, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or the Bank.

          SECTION 3.31   Accounting Matters.  Neither the Company nor any of its
                         ------------------
affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

          SECTION 3.32   Representations Not Misleading.  No representation or
                         ------------------------------
warranty by the Company in this Agreement, nor any statement, summary, exhibit or schedule furnished to Compass or Compass Texas by the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                                   OF COMPASS

          Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

          SECTION 4.1   Organization and Authority.
                        --------------------------

          (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

          (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

          SECTION 4.2   Authority Relative to Agreement.  Compass has full
                        -------------------------------
corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OCC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or the Bank on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

          SECTION 4.3   Financial Reports.  Compass has previously furnished the
                        -----------------
Company a true and complete copy of (i) the 1994 Annual Report to Shareholders, which report (the "Compass 1994 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1994 and 1993, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1994, 1993 and 1992 and
(ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995 (the "Quarterly Reports") which reports include among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31, June 30, and September 30 1995 and December 31, 1994, and the related unaudited consolidated statements of income and cash flows for the three-, six- and nine-month periods ending March 31 and June 30, September 1995 and 1994. The financial statements contained in the Compass 1994 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1994 and 1993 contained in the Compass 1994 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31, June 30, and September 30, 1995 and 1994, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of the operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1994 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.4   Capitalization.  The shares of Compass Common Stock to
                        --------------
be issued pursuant to this Agreement, when so issued, will be registered under the Securities Act and will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights.
As of September 30, 1995, Compass had 38,133,630 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

          SECTION 4.5   Consents and Approvals.  No prior consent, approval or
                        ----------------------
authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and the Bank, except the filing of Articles of Merger under the TBCA, the filing of the Certificate of Merger under the GCL, and such approvals as may be required from the SEC, the FRB, the OCC, the Department and the FDIC.

          SECTION 4.6   Proxy Statement.  None of the information supplied or to
                        ---------------
be supplied by Compass, or, to the best knowledge of Compass, any of its directors, officers, employees or agents for inclusion in:

          (a)   the Proxy Statement; or

          (b) any registration statement or other documents to filed with the SEC or any regulatory or governmental agency or authority in connection with the transactions contemplated herein, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of the Company;

will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Compass is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

          SECTION 4.7   Availability of Compass Common Stock.  Compass has
                        ------------------------------------
available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

          SECTION 4.8   Representations Not Misleading.  No representation or
                        ------------------------------
warranty by Compass in this Agreement, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V.
                            COVENANTS OF THE COMPANY

          SECTION 5.1   Affirmative Covenants of the Company.  For so long as
                        ------------------------------------
this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries, including the Bank (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

          (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

          (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

          (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

          (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 5.1(d) (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

          (e) in good faith and in a timely manner (i) cooperate with Compass and Compass Texas in satisfying the conditions in this Agreement, (ii) assist Compass and Compass Texas in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Compass Texas and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the

Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

          (f) timely file with the FRB, the OCC, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

          (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

          (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

          (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

          (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Company and the Bank have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

          (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of Company and the Bank, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

          (l) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Compass Texas pursuant to this Agreement; and

          (m) cause the Bank to terminate that certain Administrative Services Agreement dated July 1, 1993 between the Bank and Karl Lemke ("Services Agreement") and obtain a release from any obligations under the Services Agreement, the form and substance of which shall be satisfactory to Compass;

          (n) provide to Compass on or before the 14th business day after the date hereof true and correct copies of statements from each 1% Shareholder with respect to his plan or intention to sell or otherwise dispose of the Compass Common Stock to be received pursuant to the Merger ("Section 368 Certificates");

          (o) deliver to Compass on or before the 14th business day after the date hereof an executed Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D ("Proxies") whereby the persons listed in
Schedule 5.1(o) have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the terms of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so; and

          (p) provide access, to the extent that the Company or the Bank have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

          SECTION 5.2   Negative Covenants of the Company.  Except with the
                        ---------------------------------
prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

          (a) make any amendment to its articles of incorporation or association or bylaws;

          (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

          (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

          (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

          (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

          (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

          (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

          (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

          (i) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Company or the Bank's 1995 budget and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

          (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock other than the payment of dividends in the regular course of business, consistent with past practices, and in accordance with applicable laws and regulations, not exceeding in the aggregate 40% of the net income of the Company determined in accordance with GAAP, applied on a basis consistent with past periods, reduced by (i) any income of the Company resulting from any restoration to income of any portion of a reserve for possible loan losses or any other contingency or valuation reserve of the Company or the Bank, (ii) any income resulting from adjustments under FAS 109, (iii) any income resulting from a change to the accounting principles or policies applied by the Company or the Bank, the effect of which is to increase income during the period in which the net income is calculated ("Earnings Period") or to shift income to the Earnings Period from any other period prior to or subsequent to the Earnings Period, (iv) any gains from sales of securities, (v) any income or gain resulting from any sale of other real estate or other assets, or (vi) any extraordinary item of income (as defined by GAAP);

          (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

          (l) make any capital expenditure or a series of expenditures of a similar nature in excess of $25,000 in the aggregate;

          (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

          (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

          (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or the Bank;

          (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

          (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

          (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

          (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

          (t) sell or contract to sell any part of the Bank premises;

          (u) change any fiscal year or the length thereof;

          (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto; or

          (w) prepay in whole or in part the Company Indebtedness; or

          (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and the Bank under this Agreement or any related written agreement. Nothing contained in this Section 5.2 or in
Section 5.1 is intended to influence the general management or overall operations of the Company or the Bank in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

          SECTION 6.1   Access To, and Information Concerning, Properties and
                        -----------------------------------------------------
Records.  During the pendency of the transactions contemplated hereby, the
- -------
Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Company's and the Bank's properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation, physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and the Bank and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to return to the Company all copies of such confidential information. In the event this Agreement is terminated pursuant to the provisions of Article VIII, Compass agrees that, for a period of one year following the date of such termination, it will not use such confidential information about the Bank to solicit customers of the Bank as of the date of such termination. Notwithstanding the preceding sentence, Compass shall not be deemed to be in violation of this Section by virtue of (i) Compass' continued transactions, including marketing, with customers of the Bank who also maintain accounts or loans with Compass at other banking offices of Compass,
(ii) Compass' advertising in publications or other media that are normally distributed or transmitted in geographic areas that include the geographic markets served by the Bank, or (iii) the acquisition by Compass of another depository institution possessing branches or similar deposit or loan facilities in the geographic markets serviced by the Bank on the date of this Agreement.

          SECTION 6.2   Filing of Regulatory Approvals.  As soon as reasonably
                        ------------------------------
practicable, Compass shall file all notices and applications to the FRB, the OCC, the Department and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the subsequent merger of the Bank and a Texas banking corporation and indirect wholly-owned subsidiary of Compass ("Compass Bank"). Compass will deliver to the Company, and the Company will deliver to Compass, copies of all non-confidential portions of any such applications.

          SECTION 6.3   Miscellaneous Agreements and Consents.  Subject to the
                        -------------------------------------
terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

          SECTION 6.4   Company Indebtedness.  Prior to the Effective Time, the
                        --------------------
Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or the Bank with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

          SECTION 6.5   Best Good Faith Efforts.  All parties hereto agree that
                        -----------------------
the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

          SECTION 6.6   Exclusivity.  During the terms of this Agreement, the
                        -----------
Company shall not solicit, entertain or negotiate with respect to any offer to acquire the Company or the Bank from any other person. During the term of this Agreement, neither the Company nor the Bank shall provide information to any other person in connection with a possible acquisition of the Company or the Bank. Immediately upon receipt of any such unsolicited offer, the Company will communicate to Compass the terms of any proposal or request for information and the identity of parties involved.

          SECTION 6.7   Public Announcement.  Subject to written advice of
                        -------------------
counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

          SECTION 6.8   Employee Benefit Plans.  Compass presently intends that,
                        ----------------------
after the Merger, Compass, the Company and the Bank will not make additional contributions to the employee benefit plans sponsored by the Company or the Bank immediately prior to the Merger.

          Compass agrees that the employees of the Company and the Bank will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Company's and the Bank's employees in such plans and programs from and after the Effective Time, subject to the following:

          (i) Employee Welfare Benefit Plans and Programs: Each employee of the Company and the Bank will be entitled to credit for prior service with the Company and the Bank for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Company or the Bank sponsored a similar type of plan which the Company or Bank employee participated in immediately prior to the Effective Time. Any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any Bank or Company employee. For purposes of determining each Company or Bank employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Company or Bank employee immediately preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such Company or Bank employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Company or Bank employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Company or Bank vacation policy in effect as of January 1, 1995. Compass further agrees to credit each Company or Bank employee for the year during which such coverage under the Compass welfare benefit plan begins, with any deductibles already incurred during such year under the Company's group health plan.

          (ii) Employee Pension Benefit Plans: Each Company and Bank employee shall be entitled to credit for past service with the Company and Bank for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Company and the Bank with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Company and Bank employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

          On or before, but effective as of the Effective Time, the Company and the Bank may take such actions as may be necessary to cause each individual employed by the Company and the Bank immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Company as of the Effective Time.

          SECTION 6.9   Merger of Bank.  Compass presently intends to cause the
                        --------------
Bank to merge into Compass Bank immediately after the Merger, and the Company agrees to cause the Bank to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

          SECTION 6.10   Environmental Investigation; Right to Terminate
                         -----------------------------------------------
Agreement.
- ---------

          (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Company or the Bank has such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"), all of which will be at Compass' expense. Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Property to the same extent that the Company or the Bank has such right. Compass may conduct such Environmental Inspections at any time but shall complete such inspections on or prior to the 45th day after the date hereof.

          (b) The Bank or the Company, as appropriate, shall give to Compass written notice of any Property acquired, leased, managed or controlled by the Bank or the Company or in which the Bank or the Company acquires a security interest between the date hereof and the date 240 days after the date hereof ("Interim Acquisition"). Such written notice shall be given to Compass within 5 business days of the date of an Interim Acquisition. Compass may elect to conduct an Environmental Inspection of any such Property which is the subject of an Interim Acquisition and the time periods set forth in this Section 6.10 for the performance of Environmental Inspections, secondary investigations (hereinafter defined) and for Compass' giving of notice to the Bank of non-acceptability and need for remediation (as set forth below) shall commence on the date written notice of the respective Interim Acquisition is received by Compass; provided however, Compass shall in all events notify the Company of any Property which is unacceptable and requires remediation on or before the 102nd day after the date hereof.

          (c) Compass shall notify the Company prior to any physical inspections of Property, and the Company may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Compass, Compass shall notify the Company of the Properties on which it intends to conduct a secondary investigation on or prior to the 52nd day after the date hereof. Compass shall notify the Company of any Properties that, in the sole discretion of Compass, are not acceptable and require remediation on or prior to the 102nd day after the date hereof.

          (d) With respect to any Current Controlled Property that Compass has notified the Company is not acceptable and requires remediation, subject to the expenditure limitation provided in subsection (e) below, the Company shall promptly prepare a remediation plan acceptable to Compass, obtain approval of such remediation plan by the Texas Natural Resource Conservation Commission or any other appropriate governmental authority ("Environmental Regulatory Authority"), and perform and complete the remediation contemplated by any such plan, on or prior to the 240th day after the date hereof ("Remediation Completion Date").

          (e) With respect to any Collateral Property that Compass has notified the Company is not acceptable and requires remediation, the Company agrees promptly to obtain access to such Collateral Property from the person who owns, operates, leases or otherwise exercises managerial control over any such Collateral Property and to obtain a written estimate ("Remediation Estimate") from an environmental professional acceptable to Compass of all costs of remediating any such Collateral Property (including the costs of preparing a remediation plan acceptable to Compass and approved by the appropriate Environmental Regulatory Authority) and to cause the Bank to add to its loan loss reserve the lesser of (a) the expenditures arising in connection with (i) remediation, removal or monitoring (ii) correction of any violation of any applicable Environmental Law, (iii) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Collateral Properties, and (iv) obtaining Remediation Estimates, and (b) the outstanding balance of the loan or indebtedness secured by such Collateral Property. A remediation plan prepared by the Third Party Owner and acceptable to Compass may be the basis of the Remediation Estimate. If the expenditures set forth in clause (a) above would exceed 80% of the outstanding balance of such loan or indebtedness, the Company will cause the Bank to increase its loan loss reserve by the outstanding amount of the loan or indebtedness. Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $150,000 in connection with remediation or monitoring of any Property, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, in connection with obtaining Remediation Estimates in connection with Collateral Properties and in connection with making allocations to the Bank's loan loss reserve.

     (f) The Company and the Bank agree to indemnify and hold harmless
Compass for any claims for damage to the Property or injury or death to persons directly or indirectly attributable to the actions or omissions (other than negligent actions or omissions) of Compass or its agents in performing any Environmental Inspection or secondary investigation of the Property. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company or the Bank, as the case may be. Compass shall have no liability to the Company or its Subsidiaries for making any report of such results to any governmental authority, Compass will notify the Company of the delivery of a report of results to an environmental authority prior to or contemporaneously with the delivery of such report.

     (g) Compass shall have the right to terminate this Agreement in the following circumstances:

          (i) the Company's breach of any representation or warranty set forth in Section 3.23,

          (ii) the factual substance of any warranties set forth in Section 3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Company or Bank;

          (iii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Compass because the Environmental Inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws;

          (iv) if the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that, based on the estimates of the environmental professionals referred to in this Section 6.10, may require expenditures by the Bank, in connection with (1) remediation or monitoring of any Controlled Property, (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, or (3) obtaining Remediation Estimates in connection with Collateral Properties, which when aggregated with any other expenditures or allocations to loan loss reserve which may be incurred in connection with this subsection (iv), or subsections
(vi) or (ix) b)(1) below, may exceed $150,000;

          (v) the presence of any underground or above ground storage tank in, on or under any Property (1) which has not registered or which has not fully qualified for and met all conditions necessary to be entitled to applicable governmental remediation funds in the event a release of Polluting Substances were to occur from any such tank, (2) from which a release of any Polluting Substances has occurred or (3) which otherwise is in violation of an Environmental Law;

          (vi) the presence of any asbestos containing material in, on or under any Controlled Property, the removal or monitoring of which would constitute a Material Adverse Effect or which, based on the estimates of the environmental professionals referred to in this Section 6.10, may require expenditures by the Bank which, when aggregated with any other expenditures or allocations to loan loss reserves which may be incurred in connection with this subsection (vi), or subsection (iv) above or subsection (ix) b)(1) below, may exceed $150,000;

          (vii) the additions to the Bank's loan loss reserve pursuant to (ix)
b)(2)(b) below, which when aggregated with any expenditures in subsection (vi) and subsection (iv) above, may exceed $150,000;

          (viii) Compass is not permitted to conduct an Environmental Inspection or secondary investigation of any Property to the extent it deems appropriate;

          (ix) If on or before the Remediation Completion Date,

               a) for each Controlled Property identified by Compass as unacceptable and requiring remediation:

                   (1) the Company does not deliver to Compass written evidence acceptable to Compass that the Company has developed and fully implemented a remediation plan approved by the applicable Environmental Regulatory Authority, and the applicable Environmental Regulatory Authority has approved such completed Remediation,

                   (2) the Company notifies Compass in writing (a) that the Bank has been unable to obtain timely approval by applicable Environmental Regulatory Authorities of any remediation plan approved by Compass, (b) that the Bank has been unable to timely implement any such approved remediation plan, (c) that any such Controlled Property has been remediated by the Bank, but the applicable Environmental Regulatory Authority will not approve the results of the remediation, or that the Bank does not intend to remediate the Controlled Property.

               b) for each Collateral Property identified by Compass as unacceptable and requiring remediation, the Company does not provide evidence acceptable to Compass that:

                       (1) the Remediation Estimate for a particular Collateral Property prepared by the Company was satisfactory to Compass, and

                       (2) the Bank increased its loan loss reserve by (A) the aggregate sum of the expenditures associated with (i) remediation, removal or monitoring, (ii) correction of any violations of any applicable Environmental Law, (iii) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Collateral Properties, or (iv) obtaining Remediation Estimates, or (B) the outstanding amount of the loan or indebtedness secured by such Collateral Property, whichever is less.

          (h) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, without limitation, the results of other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Company, Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections, secondary investigation or other environmental survey.

          SECTION 6.11   Cooperation on Texas Receipts.  The Company and Compass
                         -----------------------------
agree to cooperate in good faith and to use their best efforts, and the Company agrees to take action reasonably requested by Compass, so as to cause the Company not to have any Texas gross receipts, other than dividends from the Bank, for purposes of Texas franchise taxes after the date of incorporation of Compass Texas.

          SECTION 6.12   Exchange Agreement.  Immediately prior to the Effective
                         ------------------
Time, the Company and Compass agree to enter into, and Compass agrees to cause Compass Texas to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Compass.

          SECTION 6.13   Corporate Tax Consequences. The Merger is intended to
                         --------------------------
be a reorganization qualifying under Sections 354, 368(a)(1)(A), and 368(a)(2)(E) of the Code, as amended, and the parties shall not take or agree to take any action that would preclude the Merger from qualifying as a reorganization.

                                  ARTICLE VII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

          SECTION 7.1   Conditions to Each Party's Obligation to Effect the
                        ---------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger are
- ------
subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

          (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

          (c) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting; and

          (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities.

          SECTION 7.2   Conditions to the Obligations of Compass and Compass
                        ----------------------------------------------------
Texas to Effect the Merger.
- --------------------------

          The obligations of Compass and Compass Texas to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

          (c) there shall not have occurred a Material Adverse Effect with respect to the Company or the Bank;

          (d) the directors of the Company and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such directors (except as to their deposits and accounts, and as to rights of indemnification pursuant the Bylaws of the Company or the Bank) and shall have delivered to Compass their resignations as directors of the Bank;

          (e) the officers of the Company and the Bank shall have delivered to Compass an instrument dated the Effective Time releasing the Company and the Bank from any and all claims of such officers (except as to deposits and accounts, accrued compensation permitted by their respective agreements and rights of indemnification pursuant to the Bylaws of the Company or the Bank);

          (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit E attached hereto;

          (g) the holders of no more than 5% of the Shares shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

          (h) Compass shall have received a letter from KPMG Peat Marwick, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

          (i)  there shall be no Company Indebtedness;

          (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of shares of Compass Common Stock received pursuant to the Merger.

          (k) Compass shall have received an opinion of its counsel satisfactory to it that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended;

          (l) The Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

          (m) Compass shall have determined, in its sole judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect;

          (n) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

          (o) Compass shall have received the Section 368 Certificates and the Proxies within the time periods specified for receipt of such Certificates and as specified by Sections 5.1(n) and 5.1(o);

          (p) the Services Agreement shall have been terminated and the Company and the Bank shall have delivered to Compass a release from all obligations under the Services Agreement, which termination agreement and release shall be in form and substance satisfactory to Compass; and

          (q) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of the Bank, and the Secretary or Cashier of the Company and the Bank, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (g) and (i).

          SECTION 7.3   Conditions to the Obligations of the Company to Effect
                        ------------------------------------------------------
the Merger.  The obligations of the Company to effect the Merger are subject to
- ----------
the satisfaction or waiver of the following conditions prior to the Effective
Time:

          (a) all representations and warranties of Compass and Compass Texas shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

          (b) Compass and Compass Texas shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

          (c) the Company shall have received the opinion of counsel to Compass and Compass Texas acceptable to it, as to the matters set forth on Exhibit E attached hereto;

          (d) The Bank and the Company shall have delivered to the directors of the Company and the Bank an instrument dated the Effective Time releasing such directors from any and all claims of the Company and the Bank (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Compass in connection with the transactions contemplated by this Agreement; and

          (e) the Company shall have received certificates dated the Closing, executed by an appropriate officers of Compass and Compass Texas, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b).

                                 ARTICLE VIII.
                         TERMINATION; AMENDMENT; WAIVER

          SECTION 8.1   Termination.  This Agreement may be terminated and the
                        -----------
Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

          (b) by Compass (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Section 6.10, (iii) the Schedules to this Agreement are not accepted by Compass in its sole discretion, (iv) if Compass shall not have received the
Section 368 Certificates and the Proxies within the times specified by Sections 5.1(n) and 5.1(o), or (v) if any of the conditions to Closing contained in
Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

          (c)  by the Company if the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Company;

          (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company; or

          (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable.

          SECTION 8.2   Effect of Termination.  In the event of the termination
                        ---------------------
and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of this Section 8.2 and Section 9.1. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

          SECTION 8.3   Amendment.  (a) To the extent permitted by applicable
                        ---------
law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Compass Texas at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

          (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Compass Texas as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval. As a condition to the Company's entry into such an amendment, Compass Texas shall deliver to the Company a certificate in substantially the form of Exhibit G attached hereto.

          SECTION 8.4   Extension; Waiver.  At any time prior to the Effective
                        -----------------
Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.
                                    SURVIVAL

          SECTION 9.1   Survival of Representations and Warranties. The parties
                        ------------------------------------------
hereto agree that none of their respective representations and warranties contained in this Agreement shall survive after the Effective Time.

                                   ARTICLE X.
                                 MISCELLANEOUS

          SECTION 10.1   Expenses.  All costs and expenses incurred in
                         --------
connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and the Bank, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

          SECTION 10.2   Brokers and Finders.  Other than with respect to Alex
                         -------------------
Sheshunoff & Co. Investment Banking engaged by the Company, all negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Compass Texas, the Company or the Bank for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

          SECTION 10.3   Entire Agreement; Assignment.  This Agreement (a)
                         ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Compass Texas to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 10.4   Further Assurances.  From time to time as and when
                         ------------------
requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or the Bank, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's title to and possession of, all of its property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

          SECTION 10.5   Enforcement of the Agreement.  The parties hereto agree
                         ----------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 10.6   Severability.  The invalidity or unenforceability  of
                         ------------
any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          SECTION 10.7   Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Compass or Compass Texas:

               D. Paul Jones, Jr.
               Chairman and Chief Executive Officer
               Compass Bancshares, Inc.
               701 South 20th Street
               Birmingham, Alabama 35233
               Telecopy No.: (205) 933-3043

               Charles E. McMahen
               Chairman and Chief Executive Officer
               Compass Banks of Texas, Inc.
               24 Greenway Plaza
               Houston, Texas 72046
               Telecopy No.:  (713) 993-8500

          with copies to:

               Daniel B. Graves
               Associate General Counsel
               Compass Bancshares, Inc.
               15 South 20th Street
               Birmingham, Alabama 35233
               Telecopy No.:  (205) 933-3043
               and

               Annette L. Tripp
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3400 Texas Commerce Tower, 600 Travis
               Houston, Texas 77002
               Telecopy No.:  (713) 223-3717

          if to the Company:

               Terrence A. Welty III
               Royall Financial Corporation
               2121 South Loop 256
               Palestine, Texas 75802
               Telecopy No.:(903) 729-0559

          with a copy to:

               Jack D. Hicks
               Zeleskey, Cornelius, Hallmark,
                Roper & Hicks, L.L.P.
               1616 South Chestnut
               Lufkin, Texas 75901
               Telecopy No.: (409) 632-6545

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      SECTION 10.8  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the GCL governs aspects of the Merger.

      SECTION 10.9  Descriptive Headings.  The descriptive headings are inserted
                    --------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 10.10      Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 10.11      Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      SECTION 10.12      Incorporation by References.  Any and all schedules,
                         ---------------------------
exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

      SECTION 10.13      Certain Definitions.
                         -------------------

     (a) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

     (b) "Material Adverse Effect" shall mean any material adverse change in the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and the Bank taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

     (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of Polluting Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, Clean Air Act, and any and all regulations promulgated pursuant to any of the foregoing.

     (d) "Polluting Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or other Environmental Laws such broader meaning shall apply.

     (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

     (f) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Company and the Bank are understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company or the Bank.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                    COMPASS BANCSHARES, INC.



By /s/ Daniel B. Graves    By  /s/ D. Paul Jones, Jr.
  ---------------------     --------------------------------------------
  Its Assistant Secretary      Its Chairman and Chief Executive Officer



ATTEST:                    ROYALL FINANCIAL CORPORATION



By /s/ Linda Maness        By  /s/ Terrence A. Welty, III
  ---------------------     --------------------------------------------
  Its Secretary                Its Chairman of the Board

                                   EXHIBIT A

                    POOLING TRANSFER RESTRICTIONS AGREEMENT
                    ---------------------------------------


     This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of December, 1995 by and between Compass Bancshares, Inc. ("Compass"), Royall Financial Corporation (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated December 14, 1995 ("Merger Agreement") pursuant to which the Company will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger"), and

     WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

     NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

     1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $100.00 per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

     2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

     3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the merger will bear a restrictive transfer legend in substantially the following form:

     The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 1995 which restricts any sale or other transfer of such shares prior to [insert due date of filing of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required combined financial results]. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

     4. The Company agrees and the Shareholder acknowledges and agrees that the Company will not permit the transfer of any shares of Company Common Stock by the Shareholder or any other Company affiliate within 30 days prior to the Effective Time.

     5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                              COMPASS BANCSHARES, INC.


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              ROYALL FINANCIAL CORPORATION

                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              _____________________________________
                              Signature of Shareholder


                              _____________________________________
                              Printed Name of Shareholder


Pooling Transfer Restrictions Agreement

                                   EXHIBIT B

                            EXCHANGE AGENT AGREEMENT
                            ------------------------

     This Exchange Agent Agreement, dated as of ___________, 1995, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), ________________________, a Delaware corporation ("Compass Texas"), Royall Financial Corporation, a Texas corporation ("Company"), and River Oaks Trust Company, a Texas trust company ("Exchange Agent").

                                   PREAMBLE:

     Pursuant to the Agreement and Plan of Merger dated as of December 14, 1995 ("Merger Agreement") among Compass, Compass Texas and the Company, Compass Texas shall, at the Effective Time, be merged into the Company. The name of the surviving corporation shall be __________________ ("Surviving Corporation").

     After the Effective Time, the outstanding shares of the Common Stock, par value $100.00 per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Company ("Company Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ____________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

     The Company has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Appointment of Exchange Agent. River Oaks Trust Company is hereby
        -----------------------------
appointed as the Exchange Agent for payment of the Merger

Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein.

     2. Closing of Stock Transfer Books. At the Effective Time, the Company's
        -------------------------------
stock transfer books will be closed and no transfers shall be permitted.

     3. Duties of Exchange Agent. The Exchange Agent is authorized and directed
        ------------------------
to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

           (a) Distribution of Letters of Transmittal. The Exchange Agent shall
               --------------------------------------
     mail to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as Exhibit A
                                                                      ------- -
     ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

           (b)  Acceptance of Certificates.
                --------------------------


(i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept Certificates which are surrendered in accordance with the provisions of the Merger Agreement and accompanied by the executed Letters of Transmittal. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the

Letters of Transmittal and if the person or persons surrendering such Certificates and Letters of Transmittal appears as a shareholder of record of the number of shares surrendered on the list of shareholders supplied and certified to the Exchange Agent by the Company ("Shareholder List") attached as Exhibit B hereto. In the event the Exchange Agent shall have any questions as to
- ---------
whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

           (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

           (iii) Tenders may be made only as set forth in the Letters of Transmittal;

           (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

           (v) At the close of business each Friday, the Exchange Agent shall provide Compass and First National Bank of Boston, Compass' transfer agent and registrar ("Transfer Agent") with a list of shareholders who have properly tendered their Company Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                             Compass Bancshares, Inc.
                             701 South 20th Street
                             Birmingham, Alabama 35233
                             Attn: Michael A. Bean
                             Telephone No. (205) 558-5740

       With a copy to:       First National Bank of Boston
                             Post Office Box 1865
                             Boston, Massachusetts 02105
                             Attn: Caroline Rees, Shareholder
                                   Services Officer
                             Telephone No. (617) 575-2571

       (c) Exchange Fund. In order to provide for payment of the Merger
           -------------
Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

       (d) Compass Common Stock.  Compass Texas and the Company shall jointly
           --------------------
advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Compass Texas and the Company as follows:

       (i) Company Common Stock.  Each holder of Company Common Stock shall
           --------------------
receive Merger Consideration equal to ___________ shares of Compass Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

       (ii) Fractional Shares.  For each fractional share of Compass Common
            -----------------
Stock which would be delivered upon the surrender of Company Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_______________.

          As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall instruct and Compass shall cause the Transfer Agent to issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

(e)    Other Duties of Exchange Agent.
       ------------------------------

       (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

       (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

       (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Corporation, as appropriate, and to act in accordance therewith.

       (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Corporation) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

       (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Common Stock and the proper maintenance of the Company's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via Federal Express or other means acceptable to Compass.

     4. Alteration of Instructions.  The Exchange Agent shall follow and act
        --------------------------
upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

     5. Indemnification of Exchange Agent.  Compass and the Surviving
        ---------------------------------
Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

     6. Compensation for Services.  Compass shall compensate the Exchange
        -------------------------
Agent for its services hereunder.

     7. Payment of Amounts Due Dissenting Shareholders. In the event that
        ----------------------------------------------
qualified dissenting shareholders of the Company exercise the rights afforded them under the Texas Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

     8. Unclaimed Funds.  Any moneys or certificates deposited hereunder which
        ---------------
shall remain unclaimed by the holders of shares of

Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

       9.        Investment of Exchange Fund.  At the direction of the Surviving
                 ---------------------------
Corporation, the Exchange Agent shall invest portions of the Exchange Fund and remit earnings thereon monthly to the Surviving Corporation, provided that all such investments shall be in The Starburst Government Money Market Fund (the "Fund"), managed by Compass Bank, an Alabama banking corporation and an affiliate of Compass, or if for any reason the Fund is not available to the Exchange Agent as an investment alternative, as otherwise directed by the Surviving Corporation.

       10.       Amendment.  Except as otherwise expressly provided herein,
                 ---------
neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

       11.       Section Headings. The section headings used herein are for
                 ----------------
convenience of reference only and shall not define or limit the provisions of this Agreement.

       12.       GOVERNING LAW.  THIS AGREEMENT AND THE APPOINTMENT OF THE
                 -------------
EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

       13.       Notices.  Notices under this Agreement shall be deemed given if
                 -------
made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

       If to Compass:

          Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama 35233
          Attn:  Daniel B. Graves
                 Associate General Counsel

       If to the Exchange Agent:

          River Oaks Trust Company
          6990 Portwest, Suite 170
          Houston, Texas 77024
          Attn:  Stephen K. Brownlow
                 Vice President and Trust Officer

       If to the Company prior
       to the Effective Time:

          Royall Financial Corporation
          2121 South Loop 256
          Palestine, Texas  75802
          Attn: Terrence A. Welty, III

       If to Compass Texas or, following
       the Effective Time, the
       Surviving Corporation:

          _________________________
          c/o Compass Bancshares, Inc.
          15 South 20th Street
          Birmingham, Alabama  35233
          Attn:  Daniel B. Graves

       14.       Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       15.       Conflict.  In the event the terms of this Agreement conflict
                 --------
with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

       16.       Defined Terms.  Capitalized terms not defined herein have the
                 -------------
meanings ascribed to them in the Merger Agreement.


                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                             COMPASS BANCSHARES, INC.



                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             ___________________________________



                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             ROYALL FINANCIAL CORPORATION



                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             RIVER OAKS TRUST COMPANY



                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

                                  EXHIBIT "A"


                             LETTER OF TRANSMITTAL

                         For Shares of Common Stock of

                         ROYALL FINANCIAL CORPORATION

            Delivered Pursuant to the Agreement and Plan of Merger
                         dated as of December 14, 1995

                    By Mail or Overnight Delivery Service:

                           River Oaks Trust Company
                           6990 Portwest, Suite 170
                             Houston, Texas 77024
                      Attention:  Mr. Stephen K. Brownlow

                              DO NOT HAND DELIVER

                       DESCRIPTION OF SHARES SURRENDERED
                       ---------------------------------

     Based on its stock transfer records, Royall Financial Corporation (the "Company") has listed below your name, address and the certificate numbers representing your shares of Common Stock, par value $100.00 per share ("Shares"), of the Company. If any of the listed information appears to be incorrect, please notify Mr. Stephen K. Brownlow at (713) 867-1101 at once.

 Name, Address and Social Security
   Number of Registered Holders            Certificate(s) Surrendered
- --------------------------------------------------------------------------------
                                                         Total Number of
                                       Certificate     Shares Represented
                                        Number(s)       by Certificate(s)


_______________________________      ______________   ____________________
Name                                 ______________   ____________________
                                     ______________   ____________________


_______________________________
_______________________________
Address



_______________________________      Total Shares     _________________
Social Security Number

================================================================================

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY


Gentlemen:

          I, as the registered holder of the above described Shares of the Company, hereby tender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of December 14, 1995, as amended ("the Merger Agreement"), by and between Compass, _______________ ("Compass Texas"), and the Company. I hereby acknowledge receipt of the Proxy Statement dated _______________, 1995, which described the merger ("Merger") provided by the Merger Agreement.

          I represent and warrant to Compass and Compass Texas that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that River Oaks Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

          The authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, my death or incapacity, and any obligation I may have hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives.
I acknowledge that the tender of my Shares is irrevocable.


                   INSTRUCTIONS REGARDING ISSUANCE OF SHARES

          If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter on page 3. If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in a name or to an address other than the name and address specified above, please complete the following section. You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.


                         NEW CERTIFICATES TO BE ISSUED
                 IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

          If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address of your assignee below:

                          Name and Address of Assignee
                          ----------------------------

Name:_______________________________  Taxpayer I.D. No. or
     (Type or print full name)        Social Security No.:______________________

Address:________________________________________________________________________

City, State, Zip Code:__________________________________________________________

                    PLEASE SIGN AND DATE BELOW AS INDICATED
                    THEN PLEASE COMPLETE SUBSTITUTE FORM W-9


Signatures  _________________________________

            _________________________________

Dated       _________________________, 1996

Name(s)     _____________________________________________________________
                      (Please Print)

Capacity    _________________________________
                      (Full Title)

Address     _________________________________

            _________________________________
                      (Include Zip Code)

Area Code and Telephone Number                _____________________________

Tax Identification or Social Security Number  _____________________________

_______________________________________________________________________________

                            GUARANTEE OF SIGNATURES

(Must be signed by registered holder(s) as name(s) appear on the certificate(s) or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted. If signing is by an officer or a corporation, or by an attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 1.)
- -----------------

Authorized Signature  __________________________________

Name                  __________________________________
                              (Please Print)
Title                 __________________________________

Name of Firm          __________________________________

Address               __________________________________

                      __________________________________
                              (Include Zip Code)

Area Code and Telephone Number  __________________

Dated      ____________________________, 1996

_______________________________________________________________________________

                      PLEASE COMPLETE SUBSTITUTE FORM W-9
                      IT IS THE LAST FORM IN THIS PACKAGE
_______________________________________________________________________________

                          DO NOT WRITE IN SPACE BELOW

        Date Received:__________  By:__________  Date:__________, 1996


                                    Company           Compass        No. of
   Shares      Shares Accepted       Stock          Certificate    Fractional   Cash   Check
 Surrendered    for Exchange    Certificate Nos.    No. issued       Shares     Paid    No.
- --------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------

     Accepted by:__________  Checked By:__________  Date:__________, 1996

                             LETTER OF TRANSMITTAL
                                  INSTRUCTIONS



1. Delivery of Letter of Transmittal and Certificates; Signature Guarantees. Please send all certificates for Shares to River Oaks Trust Company, as Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by an Eligible Institution. An Eligible Institution is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office, branch or agency located in the United States. If Compass wishes to have your signature guaranteed by an Eligible Institution, you will be notified by separate letter.

          If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding such evidence of authority may be referred to Mr. Stephen K. Brownlow, a representative of the Exchange Agent, at (713) 867-1101.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

          2. Issuance of Compass Common Stock. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent.

          3. Payment for Fractional Shares. As provided in Section 1.6(c) of the Merger Agreement, Compass will not issue any certificates of Compass Common Stock for fractional shares. In lieu of issuing fractional shares, Compass will pay to any Company shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_______ per share.

          4. No Conditional Tenders; Waiver of Notice. No alternative, conditional, irregular or contingent deliveries of Shares will be accepted. By execution of the Letter of Transmittal or any manually signed facsimile thereof, you waive any rights to receive any notice of the acceptance of your Shares for exchange.

          5. Signatures on Letter of Transmittal. In order for the Letter of Transmittal to be properly signed by you, the signature must correspond exactly with the name(s) as written on the face of the certificate(s).

          If the Shares tendered hereby are owned of record by two or more joint owners, all of you must sign the Letter of Transmittal.

          If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

          If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

          If the Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or other acting in a fiduciary or representative capacity, such person should so indicate when signing, and the Exchange Agent reserves the right to require proper evidence of their authority to so act.

          6. Irregularities. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

          7. 31% Backup Withholding. Under the Federal income tax law, you must provide Compass with a correct taxpayer identification number ("TIN") unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed upon you by the Internal Revenue Service and you will be subject to backup withholding of 31% of the payments to be received by you.

          8. Request for Assistance of Additional Copies. Questions and requests for assistance or additional copies of the Letter of Transmittal may be directed to the Exchange Agent at the address set forth at the top of page 1.

                           IMPORTANT TAX INFORMATION

          Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding.

          Exempt shareholders (including among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Nonetheless, exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

          If backup withholding applies, Compass is required to withhold 31% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

          To prevent backup withholding on payments that are made to you with respect to shares of Compass Common Stock acquired as a result of the Merger or with respect to cash payments, if any, receivable in lieu of fractional shares pursuant to the Merger Agreement, you are required to notify Compass of your correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that you are awaiting a taxpayer identification number).

What Number to Give

          As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                              SUBSTITUTE FORM W-9
                           Department of the Treasury
                            Internal Revenue Service

                         Taxpayer Identification Number





Part 1  -  PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION  Social Security Number
           NUMBER IN THE BOX AT RIGHT AND CERTIFY BY    or Employer Identifi-
           SIGNING AND DATING BELOW                     cation Number



Part 2 - Check the following box if you are NOT subject to backup -------- withholding under the provisions of Section 3406(a)(1)(C) | | of the Internal Revenue Code because (1) you have not -------- been notified that you are subject to backup withholding as a result of failure to report all interest or divi-dends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

Part 3 -  Check the following box if you are awaiting a Taxpayer     --------
          Identification Number.                                     |      |
                                                                     --------


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

By checking the box in Part 3, I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.


Signature:  _______________________________  Date:  ____________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

- ---------------------------------------------------------   ---------------------------------------------------------
                               Give the SOCIAL                                              Give the EMPLOYER
For this type of account:      SECURITY number              For this type of account:       IDENTIFICATION
                                    of --                                                   number of --
- ---------------------------------------------------------   ---------------------------------------------------------
1.  An individual's account    The individual                9.  A valid trust, estate,     The legal entity (Do not
                                                                 or pension trust           furnish the identifying
2.  Two or more individuals    The actual owner of the                                      number of the personal
    (joint account)            account or, if combined                                      representative or trustee
                               funds, any one of the                                        unless the legal entity
                               individuals (1)                                              itself is not designated in
                                                                                            the account title.) (5)
3.  Husband and wife (joint    The actual owner of the
    account)                   account or, if joint funds,
                               either person(1)

4.  Custodian account of a     The minor(2)                 10.  Corporate account          The corporation
    minor (Uniform Gift to
    Minors Act)

5.  Adult and minor (joint     The adult or, if the minor   11.  Religious, charitable, or  The organization
    account)                   is the only contributor, the      educational organization
                               minor(1)                          account

                                                            12.  Partnership account held
                                                                 in the name of the business

6.  Account in the name of     The ward, minor, or          13.  Association, club, or      The organization
    guardian or committee      incompetent person(3)             tax-exempt organization
    for a designated ward,
    minor, or incompetent
    person

7.  a  The usual revocable     The grantor-trustee(1)       14.  A broker or registered     The broker or nominee
       savings trust                                             nominee
       account (grantor
       is also trustee)

    b  So-called trust         The actual owner(1)          15.  Account with the           The public entity
       account that is                                           Department of Agriculture
       not a legal or                                            in the name of a public
       valid trust under                                         entity (such as a State or
       State law                                                 local government, school
                                                                 district, or prison) that
8.  Sole proprietorship        The owner(4)                      receives agricultural
    account                                                      program payments
- ---------------------------------------------------------   ---------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
 .  A corporation.
 .  A financial institution.
 .  An organization exempt from tax under section 501(a), or an individual retirement plan.
 .  The United States or any agency or instrumentality thereof.
 .  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 .  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 .  An international organization or any agency, or instrumentality thereof.
 .  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 .  A real estate investment trust.
 .  A common trust fund operated by a bank under section 584(a).
 .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 .  Payments to nonresident aliens subject to withholding under section 1441.
 .  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 .  Payments of patronage dividends where the amount received is not paid in money.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 .  Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 .  Payments described in section 6049(b)(5) to nonresident aliens.
 .  Payments on tax-free covenant bonds under section 1451.
 .  Payments made by certain foreign organizations.
 .  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

          Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information With Respect to Withholdings.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                   EXHIBIT C

                          POOLING OF INTEREST CRITERIA
                          ----------------------------


ATTRIBUTES OF COMBINING ENTERPRISES

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                   EXHIBIT D

                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------


     This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of December ___, 1995 is executed by and among Royall Financial Corporation, a Texas corporation (the "Company"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

     WHEREAS, the Company and Compass have executed that certain Agreement and Plan of Merger dated December 14, 1995 (the "Merger Agreement") whereby the Company will merge with an existing or to-be-formed wholly-owned subsidiary of Compass (the "Merger"); and

     WHEREAS, Section 6.11 of the Merger Agreement requires that the Company deliver to Compass the irrevocable proxies of the Shareholders; and

     WHEREAS, Compass and the Company are relying on the irrevocable proxies in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Each of the Shareholders hereby represents and warrants to Compass and the Company that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger Agreement, and the other agreements and transactions contemplated thereby.

     2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

     3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

     4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

     5. The Shareholders acknowledge that Compass and the Company are relying on this Agreement in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas Business Corporation Act. The Shareholders and the Company acknowledge that the performance of this Agreement is intended to benefit Compass.

     6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Shareholders upon consummation of the Merger.

     7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

     8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Compass and the Shareholder.

     9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

     11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

     12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



                            [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.


                               ROYALL FINANCIAL CORPORATION


                               By:________________________________
                               Name:______________________________
                               Title:_____________________________

                               Address:

                               2121 South Loop 256
                               Palestine, Texas  75802
                               Attention:  Terrence A. Welty, III



                               COMPASS BANCSHARES, INC.



                               By: _______________________________
                               Name: _____________________________
                               Title: ____________________________

                               Address:

                               15 South 20th Street
                               Birmingham, Alabama 35233
                               Attention:  Mr. Daniel B. Graves
                                           Associate General Counsel

                               SHAREHOLDERS:



                               ___________________________________
                               ___________________________________

                               Address:  _________________________
                                         _________________________


                               ____________ shares of Common Stock



                               Pledgee:  _________________________

                               Address:  _________________________
                                         _________________________

                               Loan No.: _________________________

                                   EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL
                          TO THE COMPANY AND THE BANK
                          ---------------------------

    (i) the Company is a Texas corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. Each of the Company and the Bank has all requisite corporate power and authority to carry on its business as we know it to be conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Each of the Company and the Bank is duly qualified and in good standing in Texas.

    (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the authorized capital stock of the Company consists solely of 1,000,000 shares of Company Common Stock (as defined in the Agreement) of which 3999 and 11/12ths shares are issued and outstanding (none of which are held in the treasury); the Company is the record holder of all of the issued and outstanding capital stock of the Bank; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Bank is validly fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

    (iv) to the best of our knowledge and except as set forth on Schedule 3.2 to the Agreement, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or the Bank to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

    (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company or the Bank, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or the Bank, or their respective assets or properties;

    (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Compass Texas, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

    (vii) except as set forth in Schedule 3.12 to the Agreement, to the best of our knowledge, neither the Company nor the Bank is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or the Bank, which by the terms of the Agreement would required to be set forth in Schedule 3.12;

    (viii) to the best of our knowledge and except as set forth on Schedule 3.18 to the Agreement, neither the Company nor the Bank is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located, the violation of which could have a material adverse effect on the Company and the Bank taken as a whole; and

    (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Texas, and upon filing by the Secretary of State of Delaware of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the States of Texas and Delaware with the consequences specified in Article 5.06 of the Texas Business Corporation Act and Section 259 of the GCL.

                                   EXHIBIT F
                         OPINIONS REQUIRED FROM COUNSEL
                          TO COMPASS AND COMPASS TEXAS
                          ----------------------------


    (i) Compass and Compass Texas are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended. Compass and Compass Texas have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Compass Texas are duly qualified and in good standing in the respective states where such qualification is required.

    (ii) Compass and Compass Texas each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Compass Texas (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Compass Texas enforceable against Compass and Compass Texas in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

    (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

    (iv) the execution and delivery by Compass and Compass Texas of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under
(a) the certificate of incorporation or bylaws of Compass or Compass Texas, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Compass

Texas is a party or by which Compass or Compass Texas or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Compass Texas or their respective assets or properties;

    (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Compass Texas of the Agreement;

    (vi) to the best of our knowledge, neither Compass nor Compass Texas is in violation of or default under the respective Certificates of Incorporation or Bylaws of Compass or Compass Texas or any agreement, document or instrument under which Compass or Compass Texas is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Compass Texas or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

    (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

                                   EXHIBIT G
                                   ---------

                   COMPASS TEXAS REPRESENTATIONS CERTIFICATE


     ____________ ("Compass Texas") hereby represents and warrants to the Company as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated December 14, 1995 by and between Compass Bancshares, Inc. and Royall Financial Corporation (the "Agreement").

     1. Compass Texas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets, as now owned, leased or operated and to enter into and carry out its obligations under the Agreement.

     2. Compass Texas has full corporate power and authority and no further corporate proceedings on the part of Compass Texas are necessary to execute and deliver the Amendment to Agreement and Plan of Merger dated ___________, 1995 ("Amendment") and to consummate the transactions contemplated thereby, all of which have been duly and validly authorized by Compass Texas' Board of Directors. The Amendment has been duly executed and delivered by Compass Texas and is a duly authorized, valid, legally binding and enforceable obligation of Compass Texas, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass Texas as may be required by statute or regulation.
Except as set forth on the Schedule attached hereto, neither the execution, delivery nor performance of the Amendment in its entirety, nor the consummation of all the transactions contemplated thereby, following the receipt of such approvals as may be required from the SEC, the OCC, the FRB, the FDIC, and the Department will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass Texas.

     3. No representation or warranty by Compass Texas in the Amendment, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of the Amendment, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     IN WITNESS WHEREOF, Compass Texas has executed this Certificate this _____ day of ____________, 1996.

                                          _____________________________________

                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

     This First Amendment to Agreement and Plan of Merger (this "Amendment") dated as of May 30, 1996 is entered into by and among Compass Bancshares, Inc. ("Compass"), Compass Equitable Texas, Inc. ("Compass Equitable") and Royall Financial Corporation (the "Company").

     WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of December 14, 1995 (the "Merger Agreement");

     WHEREAS, the Merger Agreement requires Compass to form a new subsidiary which shall be merged with and into the Company, with the Company being the surviving entity;

     WHEREAS, Compass Equitable is such new subsidiary; and

     WHEREAS, Section 8.3 of the Merger Agreement requires Compass and the Company to amend the Merger Agreement for the purpose of making Compass Equitable a party thereto;

     WHEREAS, Compass and the Company also desire to further amend the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

          2. Upon execution of this Amendment, Compass Equitable shall become a party to the Merger Agreement, shall be deemed to be Compass Texas as defined in the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Compass Texas as provided in the Merger Agreement.

          3. The execution of this Amendment shall not relieve Compass of its obligations under the Merger Agreement.

          4. The second sentence of Section 1.6(b) of the Agreement is amended to read in full as follows:

          In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading following the date of mailing of the Proxy Statement (as defined in Section 1.7) to the shareholders of the Company (the "Share

          Determination Market Value") is less than $29.00 per share, the Company may either (i) terminate this Agreement (the "Pricing Termination Option") by written notice to Compass within ten business days after the Share Determination Market Value of less than $29.00 per share is capable of being determined, or (ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock.

          5. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

          6. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                       COMPASS BANCSHARES, INC.



By: /s/ Daniel B. Graves      By:  /s/ Garrett R. Hegel
   -------------------------      ------------------------------
    Its: Assistant Secretary       Its: Chief Financial Officer


ATTEST:                       COMPASS EQUITABLE TEXAS, INC.



By: /s/ Daniel B. Graves      By:  /s/ Garrett R. Hegel
   -------------------------      -----------------------------
    Its: Assistant Secretary       Its: Treasurer


ATTEST:                       ROYALL FINANCIAL CORPORATION



By:  /s/ Nancy Ludtke         By:  /s/ Terrence A. Welty, III
    ------------------------      -----------------------------
    Its: Secretary                Its: Chairman & Chief Executive
                                       Officer

                       ---------------------------------
                                 APPENDIX II

                        DISSENTER'S RIGHTS OF APPRAISAL
                       ---------------------------------

                 PROVISIONS OF THE TEXAS BUSINESS CORPORATION
                                  RELATING TO
                       RIGHTS OF DISSENTING STOCKHOLDERS


Art. 5.11.  Rights of Dissenting Shareholders in the Event of Certain Corporate
            Actions

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation requiring the special authorization of the shareholders as provided by this Act;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if (1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and
(2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

Art. 5.12.  Procedure for Dissent by Shareholders as to Said Corporate Actions

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or


                                  APPENDIX II
depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety
(90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other

                                  Appendix II
entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of a merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this

                                  Appendix II

Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13.  Provisions Affecting Remedies of Dissenting Shareholders

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                  Appendix II

                                  APPENDIX III

                          OPINION OF FINANCIAL ADVISOR

                               December 21, 1995

Board of Directors
Royall Financial Corporation
519 North Sycamore
Palestine, Texas  75801

Members of the Board:

You have requested our opinion, as an independent financial analyst to the common shareholders of Royall Financial Corporation, Palestine, Texas ("Company"), as to the fairness, from a financial point of view to the common shareholders of Company, of the terms of the proposed merger of Company with and into Compass Bancshares, Inc., Birmingham, Alabama ("Compass"). Pursuant to the terms of the Agreement and Plan of Merger, each holder of Company Common Stock shall receive Merger Consideration equal to the quotient of 550,000 shares of Compass common stock, divided by the number of Shares of Company Common Stock outstanding immediately prior to the Effective Time for each share of Company Common Stock so held. In the event the average closing sale price of the Compass Common Stock as reported by the NASDAQ National Market System for the 20 days of trading preceding the tenth business day prior to the first business day following the last received regulatory approval from the FDIC and the FRB and the expiration of any applicable waiting period with respect thereto is less than $29.00 per share, the Company may either (i) terminate this Agreement by written notice to Compass within ten business days after the Share Determination Market Value of less than $29.00 per share is capable of being determined, or
(ii) agree to accept an aggregate of 550,000 shares of Compass Common Stock.

As part of its banking analysis business, Alex Sheshunoff & Co. Investment Banking is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. Investment Banking has provided professional services and products to Company and Compass. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed (i) the Agreement and Plan of Merger dated December 14, 1995; (ii) the external auditor's reports to the Board of Directors of Company and the internal audit function of Compass; (iii) the September 30, 1995 balance sheet and income statement for each organization and the audited December 31, 1994 and December 31, 1993 balance sheet and income statement for each organization; (iv) each organization's rate sensitivity analysis reports; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of Company; (ix) a listing of unfunded letters of credit and any other off-balance sheet risks for each organization; (x) the minutes of the Board of Directors meetings of Company; (xi) the Board report for each organization;
(xii) the listing and description of significant real properties for each organization; (xiii) the directors and officers liability and blanket bond insurance policies for each organization; and (xiv) market conditions and current trading levels of outstanding equity securities of both organizations.

We have also had discussions with the management of Company and Compass regarding their respective financial results and have analyzed the most current financial data available on Company and Compass. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of Company and Compass to discuss the foregoing information with them.

We have considered certain financial data of Company and Compass, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Company and Compass.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all Company shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Company and Compass, it is our opinion as of December 21, 1995, that the terms of the proposed merger of Company with and into Compass are fair to all Company shareholders from a financial point of view.

Our opinion does not constitute an endorsement of the merger or a recommendation to any stockholder of Company as to how such stockholder should vote.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

                            Respectfully submitted,

                             ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING
                                 AUSTIN, TEXAS

                                Wade Schuessler
                                 Vice President

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20:
- -------

     Section 17 of Article V of Compass' By-Laws provides in part as follows:

          Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law (the "GCL"), directors, advisory directors and officers of a Delaware corporation are entitled to indemnification permitted by the statute as provided in such corporation's certificate of incorporation, by-laws, resolutions and other proper action.


     In addition, Article 8 of Compass' Restated Certificate of Incorporation, as amended, provides:

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

This provision is identical to, and is authorized by, 1986 amendments to the GCL, Section 102(b)(7).

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Compass pursuant to the foregoing provisions, or otherwise, Compass has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Compass of expenses incurred or paid by a director, officer or controlling person of Compass in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Compass will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21:  Exhibits and Financial Statement Schedules.
- -------   -------------------------------------------

     An index to Exhibits appears at pages II-5 through II-6 hereof.

Item 22:  Undertakings.
- -------   ------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 31, 1996.

                                    COMPASS BANCSHARES, INC.


                                    By: *
                                       -----------------------------------------
                                       D. Paul Jones, Jr.
                                       Its Chairman and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                  DATE

*

- -----------------------------------  Director, Chairman and      May 31, 1996
D. Paul Jones, Jr.                   Chief Executive Officer

*
- -----------------------------------  Chief Financial Officer     May 31, 1996
Garrett R. Hegel

*
- -----------------------------------  Chief Accounting Officer    May 31, 1996
Michael A. Bean                      and Controller


- -----------------------------------  Director                    May __, 1996
Stanley M. Brock


- -----------------------------------  Director                    May __, 1996
Charles W. Daniel

*
- -----------------------------------  Director                    May 31, 1996
William Eugene Davenport

*
- -----------------------------------  Director                    May 31, 1996
Marshall Durbin, Jr.

*
- -----------------------------------  Director                    May 31, 1996
Tranum Fitzpatrick

*
- -----------------------------------  Director                    May 31, 1996
George W. Hansberry

*
- -----------------------------------  Director                    May 31, 1996
John S. Stein


- -----------------------------------  Director                    May __, 1996
Robert J. Wright


*By:/s/ Daniel B. Graves
    -------------------------------
    Daniel B. Graves, Attorney-in-fact                           May 31, 1996

                               INDEX TO EXHIBITS



 Exhibit Number              Description of Exhibit
 ==============              ======================

         2 Agreement and Plan of Merger by and between Compass Bancshares, Inc. and Royall Financial Corporation, dated as of December 14, 1995, as amended (included as Appendix I to the Proxy Statement/Prospectus in Part I of this Registration Statement)

        *3(a) Restated Certificate of Incorporation of the Registrant dated May 17, 1982 (Filed with the December 31, 1982 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *3(b) Certificate of Amendment dated May 20, 1986 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference) (File No. 0-6032)

        *3(c) Certificate of Amendment dated May 15, 1987 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1.2 to Post-Effective Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-10797 and incorporated herein by reference) (File No. 0-6032)

        *3(d) Certificate of Amendment dated November 8, 1993 to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3(d) to Registration Statement on Form S-4 Registration No. 33-51919 and incorporated herein by reference) (File No. 0-6032)

        *3(e) Certificate of Amendment, dated September 19, 1994, to the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.5 to Registration Statement on Form S-4 Registration No. 33-55899, and incorporated herein by reference) (File No. 0-6032)

        *3(f) Bylaws of the Registrant (Amended and Restated as of March 15, 1982) (Filed with the December 31, 1982 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

         5 Opinion and consent of Jerry W. Powell, Esquire, as to the legality of the securities being registered

         8 Opinion and consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., regarding tax matters

       *10(a) Compass Bancshares, Inc., 1982 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form S-8 filed June 15, 1983, with the Commission).

 Exhibit Number              Description of Exhibit
 ==============              ======================

        *10(b) Compass Bancshares, Inc. 1989 Long Term Incentive Plan (filed as Exhibit 28 to Registration
                             Statement on Form S-8 Registration No. 39095 and incorporated herein by reference) (File No. 0-6032)

        *10(c) Supplemental Retirement Agreement dated as of March 18, 1991, between the Registrant and Harry
                             B. Brock, Jr. (filed as Exhibit 10 to the December 31, 1991 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *10(d) Employment Agreement dated December 14, 1994, between Compass Bancshares, Inc. and D. Paul
                             Jones, Jr. (filed as Exhibit 10(d) to the December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *10(e) Employment Agreement dated December 14, 1994, between Compass Bancshares, Inc. and Jerry W. Powell (filed as Exhibit 10(e) to the December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *10(f) Employment Agreement dated December 14, 1994, between Compass Bancshares, Inc. and Garrett R. Hegel (filed as Exhibit 10(f) to the December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *10(g) Employment Agreement dated December 14, 1994, between Compass Bancshares, Inc. and Byrd Williams (filed as Exhibit 10(g) to the December 31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *10(h) Employment Agreement dated December 14, 1994, between Compass Bancshares, Inc. and Charles E. McMahen (filed as Exhibit 10(h) to the December
                             31, 1994 Form 10-K of the Registrant and incorporated herein by reference) (File No. 0-6032)

        *13(a) The Registrant's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-6032)

         21                  List of Subsidiaries of Compass Bancshares, Inc.

         23(a) Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants--Compass Bancshares, Inc.

         23(b) Consent of Harrell, Rader, Bonner & Bolton, LLP, Independent Certified Public Accountants--Royall Financial Corporation

 Exhibit Number              Description of Exhibit
 ==============              ======================


        23(d) Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in the opinion in Exhibit 8)

        24(a)                Power of Attorney

        24(b)                Compass Board of Directors Resolutions

        99(a)                Notice of Special Meeting of Shareholders of Royall

        99(b) Form of Proxy for Special Meeting of Shareholders of Royall

        99(c)                Chairman's letter to Royall Shareholders


__________________________
*Incorporated by reference